As filed with the Securities and Exchange Commission on June 10, 2014

Registration Nos. 333-195654 and 333-195654-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT
ON

FORM S-3

UNDER

THE SECURITIES ACT OF 1933

CONSUMERS ENERGY COMPANY (Exact Name of Registrant and Sponsor as Specified in Its Charter)	CONSUMERS 2014 SECURITIZATION FUNDING LLC (Exact Name of Registrant and Issuing Entity as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	Delaware (State or Other Jurisdiction of Incorporation or Organization)

38-0442310 (I.R.S. Employer Identification Number)	46-5038143 (I.R.S. Employer Identification Number)

One Energy Plaza Jackson, Michigan 49201 (517) 788-0550 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	One Energy Plaza Jackson, Michigan 49201 (517) 788-1030 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Catherine M. Reynolds
General Counsel
Consumers Energy Company
One Energy Plaza
Jackson, Michigan 49201
(517) 788-1030

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a Copy to:

David S. Baxter, Esq.
Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, New York 10036-4039
(212) 858-1222

Approximate Date of Commencement of Proposed Sale to the Public:

From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, please check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 under the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒ (do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Senior Secured Securitization Bonds, Series 2014A	$389,600,000	100	%(1)	$389,600,000	(1)	$50,051.68	(2)

(1)                   Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2)                   $128.80 of the registration fee was previously paid on May 2, 2014.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. The bonds may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement Dated June 10, 2014

PROSPECTUS SUPPLEMENT

(To Prospectus dated           , 2014)

$

Consumers 2014 Securitization Funding LLC

Issuing Entity

Senior Secured Securitization Bonds, Series 2014A

Tranche	Expected Weighted Average Life (Years)	Principal Amount Issued	Scheduled Final Payment Date	Final Maturity Date	Interest Rate		Initial Price to Public		Underwriting Discounts and Commissions(1)		Proceeds to Issuer (Before Expenses)
A-1		$				%		%		%	$
A-2		$				%		%		%	$
A-3		$				%		%		%	$

(1)   We have agreed to pay or reimburse the underwriters for certain fees and expenses in connection with this offering. See “Underwriting the Bonds” and “Use of Proceeds”.

The total price to the public is $          . The total amount of the underwriting discounts and commissions is $          . The total amount of proceeds to the issuing entity before deduction of expenses (estimated to be $          ) is $          .

Investing in the Senior Secured Securitization Bonds, Series 2014A involves risks. Please read “Risk Factors” beginning on page 10 of the accompanying prospectus.

Consumers 2014 Securitization Funding LLC, or the issuing entity, is issuing $           of Senior Secured Securitization Bonds, Series 2014A, referred to in this prospectus supplement as the securitization bonds or the bonds, in three tranches. Consumers Energy Company, or Consumers Energy, is the depositor, seller, initial servicer and sponsor with regard to the bonds. The bonds are senior secured obligations of the issuing entity supported by the securitization property, described in this prospectus supplement, which includes the right to a special, irrevocable nonbypassable charge, known as a securitization charge, paid by Michigan retail electric distribution customers of Consumers Energy (or any successor) based on their electricity usage as discussed in this prospectus supplement and the accompanying prospectus. Act 142 (defined in this prospectus supplement) mandates that securitization charges be adjusted at least annually, and the Michigan Public Service Commission, or the MPSC, further permits true-up adjustments to occur semi-annually (and in certain circumstances quarterly or more frequently) if necessary, in each case to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds, as described further in this prospectus supplement and the accompanying prospectus. Credit enhancement for the bonds will be provided by these true-up adjustments as well as by accounts held under the indenture described in this prospectus supplement and the accompanying prospectus.

The bonds represent obligations only of the issuing entity and do not represent obligations of Consumers Energy or any of its affiliates other than the issuing entity. The bonds are secured by the assets of the issuing entity, consisting principally of the securitization property and funds on deposit in the collection account for the bonds and related subaccounts. Please read “The Bonds—The Collateral” and “—The Securitization Property” and “Credit Enhancement” in this prospectus supplement. The bonds are not a debt or obligation of the State of Michigan and are not a charge on its full faith and credit or taxing power.

In its financing order, the MPSC affirms that it will act pursuant to its financing order to ensure that the expected securitization charges are sufficient to pay on a timely basis scheduled principal of and interest on the bonds and the ongoing other qualified costs as described below in this prospectus supplement and the accompanying prospectus. The financing order, together with the securitization charges authorized by the financing order, are irrevocable and not subject to reduction, impairment, postponement, termination or adjustment by further action of the MPSC, except by use of the true-up adjustment procedures approved in the financing order.

Additional information is contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus carefully before you decide to invest in the bonds. This prospectus supplement may not be used to offer or sell the bonds unless accompanied by the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters expect to deliver the bonds through the book-entry facilities of The Depository Trust Company, or DTC, against payment in immediately available funds on or about           , 2014. Each bond will be entitled to interest on            and            of each year. The first scheduled payment date is           , 2014. Interest will accrue from           , 2014 and must be paid by the purchaser if the bonds are delivered after that date. There currently is no secondary market for the bonds, and we cannot assure you that one will develop.

Citigroup	Goldman, Sachs & Co.

The date of this prospectus supplement is           , 2014.

Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in the offering described in this prospectus supplement, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

S-i

READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about us, the bonds and Consumers Energy Company, or Consumers Energy, the depositor, seller, initial servicer and sponsor of the bonds. This prospectus supplement and the accompanying prospectus describe the terms of the bonds offered hereby.

References in this prospectus supplement and the accompanying prospectus to the term we, us or the issuing entity mean Consumers 2014 Securitization Funding LLC, the entity that will issue the bonds. References to the securitization bonds or the bonds, unless the context otherwise requires, mean the securitization bonds offered pursuant to this prospectus supplement. References to Consumers Energy, the depositor, the seller, the initial servicer or the sponsor mean Consumers Energy Company. References to the bondholders or the holders refer to the registered holders of the securitization bonds. References to the servicer refer to Consumers Energy, initially acting in that capacity, and any successor servicer, under the servicing agreement referred to in this prospectus supplement. References to Act 142 refer to the laws of the State of Michigan adopted in June 2000 enacted as 2000 PA 142, as amended, which authorizes the MPSC to approve the recovery of qualified costs by certain electric utilities through the issuance of securitization bonds. Unless the context otherwise requires, the term customer means a Michigan retail electric distribution customer of an electric utility such as Consumers Energy, and covered electric customer means all existing and future retail electric distribution customers of Consumers Energy or its successors, except for (i) customers taking retail open access, or ROA, service from Consumers Energy as of December 6, 2013 to the extent that those ROA customers remain, without transition to bundled service, on Consumers Energy’s retail choice program, or current choice customers, (ii) customers to the extent they obtain or use self-service power (as defined under “Glossary of Defined Terms” in the accompanying prospectus) or (iii) customers to the extent engaged in affiliate wheeling (as defined under “Glossary of Defined Terms” in the accompanying prospectus). References to the MPSC refer to the Michigan Public Service Commission. You can find a glossary of some of the other defined terms we use in this prospectus supplement and the accompanying prospectus beginning on page 95 of the accompanying prospectus.

We have included cross-references to sections in this prospectus supplement and the accompanying prospectus where you can find further related discussions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any other written communication from us or the underwriters specifying the terms of this offering. Neither we nor any underwriter, any agent, any dealer, any salesperson, the MPSC or Consumers Energy has authorized anyone else to provide you with any different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement is current only as of the date of this prospectus supplement.

SUMMARY OF TERMS

The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the bonds, carefully read this entire document and the accompanying prospectus.

Securities offered:

$          of Senior Secured Securitization Bonds, Series 2014A, scheduled to pay principal semi-annually and sequentially in accordance with the expected sinking fund schedule. Only the bonds are being offered through this prospectus supplement.

Issuing entity and capital structure:

Consumers 2014 Securitization Funding LLC is a special purpose Delaware limited liability company. Consumers Energy Company is our sole member and owns all of our equity interests. We have no commercial operations. We were formed solely to purchase and own securitization property (as defined under “Glossary of Defined Terms” in the accompanying prospectus), to issue the bonds and to perform activities incidental thereto. Please read “Consumers 2014 Securitization Funding LLC, the Issuing Entity” in the accompanying prospectus.

In addition to the securitization property, we will be capitalized with an upfront cash deposit equity contribution from Consumers Energy equal to 0.5% of the bonds’ initial principal amount issued held in the capital subaccount (as defined under “Glossary of Defined Terms” in the accompanying prospectus) and will have an excess funds subaccount (as defined under “Glossary of Defined Terms” in the accompanying prospectus) to retain any amounts collected and remaining on a payment date (as defined under “Glossary of Defined Terms” in the accompanying prospectus) after all payments on the bonds and all ongoing other qualified costs (as defined under “Glossary of Defined Terms” in the accompanying prospectus) have been made.

Purpose of transaction:	This issuance of the bonds will enable Consumers Energy to recover certain qualified costs in the State of Michigan. Please read “Act 142” in the accompanying prospectus.

Our address:	One Energy Plaza Jackson, Michigan 49201

Our telephone number:	(517) 788-1030

Our managers:	The following is a list of our managers as of the date of issuance of the bonds:

	Name	Age	Background

	Melissa M. Gleespen	46

Vice President, Secretary and manager of the issuing entity. Vice President and Corporate Secretary for CMS Energy Corporation, or CMS Energy, and Consumers Energy since October 2013. Joined CMS Energy and Consumers Energy in April 2013 as Supervisory Assistant General Counsel. Law Director and Assistant Corporate Secretary for Owens Corning from June 2012 through April 2013. Senior Securities Counsel and Assistant Corporate Secretary for Owens Corning from March 2009 through June 2012.

	Catherine M. Reynolds	57

Senior Vice President, General Counsel and manager of the issuing entity. Senior Vice President and General Counsel of CMS Energy and Consumers Energy since 2013. Vice President, Deputy General Counsel and Corporate Secretary of CMS Energy and Consumers Energy from 2012-2013. Vice President and Corporate Secretary of CMS Energy and Consumers Energy from 2006-2012.

	Thomas J. Webb	61	Executive Vice President and manager of the issuing entity. Executive Vice President and Chief Financial Officer of CMS Energy and Consumers Energy since 2002.

	Orlando C. Figueroa	54	Manager of the issuing entity. Managing Director of Lord Securities Corporation since 2005.

	Dewen Tarn	34	Manager of the issuing entity. Senior Vice President of Lord Securities Corporation since July 2012. Associate at Seward & Kissel LLP from April 2007 through June 2012.

Credit ratings:	We expect the bonds will receive credit ratings from two nationally recognized statistical rating organizations. Please read “Ratings for the Securitization Bonds” in the accompanying prospectus.

The depositor, seller, sponsor and initial servicer of the securitization property:

Consumers Energy, a wholly-owned subsidiary of CMS Energy, is an electric and gas utility company serving Michigan’s lower peninsula. Consumers Energy owns and operates electric distribution and generation facilities and gas transmission, storage and distribution facilities. Consumers Energy serves individuals and businesses operating in the alternative energy, automotive, chemical, metal and food products industries, as well as a diversified group of other industries. Consumers Energy provides electricity and/or natural gas to approximately 6.5 million of Michigan’s 10 million residents. Consumers Energy’s rates and certain other aspects of its business are subject to the jurisdiction of the MPSC and the Federal Energy Regulatory Commission. The bonds do not constitute a debt, liability or other legal obligation of Consumers Energy or CMS Energy. Consumers Energy, acting as the initial servicer, and any successor or assignee servicer, will service the securitization property securing the bonds under a servicing agreement with us. Please read “The Depositor, Seller, Initial Servicer and Sponsor” and “The Servicing Agreement” in the accompanying prospectus.

Consumers Energy’s address:	One Energy Plaza Jackson, Michigan 49201

Consumers Energy’s telephone number:	(517) 788-0550

Use of proceeds:

We will use the net proceeds from the sale of the bonds to pay our costs of issuance of the bonds and for our other initial costs of the transaction, or to reimburse Consumers Energy for expenses of authorization, issuance and sale of the bonds, and the balance will be used by us to purchase the securitization property from Consumers Energy. Consumers Energy will use the proceeds from the sale of the securitization property to retire a portion of its existing debt and/or equity. Please read “Use of Proceeds” in this prospectus supplement and in the accompanying prospectus.

Bond structure:

Sinking fund bond: tranche A-1, expected weighted average life       years, tranche A-2, expected weighted average life       years, and tranche A-3, expected weighted average life       years. The bonds are scheduled to pay principal semi-annually and sequentially. Please read “Expected Amortization Schedule” in this prospectus supplement.

Trustee:

The Bank of New York Mellon, a New York banking corporation. Please read “The Trustee” in the accompanying prospectus for a description of the duties and responsibilities of the trustee under the indenture (each as defined under “Glossary of Defined Terms” in the accompanying prospectus).

Average life profile:

Prepayment is not permitted. Extension risk is possible but is expected to be statistically remote. Please read “Expected Amortization Schedule—Weighted Average Life Sensitivity” in this prospectus supplement and “Weighted Average Life and Yield Considerations for the Securitization Bonds” in the accompanying prospectus.

No optional redemption:	No optional redemption. Non-callable for the life of the bonds.

Minimum denomination:	$100,000, or integral multiples of $1,000 in excess thereof, except that one bond of each tranche may be of a smaller denomination.

Credit/security:

The bonds will be secured primarily by the securitization property, which includes our irrevocable right to impose, collect and receive a nonbypassable (as defined under “Glossary of Defined Terms” in the accompanying prospectus) consumption-based securitization charge from covered electric customers (approximately 1.8 million covered electric customers as of December 31, 2013). Securitization charges are set and periodically adjusted to collect amounts sufficient to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. Please read “Credit Enhancement—True-Up Mechanism for Payment of Scheduled Principal and Interest” in this prospectus supplement, as well as the chart entitled “Parties to Transaction and Responsibilities” in the section captioned “Prospectus Summary”, and “Act 142” and “Description of the Securitization Property—Creation of Securitization Property”, in the accompanying prospectus.

Neither the securitization property nor the other collateral securing the bonds is or will be a static pool of assets. The securitization property consists of all of Consumers Energy’s rights and interests established pursuant to the financing order issued by the MPSC, referred to in this prospectus supplement as the financing order, transferred to us in connection with the issuance of the bonds, including the irrevocable right to impose, collect and receive nonbypassable securitization charges and the right to implement the true-up mechanism (as defined under “Glossary of Defined Terms” in the accompanying prospectus) discussed below. Upon the sale of the securitization property to us and the pledge to the trustee under the indenture, the securitization property will constitute a present property right created by Act 142 and the financing order and is protected by the state pledge in Act 142 described below.

The bonds are secured only by our assets, including the securitization property and also the funds on deposit in the collection account (as defined under “Glossary of Defined Terms” in the accompanying prospectus) for the bonds and related subaccounts. The subaccounts consist of a general subaccount (as defined under “Glossary of Defined Terms” in the accompanying prospectus), into which the servicer will deposit all securitization charge collections, a capital subaccount, which will be funded at closing in the amount of 0.5% of the initial aggregate principal amount of the bonds, and an excess funds subaccount, into which we will transfer any amounts collected and remaining on a payment date after all payments to bondholders and other parties (including Consumers Energy) have been made and any amounts drawn from the capital subaccount are replenished through the true-up mechanism. Amounts on deposit in each of these subaccounts will be available to make payments on the bonds on each payment date. For a description of the securitization property, please read “The Bonds—The Securitization Property” in this prospectus supplement.

State pledge:

The State of Michigan has pledged in Act 142, for the benefit and protection of the holders of securitization bonds, including trustees, collateral agents and other persons acting for the benefit of the holders of securitization bonds, or the financing parties, under the financing order and Consumers Energy, that it will not take or permit any action that would impair the value of the securitization property, reduce or alter, except as allowed in connection with a true-up adjustment (as defined under “Glossary of Defined Terms” in the accompanying prospectus), or impair the securitization charges to be imposed, collected and remitted to the financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed, in connection with the securitization bonds have been paid and performed in full.

Michigan has both a voter initiative and a referendum process. The time for challenging Act 142 through a referendum has expired, but the right of voters in Michigan to enact laws by initiative can be exercised at any time, provided a prescribed process is followed and successfully concluded. Constitutional protections against actions that violate the pledge of the State of Michigan should apply whether legislation is passed by the Michigan legislature or is brought about by a voter initiative.

Please read “Act 142—Electric Utilities May Securitize Qualified Costs” in the accompanying prospectus.

True-up mechanism for payment of scheduled principal and interest:

Act 142 and the financing order mandate that securitization charges on covered electric customers be reviewed and adjusted by the MPSC at least annually to correct any overcollections or undercollections of the preceding 12 months and to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. In addition, the financing order provides that true-up adjustments are required on a semi-annual basis (or, one year prior to the last scheduled final payment date for the latest maturing tranche, on a quarterly basis) if the servicer determines that a true-up adjustment is necessary to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. True-up adjustments may also be made by the servicer more frequently at any time, without limits as to frequency, if the servicer determines that a true-up adjustment is necessary to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. The financing order permits mid-year true-up adjustments to be implemented immediately without additional MPSC approval if the proposed true-up adjustment is not opposed. Please read “Consumers Energy’s Financing Order—True-Up Mechanism” in the accompanying prospectus. In the financing order, the MPSC affirms that it will act pursuant to the financing order to ensure that expected securitization charges are sufficient to pay on a timely basis all scheduled principal of and interest on the bonds and ongoing other qualified costs in connection with the securitization bonds.

There is no cap on the level of securitization charges that may be imposed on covered electric customers to pay on a timely basis scheduled principal of and interest on the bonds and ongoing other qualified costs. Such securitization charges may continue to be imposed, charged and collected until the bonds are paid in full, except that securitization charges may not be billed more than 15 years after the beginning of the first complete billing cycle during which securitization charges were initially placed on any covered electric customer’s bill. Through the true-up mechanism, which adjusts for undercollections of securitization charges due to any reason, and during that 15-year period, covered electric customers share in the liabilities of all other covered electric customers for the payment of securitization charges.

Please read “Act 142—Electric Utilities May Securitize Qualified Costs” and “The Servicing Agreement—True-Up Adjustment Process” in the accompanying prospectus.

Nonbypassable securitization charges:

Act 142 provides that the securitization charges are nonbypassable, and the financing order requires the imposition and the collection of securitization charges from all existing and future covered electric customers. Covered electric customers do not include (i) current choice customers, (ii) customers to the extent they obtain or use self-service power or (iii) customers to the extent engaged in affiliate wheeling. Any successor to Consumers Energy under Act 142, whether pursuant to any bankruptcy, reorganization or other insolvency proceeding or pursuant to any merger, acquisition, sale or transfer, by operation of law, as a result of electric utility restructuring or otherwise, must perform and satisfy all obligations of Consumers Energy under Act 142. The securitization charges are applied to covered electric customers individually and are adjusted and reallocated among all such covered electric customers as necessary under the true-up mechanism. Please read “The Securitization Charges” in this prospectus supplement and “Consumers Energy’s Financing Order” and “The Servicing Agreement—True-Up Adjustment Process” in the accompanying prospectus. Please also read “Risk Factors—Other Risks Associated with an Investment in the Securitization Bonds” in the accompanying prospectus.

Priority of payments:	On each payment date for the bonds, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following order of priority:

1. payment of the trustee’s fees, expenses and outstanding indemnity amounts;

2.     payment of the servicing fee relating to the bonds, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates as described under “The Servicing Agreement—Servicing Compensation” in the accompanying prospectus;

3.     payment of the administration fee, which will be a fixed amount specified in the administration agreement between us and Consumers Energy, and of the fees of our independent managers, which will be in an amount specified in an agreement between us and our independent managers, each as described in the table on page S-16, plus any unpaid administration or management fees from prior payment dates;

4.     payment of all of our other ordinary periodic operating expenses relating to the bonds, such as accounting and audit fees, rating agency and related fees (i.e. website provider fees), legal fees and certain reimbursable costs of the administrator under the administration agreement;

5. payment of the interest then due on the bonds, including any past-due interest (together with, to the extent lawful, interest thereon);

6.     payment of the principal required to be paid on the bonds on the final maturity date or as a result of acceleration upon an event of default (as defined under “Description of the Securitization Bonds—Events of Default; Rights Upon Event of Default” in the accompanying prospectus);

7.     payment of the principal then scheduled to be paid on the bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal, paid pro rata among the bonds if there is a deficiency;

8.     payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents (as defined under “Glossary of Defined Terms” in the accompanying prospectus);

9. replenishment of any amounts drawn from the capital subaccount;

10.  so long as no event of default has occurred and is continuing, release to Consumers Energy of an amount equal to investment earnings since the previous payment date (or, in the case of the first payment date, since the issuance date) on the initial amount deposited by it into the capital subaccount;

11. allocation of the remainder, if any, to the excess funds subaccount; and

12.  after the bonds have been paid in full and discharged and all of the foregoing amounts are paid in full, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The annual servicing fee for the bonds in clause 2 payable to Consumers Energy or any affiliate thereof while it is acting as servicer shall not at any time exceed 0.05% of the original principal amount of the bonds. The annual servicing fee for the bonds payable to any other servicer not affiliated with Consumers Energy shall not at any time exceed 0.75% of the original principal amount of the bonds. Please read “Credit Enhancement—How Funds in the Collection Account Will Be Allocated” in this prospectus supplement.

Other securitization bonds being serviced by Consumers Energy:

Consumers Energy will be the initial servicer of the securitization bonds. Consumers Energy currently acts as servicer with respect to the Securitization Bonds, Series 2001-1, or the 2001-1 securitization bonds, issued by Consumers Funding LLC, a wholly-owned subsidiary of Consumers Energy, or the 2001-1 securitization bond issuer. Please read “Relationship to the 2001-1 securitization bonds” in this prospectus supplement.

Relationship to the 2001-1 securitization bonds:

In November 2001, the 2001-1 securitization bond issuer issued and sold $468,592,000 of 2001-1 securitization bonds in accordance with a financing order and order on rehearing issued by the MPSC on October 24, 2000 and January 4, 2001, respectively. After giving effect to payments on the 2001-1 securitization bonds on the April 20, 2014 quarterly payment date, the 2001-1 securitization bonds had $70,614,670 in aggregate principal amount outstanding, which was equal to the amount set forth in the expected amortization schedule for the 2001-1 securitization bonds. The final legal maturity date of the 2001-1 securitization bonds is October 20, 2016, and the expected final payment date of the 2001-1 securitization bonds is October 20, 2015. Consumers Energy currently acts as servicer with respect to the 2001-1 securitization bonds. The 2001-1 securitization bond issuer will have no obligations under the securitization bonds, and we have no obligations under the 2001-1 securitization bonds. The security pledged to secure the securitization bonds will be separate from the security that is securing the 2001-1 securitization bonds. Please read “Relationship to the 2001-1 Securitization Bonds” in the accompanying prospectus.

Initial securitization charge as a percentage of covered electric customer’s total electricity bill:

The initial securitization charge for the bonds is expected to represent approximately 1% of the total monthly electric bill received by an average 656 kilowatt-hour, or kWh, Michigan residential covered electric customer served by Consumers Energy as of March 31, 2014. When combined with the securitization charges for the 2001-1 securitization bonds, the cumulative securitization charges would be expected to represent approximately 2.6% of the total monthly electric bill by an average 656 kWh Michigan residential covered electric customer served by Consumers Energy as of March 31, 2014.

Tax treatment:	Please read “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus.

ERISA eligible:	Yes; please read “ERISA Considerations” in the accompanying prospectus.

Payment dates and interest accrual:

Semi-annually,            and            and on the final maturity date for any tranche. Interest will be calculated on a 30/360 basis. The first scheduled payment date is          , 2014. If any interest payment date is not a business day (as defined under “Glossary of Defined Terms” in the accompanying prospectus), payments scheduled to be made on such date may be made on the next business day and no interest shall accrue upon such payment during the intervening period.

Interest is due on each payment date for each tranche, and principal is due upon the final maturity date for each tranche.

Expected settlement:	The issuance date will be on or about , 2014, settling flat. DTC, Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Risk factors:	You should consider carefully the risk factors beginning on page 10 of the accompanying prospectus before you invest in the bonds.

THE BONDS

We will issue the bonds and secure their payment under an indenture that we will enter into with The Bank of New York Mellon, as trustee, referred to in this prospectus supplement and the accompanying prospectus as the trustee. We will issue the bonds in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof, except that we may issue one bond in each tranche in a smaller denomination. The initial principal balance, scheduled final payment date, final maturity date and interest rate for each tranche of the bonds are stated in the table below:

Tranche	Expected Weighted Average Life (Years)	Principal Amount Issued	Scheduled Final Payment Date	Final Maturity Date	Interest Rate
A-1		$				%
A-2		$				%
A-3		$				%

The scheduled final payment date for each tranche of the bonds is the date when the outstanding principal balance of that tranche will be reduced to zero if we make payments according to the expected amortization schedule for that tranche. The final maturity date for each tranche of bonds is the date when we are required to pay the entire remaining unpaid principal balance, if any, of all outstanding bonds of that tranche. The failure to pay principal of any tranche of the bonds by the final maturity date for that tranche is an event of default, but the failure to pay principal of any tranche of the bonds by the related scheduled final payment date will not be an event of default. Please read “Description of the Securitization Bonds—Interest and Principal on the Securitization Bonds” and “Description of the Securitization Bonds—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

The Collateral

The bonds will be secured under the indenture by all of our assets relating to the bonds. The principal asset pledged will be the securitization property relating to the bonds, which will constitute a present property right created under Act 142 by the financing order. The collateral includes all of our right, title and interest (whether owned on the issuance date or thereafter acquired or arising) in and to the following property:

·                  the securitization property created under and pursuant to the financing order and Act 142, and transferred by the seller to us pursuant to the sale agreement (as defined under “Glossary of Defined Terms” in the accompanying prospectus) (including, to the fullest extent permitted by law, the right to impose, collect and receive securitization charges, the right to obtain periodic adjustments to those charges, and all revenue, collections, payments, money and proceeds arising out of the rights and interests created under the financing order);

·                  all securitization charges related to the securitization property;

·                  the sale agreement and the bill of sale executed in connection therewith and all property and interests in property transferred under the sale agreement and the bill of sale with respect to the securitization property and the securitization bonds;

·                  the servicing agreement, the administration agreement, the intercreditor agreement (as defined under “Glossary of Defined Terms” in the accompanying prospectus) and any subservicing, agency, administration or collection agreements executed in connection therewith, to the extent related to the foregoing securitization property and the securitization bonds;

·                  the collection account, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto;

·                  all rights to compel the servicer to file for and obtain true-up adjustments to the securitization charges in accordance with Act 142 and the financing order;

·                  all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute securitization property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property;

·                  all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing; and

·                  all payments on or under and all proceeds in respect of any or all of the foregoing.

The collateral does not include:

·                  cash that has been released pursuant to the terms of the indenture; and

·                  amounts deposited with us on the issuance date, for payment of costs of issuance with respect to the bonds (together with any interest earnings thereon).

Please read “Security for the Securitization Bonds” in the accompanying prospectus.

The Securitization Property

In general terms, all of the rights and interests of Consumers Energy established pursuant to the financing order, upon transfer to us pursuant to the sale agreement, are referred to in this prospectus supplement as the securitization property. The securitization property includes the right to impose, collect and receive securitization charges payable by all covered electric customers in an amount necessary to provide the full recovery of all qualified costs. Under the financing order, the customers responsible for paying securitization charges consist of all of Consumers Energy’s covered electric customers. Covered electric customers do not include (i) current choice customers, (ii) customers to the extent they obtain or use self-service power or (iii) customers to the extent engaged in affiliate wheeling. Any successor to Consumers Energy under Act 142, whether pursuant to any bankruptcy, reorganization or other insolvency proceeding or pursuant to any merger, acquisition, sale or transfer, by operation of law, as a result of electric utility restructuring or otherwise, must perform and satisfy all obligations of Consumers Energy under Act 142.

During the twelve months ended December 31, 2013, approximately 39% of Consumers Energy’s total electric usage (as measured by billed gigawatt-hour sales) in the State of Michigan was to residential customers, approximately 23% was to secondary customers and approximately 37% was to primary customers.

We will purchase the securitization property from Consumers Energy. Neither the securitization property nor the other collateral securing the bonds is or will be a static pool of assets. Securitization charges authorized in the financing order are irrevocable and not subject to reduction, impairment, postponement, termination or, except for the specified true-up adjustments to correct any overcollections or undercollections, adjustment by further action of the MPSC. Securitization charges on covered electric customers will be adjusted at least annually to correct any overcollections or undercollections of the preceding 12 months and to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. Securitization charges will be adjusted semi-annually (or, one year prior to the last scheduled final payment date for the latest maturing tranche, quarterly) if the servicer determines that a true-up adjustment is necessary to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. True-up adjustments to securitization charges may also be made by the servicer more frequently at any time, without limits as to frequency, if the servicer determines that a true-up adjustment is necessary to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. The financing order permits mid-year true-up adjustments to be implemented immediately without additional MPSC approval if the proposed true-up adjustment is not opposed. Please read “Credit Enhancement—True-Up Mechanism for Payment of Scheduled Principal and Interest” in this prospectus supplement. All revenues and collections resulting from securitization charges provided for in the financing order are part of the securitization property. The securitization property relating to the bonds is described in more detail under “Description of the Securitization Property” in the accompanying prospectus.

The servicer will bill, collect and post securitization charges allocable to the bonds from covered electric customers. Prior to the date on which the servicer remits the securitization charges to the trustee, the securitization charges may be commingled with the servicer’s other funds, although the servicer will remit collections within two business days following the receipt of such securitization charges.

Because the amount of securitization charge collections will depend on the amount of covered electric customer usage of electricity, the amount of collections may vary substantially from year to year. Please read “The Depositor, Seller, Initial Servicer and Sponsor” in the accompanying prospectus.

Under the indenture, the trustee or the holders of the bonds have the right to foreclose or otherwise enforce the lien on the securitization property. However, in the event of foreclosure, there is likely to be a limited market, if any, for the securitization property. Therefore, foreclosure might not be a realistic or practical remedy. Please read “Risk Factors—Risk Associated with the Unusual Nature of the Securitization Property—Foreclosure of the trustee’s lien on the securitization property for the securitization bonds might not be practical, and acceleration of the securitization bonds before maturity might have little practical effect” in the accompanying prospectus.

Financing Order

On December 6, 2013, the MPSC issued the financing order relating to the bonds. The financing order authorizes Consumers Energy to securitize and cause to be issued bonds in one or more series in an aggregate principal amount not to exceed $389,600,000, representing qualified costs, as defined in Act 142, of the remaining book value of certain generating units and transaction and debt retirement costs. Consumers Energy unconditionally accepted all conditions and limitations requested by such order in a letter dated January 24, 2014 from Consumers Energy to the MPSC. As of January 24, 2014, the financing order was final and not subject to appeal.

The financing order also authorizes securitization charges in amounts sufficient to recover the principal of and interest on the bonds plus ongoing other qualified costs. The MPSC affirms that it will act pursuant to the financing order to ensure that expected securitization charges are sufficient to timely pay scheduled principal of and interest on the bonds and ongoing other qualified costs in connection with the securitization bonds. Please read “Consumers Energy’s Financing Order” in the accompanying prospectus.

Payment Dates, Record Dates and Payment Sources

Beginning           , 2014, we will make payments on the bonds semi-annually on each payment date, which is            and            of each year, or, if that day is not a business day, the following business day. On each payment date, we will make interest and principal payments to the persons or entities that are the holders of record as of the business day immediately prior to that payment date, which is referred to as the record date. On each payment date, we will pay amounts on outstanding bonds from amounts available in the collection account and the related subaccounts held pursuant to the indenture in the priority set forth under “Credit Enhancement—How Funds in the Collection Account Will Be Allocated” in this prospectus supplement. These available amounts, which will include amounts collected by the servicer for us with respect to the securitization charges, are described in greater detail under “Security For The Securitization Bonds—How Funds in the Collection Account will be Allocated” and “The Servicing Agreement—Remittances to Collection Account” in the accompanying prospectus.

Principal Payments

On each payment date, we will pay principal of the bonds to the bondholders equal to the sum, without duplication, of:

·                  the unpaid principal amount of any bond whose final maturity date is on that payment date;

·                  the unpaid principal amount of any bond upon acceleration following an event of default relating to the bonds;

·                  any overdue payments of principal;

·                  any unpaid and previously scheduled payments of principal; and

·                  the principal scheduled to be paid on any bond on that payment date,

but only to the extent funds are available in the collection account after payment of certain of our fees and expenses and after payment of interest as described under “—Interest Payments”. To the extent funds are so available, we will make scheduled payments of principal of the bonds in the following order:

1.              to the holders of the tranche A-1 bonds, until the principal balance of that tranche has been reduced to zero;

2.              to the holders of the tranche A-2 bonds, until the principal balance of that tranche has been reduced to zero; and

3.              to the holders of the tranche A-3 bonds, until the principal balance of that tranche has been reduced to zero.

However, unless the bonds have been accelerated following an event of default, we will not pay principal of any tranche of bonds on any payment date if making the payment would reduce the principal balance of that tranche to an amount lower than the amount specified in the expected amortization schedule below for that tranche on that payment date. Unless the bonds have been accelerated following an event of default, any excess funds remaining in the collection account after payment of principal, interest, ongoing other qualified costs and other applicable fees and expenses, replenishment of any amounts drawn from the capital subaccount and release of investment earnings on funds in the capital subaccount will be retained in the excess funds subaccount. The entire unpaid principal balance of each tranche of the bonds will be due and payable on the final maturity date for that tranche.

If an event of default under the indenture has occurred and is continuing, the trustee or the holders of a majority in principal amount of the bonds then outstanding may declare the unpaid principal balance of the bonds, together with accrued interest thereon, to be due and payable. However, the nature of our business will result in payment of principal upon an acceleration of the bonds being made as funds become available. Please read “Risk Factors—Risk Associated with the Unusual Nature of the Securitization Property—Foreclosure of the trustee’s lien on the securitization property for the securitization bonds might not be practical, and acceleration of the securitization bonds before maturity might have little practical effect” and “Risk Factors—Risk Associated with Limited Source of Funds—You may experience material payment delays or incur a loss on your investment in the securitization bonds because the source of funds for payment is limited” in the accompanying prospectus. If there is a shortfall in the amounts available to make principal payments on the bonds that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal from the collection account pro rata to each tranche of bonds based on the principal amount then due and payable on the payment date.

The expected sinking fund schedule below sets forth the corresponding principal payment that is scheduled to be made on each payment date for each tranche of the bonds from the issuance date to the scheduled final payment date. Similarly, the expected amortization schedule below sets forth the principal balance that is scheduled to remain outstanding on each payment date for each tranche of the bonds from the issuance date to the scheduled final payment date.

Expected Sinking Fund Schedule*

Semi-Annual Payment Date	Tranche A-1 Scheduled Principal Payment	Tranche A-2 Scheduled Principal Payment	Tranche A-3 Scheduled Principal Payment
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
Total Payments	$	$	$

* May not total due to rounding.

We cannot assure you that the principal balance of any tranche of the bonds will be reduced at the rate indicated in the table above. The actual reduction in tranche principal balances may occur more slowly. The actual reduction in tranche principal balances will not occur more quickly than indicated in the above table, except in the case of acceleration due to an event of default under the indenture. The bonds will not be in default if principal is not paid as specified in the schedule above, except that the bonds will be in default if the principal of any tranche is not paid in full on or before the final maturity date of that tranche.

Expected Amortization Schedule
Outstanding Principal Balance Per Tranche*

Semi-Annual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Issuance Date	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$
	$	$	$

* May not total due to rounding.

On each payment date, the trustee will make principal payments to the extent the principal balance of each tranche of the bonds exceeds the amount indicated for that payment date in the table above and to the extent of funds available in the collection account after payment of certain of our fees and expenses and after payment of interest.

Weighted Average Life Sensitivity

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor. The rate of principal payments on each tranche of bonds, the aggregate amount of each interest payment on each tranche of bonds and the actual final payment date of each tranche of bonds will depend on the timing of the servicer’s receipt of securitization charges from covered electric customers. Please read “Weighted Average Life and Yield Considerations for the Securitization Bonds” in the accompanying prospectus for further information. Changes in the expected weighted average lives of the tranches of the bonds in relation to variances in actual energy consumption levels (electric sales) from forecast levels are shown below.

Weighted Average Life Sensitivity

	Expected Weighted	-5% ( Standard Deviations from Mean)		-15% ( Standard Deviations from Mean)
Tranche	Average Life (Years)	Weighted Average Life (Years)	Change (Days)*	Weighted Average Life (Years)	Change (Days)*
A-1
A-2
A-3

* Number is rounded to whole days.

Assumptions

For the purposes of preparing the above chart, the following assumptions, among others, have been made: (i) the forecast error stays constant over the life of the bonds and is equal to an overestimate of electricity usage of -5% (      standard deviations from mean) or -15% (      standard deviations from mean); (ii) the servicer makes timely and accurate filings to make a true-up adjustment to the securitization charges semi-annually; (iii) customer charge-off rates are held constant at approximately      % for the residential securitization rate class (as defined under “Glossary of Defined Terms” in the accompanying prospectus) (comprised of approximately 1,574,000 customers as of December 31, 2013), approximately      % for the secondary securitization rate class (comprised of approximately 207,000 customers as of December 31, 2013), approximately      % for the primary securitization rate class (comprised of approximately 4,000 customers as of December 31, 2013) and approximately      % for the streetlighting securitization rate class (comprised of approximately 5,000 customers as of December 31, 2013); (iv) days sales outstanding are based upon historical averages; (v) operating expenses are equal to projections; (vi) there is no acceleration of the final maturity date of the bonds; (vii) a permanent loss of all covered electric customers has not occurred; and (viii) the issuance date is           , 2014. There can be no assurance that the weighted average lives of the bonds will be as shown.

Fees and Expenses

As set forth in the table below, the issuing entity is obligated to pay fees to the servicer, the trustee, its independent managers and Consumers Energy as administrator and to pay certain ongoing expenses. These obligations are included in ongoing other qualified costs and are components of the calculation of the securitization charges to be collected. The following table illustrates this arrangement.

Recipient	Source of Payment	Fees and Expenses Payable
Servicer	Securitization charge collections and investment earnings	$ per annum (so long as servicer is Consumers Energy or an affiliate)
Trustee	Securitization charge collections and investment earnings	$15,000 per annum, plus out-of-pocket expenses
Independent managers	Securitization charge collections and investment earnings	$7,000 per annum, plus out-of-pocket expenses
Administration fee	Securitization charge collections and investment earnings	$50,000 per annum, plus out-of-pocket expenses

The annual servicing fee payable to any servicer not affiliated with Consumers Energy shall not at any time exceed 0.75% of the original principal amount of the bonds.

Distribution Following Acceleration

Upon an acceleration of the maturity of the bonds, the total outstanding principal balance of and interest accrued on the bonds will be payable, without priority of interest over principal or principal over interest. Although principal will be due and payable upon acceleration, the nature of our business will result in principal being paid as funds become available. Please read “Risk Factors—Risk Associated with the Unusual Nature of the Securitization Property—Foreclosure of the trustee’s lien on the securitization property for the securitization bonds might not be practical, and acceleration of the securitization bonds before maturity might have little practical effect” and “Risk Factors—Risk Associated with Limited Source of Funds—You may experience material payment delays or incur a loss on your investment in the securitization bonds because the source of funds for payment is limited” in the accompanying prospectus.

Interest Payments

Interest on each tranche of bonds will accrue from and including the issue date to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the bonds have been paid in full, at the interest rate indicated on the cover of this prospectus supplement and in the table on page S-10. On each payment date, we will pay interest on each tranche of the bonds equal to the following amounts:

·                  if there has been a payment default, any interest payable but unpaid on any prior payment date, together with interest on any such unpaid interest; and

·                  accrued interest on the principal balance of each tranche of the bonds as of the close of business on the preceding payment date (or, with respect to the initial payment date, the date of the original issuance of the bonds) after giving effect to all payments of principal made on the preceding payment date, if any.

Except as provided under “—Distribution Following Acceleration” in this prospectus supplement, we will pay interest on the bonds before we pay principal on the bonds. Please read “Description of the Securitization Bonds—Interest and Principal on the Securitization Bonds” in the accompanying prospectus. If there is a shortfall in the amounts available in the collection account to make interest payments on the bonds, the trustee will distribute interest pro rata to each tranche of bonds based on the amount of interest payable on each such outstanding tranche. Please read “Credit Enhancement—Collection Account and Subaccounts” in this prospectus supplement. We will calculate interest on tranches of the bonds on the basis of a 360-day year of twelve 30-day months.

No Optional Redemption

We may not voluntarily redeem any tranche of the bonds.

THE TRUSTEE

The Bank of New York Mellon, a New York banking corporation, will be the indenture trustee (trustee). The Bank of New York Mellon will also act as paying agent and registrar.

The Bank of New York Mellon’s corporate trust businesses have office locations in various domestic and international cities. The indenture will be administered from The Bank of New York Mellon’s corporate trust office located at 101 Barclay Street, New York, New York 10286, Attention: Asset Backed Securities Unit.

The Bank of New York Mellon serves or has served as indenture trustee, paying agent and registrar on several issues of similar asset-backed securities, including the 2001-1 securitization bonds issued by the 2001-1 securitization bond issuer.

The issuing entity, Consumers Energy and their respective affiliates may from time to time enter into normal banking and trustee relationships with The Bank of New York Mellon and its affiliates. No relationships currently exist or existed during the past two years between the issuing entity, Consumers Energy and their respective affiliates, on the one hand, and The Bank of New York Mellon and its affiliates, on the other hand, that would be outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party.

CREDIT ENHANCEMENT

Credit enhancement for the bonds is intended to protect you against losses or delays in scheduled payments on your bonds. Please read “Risk Factors—Risk Associated with Limited Source of Funds—You may experience material payment delays or incur a loss on your investment in the securitization bonds because the source of funds for payment is limited” in the accompanying prospectus.

True-Up Mechanism for Payment of Scheduled Principal and Interest

Act 142 and the financing order mandate that securitization charges on covered electric customers be reviewed and adjusted by the MPSC at least annually to correct any overcollections or undercollections of the preceding 12 months and to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. In addition, the financing order provides that true-up adjustments are required on a semi-annual basis (or, one year prior to the last scheduled final payment date for the latest maturing tranche, on a quarterly basis) if the servicer determines that a true-up adjustment is necessary to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. True-up adjustments may also be made by the servicer more frequently at any time, without limits as to frequency, if the servicer determines that a true-up adjustment is necessary to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. The financing order permits mid-year true-up adjustments to be implemented immediately without additional MPSC approval if the proposed true-up adjustment is not opposed. In the financing order, the MPSC affirms that it will act pursuant to the financing order to ensure that expected securitization charges are sufficient to pay on a timely basis all scheduled principal of and interest on the bonds and ongoing other qualified costs in connection with the securitization bonds.

There is no cap on the level of securitization charges that may be imposed on covered electric customers to pay on a timely basis scheduled principal of and interest on the bonds and ongoing other qualified costs, and such securitization charges may continue to be imposed, charged and collected until the bonds are paid in full, except that securitization charges may not be billed more than 15 years after the beginning of the first complete billing cycle during which securitization charges were initially placed on any covered electric customer’s bill. Through the true-up mechanism, which adjusts for undercollections of securitization charges due to any reason, covered electric customers share in the liabilities of all other covered electric customers for the payment of securitization charges.

Please read “The Securitization Charges” in this prospectus supplement and “Consumers Energy’s Financing Order—True-Up Mechanism” and “The Servicing Agreement—True-Up Adjustment Process” in the accompanying prospectus.

Collection Account and Subaccounts

A collection account will be established for the bonds to hold the capital contribution from Consumers Energy and collected securitization charges periodically remitted by the servicer. The collection account will consist of the following subaccounts:

·                  the general subaccount;

·                  the excess funds subaccount; and

·                  the capital subaccount.

For administrative purposes, the subaccounts may be established as separate accounts that will be recognized individually as subaccounts and collectively as the collection account. Withdrawals from and deposits to these subaccounts will be made as described below in this prospectus supplement and under “Security for the Securitization Bonds—Description of Indenture Accounts” and “Security for the Securitization Bonds—How Funds in the Collection Account will be Allocated” in the accompanying prospectus.

The General Subaccount. The trustee will deposit collected securitization charges remitted to it by the servicer with respect to the bonds into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount as described under “—How Funds in the Collection Account Will Be Allocated” below.

The Excess Funds Subaccount. The excess funds subaccount will be funded with collected securitization charges and earnings on amounts in the collection account in excess of the amount necessary to pay on any payment date:

·                  fees and expenses, including any indemnity payments, of the trustee, our independent managers, the servicer and the administrator and other fees, expenses, costs and charges;

·                  principal and interest payments on the bonds required to be paid or scheduled to be paid on that payment date; and

·                  any amount required to replenish any amounts drawn from the capital subaccount.

The periodic true-up adjustments of the securitization charges will be calculated to eliminate any amounts held in the excess funds subaccount.

If amounts available in the general subaccount are not sufficient to pay the fees and expenses due on any payment date, to make required or scheduled payments to the bondholders and to replenish any amounts drawn from the capital subaccount, the trustee will first draw on any amounts in the excess funds subaccount to make those payments.

The Capital Subaccount. On the date we issue the bonds, Consumers Energy will deposit $           into the capital subaccount as a capital contribution to us, which is equal to 0.5% of the initial principal balance of the bonds. The capital contribution has been set at a level sufficient to obtain the ratings on the bonds described in the accompanying prospectus under “Ratings for the Securitization Bonds”. If amounts available in the general subaccount and the excess funds subaccount are not sufficient to make required or scheduled payments to the bondholders and to pay the fees and expenses specified in the indenture due on any payment date, the trustee will draw on amounts in the capital subaccount to make those payments.

How Funds in the Collection Account Will Be Allocated

Amounts remitted by the servicer to the trustee with respect to the bonds, including any indemnity amounts and all investment earnings on amounts in the subaccounts in the collection account will be deposited into the general subaccount of the collection account.

On each payment date, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for the bonds in the following priority:

1.              payment of the trustee’s fees, expenses and outstanding indemnity amounts;

2.              payment of the servicing fee relating to the bonds, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates as described under “The Servicing Agreement—Servicing Compensation” in the accompanying prospectus;

3.              payment of the administration fee, which will be a fixed amount specified in the administration agreement between us and Consumers Energy, and of the fees of our independent managers, which will be in an amount specified in an agreement between us and our independent managers, each as described in the table on page S-16, plus any unpaid administration or management fees from prior payment dates;

4.              payment of all of our other ordinary periodic operating expenses relating to the bonds, such as accounting and audit fees, rating agency and related fees (i.e. website provider fees), legal fees and certain reimbursable costs of the administrator under the administration agreement;

5.              payment of the interest then due on the bonds, including any past-due interest (together with, to the extent lawful, interest thereon);

6.              payment of the principal required to be paid on the bonds on the final maturity date or as a result of acceleration upon an event of default;

7.              payment of the principal then scheduled to be paid on the bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal, paid pro rata among the bonds if there is a deficiency;

8.              payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents;

9.              replenishment of any amounts drawn from the capital subaccount;

10.       so long as no event of default has occurred and is continuing, release to Consumers Energy of an amount equal to investment earnings since the previous payment date (or, in the case of the first payment date, since the issuance date) on the initial amount deposited by it into the capital subaccount;

11.       allocation of the remainder, if any, to the excess funds subaccount; and

12.       after the bonds have been paid in full and discharged and all of the foregoing amounts are paid in full, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The amounts paid during any calendar year in respect of the servicing fee in clause 2 may not exceed 0.05% of the original principal balance of the bonds (for so long as Consumers Energy or any of its affiliates is the servicer) and may not exceed 0.75% of the original principal balance of the bonds if Consumers Energy or any of its affiliates is not the servicer. The administrator is also entitled to reimbursement of certain out-of-pocket expenses, such as those of accountants and counsel. Please read “Risk Factors—Other Risks Associated with an Investment in the Securitization Bonds—Consumers Energy’s indemnification obligations under the sale agreement and servicing agreement are limited and might not be sufficient to protect your investment in the securitization bonds” in the accompanying prospectus.

If, on any payment date, funds in the general subaccount are insufficient to make the allocations or payments contemplated by clauses 1 through 9 of the second paragraph of this subsection, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

1.              from the excess funds subaccount for allocations and payments contemplated in such clauses 1 through 9; and

2.              from the capital subaccount for allocations and payments contemplated in such clauses 1 through 8.

If, on any payment date, available collections of securitization charges allocable to the bonds, together with available amounts in the related subaccounts, are not sufficient to pay all amounts due on all outstanding bonds on that payment date, amounts available will be allocated sequentially in the following order, in each case to the extent of available funds:

1.              pro rata to interest, based on the amount of interest then due and payable on each tranche of the bonds;

2.              pro rata to principal, based on the principal amount of each tranche then due and payable; and

3.              pro rata to principal, based upon the principal amount of each tranche then scheduled to be paid, including any previously unpaid scheduled principal.

If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the related securitization charges will take into account, among other things, the need to replenish those amounts.

THE SECURITIZATION CHARGES

Consumers Energy will be the initial servicer of the bonds. Beginning with the first billing cycle after the date we issue the bonds, the initial securitization charges will be imposed on covered electric customers in each securitization rate class at the applicable rate for the class determined pursuant to the financing order. These securitization charges will be adjusted at least annually, or more frequently under certain circumstances, by the servicer in accordance with its filings with, and, when required, approvals granted by, the MPSC. Securitization charges may not be billed more than 15 years after the beginning of the first complete billing cycle during which securitization charges were initially placed on any covered electric customer’s bill. Please read “Description of the Securitization Property—Creation of Securitization Property” in the accompanying prospectus.

Listed in the table below are the estimated initial securitization charges by securitization rate class. The actual initial securitization charge assessed to each securitization rate class may be different.

Initial Securitization Charges

Securitization Rate Class	Initial Securitization Charge Rate ($ per kWh)
Residential	$
Secondary
Primary
Streetlighting

All covered electric customers are responsible for securitization charges. True-up adjustments will be made on a proportionate basis based on the securitization charge rate applicable among the securitization rate classes.

Please read “Description of the Securitization Property—Creation of Securitization Property” and “Description of the Securitization Property—Securitization Rate Classes” in the accompanying prospectus.

UNDERWRITING THE BONDS

Subject to the terms and conditions in the underwriting agreement among us, Consumers Energy and the underwriters, for whom Citigroup Global Markets Inc. and Goldman, Sachs & Co. are acting as representatives, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the bonds listed opposite each underwriter’s name below:

Underwriter	Tranche A-1	Tranche A-2	Tranche A-3	Total
Citigroup Global Markets Inc.	$	$	$	$
Goldman, Sachs & Co.

Total	$	$	$	$

Under the underwriting agreement, the underwriters will take and pay for all of the bonds we offer, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The Underwriters’ Sales Price for the Bonds

The bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus supplement. The underwriters propose initially to offer the bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below for each tranche. The underwriters may allow, and dealers may reallow, a discount not to exceed the percentage listed below for each tranche.

Selling Concession	Reallowance Discount
Tranche A-1%		%
Tranche A-2%		%
Tranche A-3%		%

After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

No Assurance as to Resale Price or Resale Liquidity for the Bonds

The bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market in the bonds, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market will develop for the bonds.

Various Types of Underwriter Transactions That May Affect the Price of the Bonds

The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the bonds in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the bonds to be higher than they would otherwise be. None of we, Consumers Energy, the trustee, our managers or any of the underwriters represents that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.

The underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to Consumers Energy and its affiliates for which they have in the past received, and in the future may receive, customary fees. In addition, each underwriter may from time to time take positions in the bonds. Citigroup Global Markets Inc., as financial advisor, has rendered certain financial advisory/structuring services to us and has received $175,000 and will receive the additional amount set forth in “Use of Proceeds” below for such services, which additional amount is a component of the underwriting discount and expenses. In accordance with FINRA Rule 5110, both of these amounts and the reimbursement of the financial advisor’s expenses are deemed underwriting compensation in connection with the offering.

We and Consumers Energy have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.

We expect to deliver the bonds against payment for the bonds on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the            business day following the date of pricing of the bonds. Since trades in the secondary market generally settle in three business days, purchasers who wish to trade bonds on the date of pricing or the succeeding            business days will be required, by virtue of the fact that the bonds initially will settle in T+      , to specify alternative settlement arrangements to prevent a failed settlement.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The issuing entity is a wholly-owned subsidiary of Consumers Energy. Consumers Energy is an operating subsidiary of CMS Energy. The Bank of New York Mellon has been the trustee in connection with the 2001-1 securitization bonds issued by the 2001-1 securitization bond issuer. One of the underwriters of the bonds, Citigroup Global Markets Inc., also served as the financial advisor to Consumers Energy in connection with the structuring of the bonds. Each of the sponsor, the depositor, Citigroup Global Markets Inc. and Goldman, Sachs & Co. may maintain other banking relationships in the ordinary course with The Bank of New York Mellon.

USE OF PROCEEDS

We will use the net proceeds from the sale of the bonds to pay our costs of issuance of the bonds and for our other initial costs of the transaction, or to reimburse Consumers Energy for expenses of authorization, issuance and sale of the bonds, and the balance will be used by us to purchase the securitization property from Consumers Energy. Consumers Energy will use the proceeds from the sale of the securitization property to retire a portion of its existing debt and/or equity.

The costs of issuance of the securitization bonds and other initial costs of the transaction, net of underwriting discounts and commissions of $          , are expected to be approximately $          . An aggregate of approximately $           of such costs are payable to the servicer in connection with set-up costs, including costs incurred in connection with establishing the issuing entity and building the necessary information technology systems, processes and reports. The costs of issuance of the securitization bonds and other initial costs of the transaction include the financial advisory fee, including $325,000 payable to Citigroup Global Markets Inc. in respect of the additional portion of the financial advisory fee referenced above under “Underwriting the Bonds” in this prospectus supplement and $           payable to Citigroup Global Markets Inc. for reimbursement of expenses incurred as financial/structuring advisor for the transaction.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Pillsbury Winthrop Shaw Pittman LLP, special tax counsel to us and Consumers Energy, has issued an opinion that, for U.S. federal income tax purposes, (i) we will not be treated as a taxable entity separate and apart from Consumers Energy and (ii) the bonds will be treated as debt of Consumers Energy. Each beneficial owner of a bond, by acquiring a beneficial interest, agrees to treat such bond as indebtedness of our sole member secured by the collateral for federal (and, to the extent applicable, state) income tax purposes unless otherwise required by appropriate taxing authorities. Please read “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

To the extent that we are required by law to file such reports and information with the Securities and Exchange Commission, or the SEC, under the Exchange Act, we will file annual and distribution reports and other information with the SEC. We are incorporating by reference any future filings we or the sponsor, but solely in its capacity as our sponsor, make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, excluding any information that is furnished to, and not filed with, the SEC. These reports will be filed under our own name as issuing entity. Please read “Where You Can Find More Information” in the accompanying prospectus. Under the indenture, we may voluntarily suspend or terminate our filing obligations as issuing entity with the SEC, to the extent permitted by applicable law.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against us, the sponsor, the seller, the trustee or the servicer, or of which any property of the foregoing is subject, that is material to the holders of the bonds.

LEGAL MATTERS

Certain legal matters relating to the bonds, including certain U.S. federal income tax matters, will be passed on by Pillsbury Winthrop Shaw Pittman LLP, counsel to Consumers Energy and the issuing entity, by Richards, Layton & Finger, P.A., special Delaware counsel to the issuing entity, by Miller Canfield Paddock and Stone, P.L.C., Michigan counsel to Consumers Energy and the issuing entity, and by Hunton & Williams LLP, counsel to the underwriters. Pillsbury Winthrop Shaw Pittman LLP has acted and is expected to act as counsel to the underwriters of other securities issued by Consumers Energy and CMS Energy from time to time. Hunton & Williams LLP has acted and is expected to act as counsel to Consumers Energy from time to time.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area that has implemented the prospectus directive (as defined below) (each, a “relevant member state”), each of the underwriters has represented and agreed that with effect from and including the date on which the prospectus directive is implemented in that relevant member state (the “relevant implementation date”) it has not made and will not make an offer of the securitization bonds to the public in that relevant member state prior to the publication of a prospectus in relation to the securitization bonds that has been approved by the competent authority in that Member State or, where appropriate, approved in another relevant member state and published and notified to the competent authority in that relevant member state, all in accordance with the prospectus directive as implemented in that relevant member state or following, in either case, 12 months after such publication, except that it may, with effect from and including the relevant implementation date, make an offer of the securitization bonds to the public in that relevant member state: (i) solely to qualified investors (as defined in the prospectus directive); (ii) to fewer than 100 natural or legal persons (or, if the relevant member state has implemented the relevant provision of and Directive 2010/73/EU, 150 natural or legal persons) other than qualified investors as defined in the prospectus directive, subject to obtaining the prior consent of the representative of the underwriters for any such offer; or (iii) in any other circumstances falling within Article 3(2) of the prospectus directive, provided that no such offer of the securitization bonds shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the prospectus directive or supplement a prospectus pursuant to Article 16 of the prospectus directive.

For purposes of this provision, the expression “offer of the securitization bonds to the public” in relation to any securitization bonds in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securitization bonds to be offered so as to enable an investor to decide to purchase or subscribe for the securitization bonds, as the same may be varied in that Member State by any measure implementing the prospectus directive in that Member State, and the expression “prospectus directive” means Directive 2003/71/EU and includes any relevant implementing measure or amending measure in each relevant member state.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

Each of the underwriters has represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the securitization bonds in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securitization bonds in, from or otherwise involving the United Kingdom.

NOTICE TO RESIDENTS OF HONG KONG

Each underwriter has represented and agreed that it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any bonds other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that ordinance or (ii) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or that do not constitute an offer to the public within the meaning of that ordinance; and it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securitization bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to bonds that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) and any rules made under that ordinance.

NOTICE TO RESIDENTS OF JAPAN

The securitization bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”), and each underwriter has represented and agreed that it will not offer or sell any of the securitization bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used in this paragraph means any person resident of Japan, including any corporation or other entity organized under the laws of Japan) or to, or for the benefit of, others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines and regulations of Japan.

NOTICE TO RESIDENTS OF THE PEOPLE’S REPUBLIC OF CHINA

The securitization bonds shall not be offered or sold in the People’s Republic of China, excluding Hong Kong, Macau and Taiwan, or the “PRC”, as part of the initial distribution of the securitization bonds.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities in the PRC to any person to whom it is unlawful to make the offer or solicitation in the PRC.

The PRC does not represent that this prospectus supplement and the accompanying prospectus may be lawfully distributed, or that any bonds may be lawfully offered, in compliance with any applicable registration or other requirements in the PRC, or pursuant to an exemption available thereunder, or assume any responsibility for facilitating any such distribution or offering. In particular, no action has been taken by the issuing entity that would permit a public offering of any bonds or the distribution of this prospectus supplement and the accompanying prospectus in the PRC. Accordingly, the securitization bonds are not being offered or sold within the PRC by means of this prospectus supplement and the accompanying prospectus or any other document. Neither this prospectus supplement and the accompanying prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with any applicable laws and regulations. The PRC shall not be responsible or liable for any approvals, registration or filing procedures required by the PRC investors in connection with their subscriptions under this prospectus supplement under the laws of the PRC as well as any other requirements under other foreign laws.

NOTICE TO RESIDENTS OF SINGAPORE

This prospectus supplement and the accompanying prospectus have not been registered and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securitization bonds may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of bonds be circulated or distributed whether directly or indirectly to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”), (ii) to a relevant person pursuant to Section 275(1) of the Securities and Futures Act, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions, specified in Section 275 of the Securities and Futures Act, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Where the securitization bonds are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person that is: (i) a corporation (which is not an ‘‘accredited investor’’ as defined in Section 4A of the Securities and Futures Act) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, then securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the foregoing securities pursuant to an offer made under Section 275 of the Securities and Futures Act except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the Securities and Futures Act or Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations.

The information in this prospectus is not complete and may be changed. The bonds may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Dated June 10, 2014

PROSPECTUS

Consumers 2014 Securitization Funding LLC

Issuing Entity

Senior Secured Securitization Bonds, Series 2014A

Consumers Energy Company

Depositor, Seller, Initial Servicer and Sponsor

You should carefully consider the Risk Factors beginning on page 10 of this prospectus before you invest in the Senior Secured Securitization Bonds, Series 2014A.

We, the issuing entity, will issue the Senior Secured Securitization Bonds, Series 2014A (referred to in this prospectus as the bonds) in one or more tranches as described in this prospectus. The bonds are senior secured obligations of the issuing entity supported by the securitization property, described in this prospectus and the related prospectus supplement, which includes the right to a special, irrevocable nonbypassable charge, known as a securitization charge, paid by Michigan retail electric distribution customers of Consumers Energy (or any successor) based on their electricity usage as discussed in this prospectus and the related prospectus supplement. Act 142 (defined in this prospectus) mandates that securitization charges be adjusted at least annually, and the Michigan Public Service Commission, or the MPSC, further permits true-up adjustments to occur semi-annually (and in certain circumstances quarterly or more frequently) if necessary, in each case to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds, as described further in this prospectus and the related prospectus supplement. Credit enhancement for the bonds will be provided by these true-up adjustments as well as by accounts held under the indenture described in this prospectus and the related prospectus supplement. The bonds represent only our obligations and are backed only by our assets. Consumers Energy Company and its affiliates, other than us, are not liable for any payments on the bonds. The bonds are not a debt or obligation of the State of Michigan and are not a charge on its full faith and credit or taxing power.

We are a special purpose entity and own no property other than the collateral described in this prospectus. The collateral is the sole source of payment for the bonds.

We may offer and sell the bonds by use of this prospectus. We will provide the specific terms of the offering of the bonds in a supplement to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the bonds. This prospectus may not be used to offer and sell the bonds unless accompanied by a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is           , 2014.

READING THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission, or the SEC. This prospectus provides you with a general description of the bonds we may offer. When we offer the bonds, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of the offering. The prospectus supplement may also contain information that supplements the information contained in this prospectus, and you should rely on the supplementary information in the prospectus supplement. Please read carefully this prospectus, the prospectus supplement and the information, if any, contained in the documents we refer to in this prospectus under the heading “Where You Can Find More Information”.

References in this prospectus and the prospectus supplement to the terms we, us or the issuing entity mean Consumers 2014 Securitization Funding LLC. References to Consumers Energy, the depositor, the seller, the initial servicer or the sponsor mean Consumers Energy Company. References to the securitization bonds or the bonds, unless the context otherwise requires, mean the securitization bonds offered pursuant to the prospectus supplement. References to the bondholders or the holders refer to the registered holders of the securitization bonds. References to the servicer refer to Consumers Energy, initially acting in that capacity, and any successor servicer, under the servicing agreement referred to in this prospectus. References to Act 142 refer to the laws of the State of Michigan adopted in June 2000 enacted as 2000 PA 142, as amended, which authorizes the MPSC to approve the recovery of qualified costs by certain electric utilities through the issuance of securitization bonds. Unless the context otherwise requires, the term customer means a Michigan retail electric distribution customer of an electric utility such as Consumers Energy, and covered electric customer means all existing and future retail electric distribution customers of Consumers Energy or its successors, except for (i) customers taking retail open access, or ROA, service from Consumers Energy as of December 6, 2013 to the extent that those ROA customers remain, without transition to bundled service, on Consumers Energy’s retail choice program, or current choice customers, (ii) customers to the extent they obtain or use self-service power (as defined under “Glossary of Defined Terms”) or (iii) customers to the extent engaged in affiliate wheeling (as defined under “Glossary of Defined Terms”). References to the MPSC refer to the Michigan Public Service Commission. You can find a glossary of some of the other defined terms we use in this prospectus beginning on page 95 of this prospectus.

We have included cross-references to sections in this prospectus where you can find further related discussions. You can also find key topics in the table of contents on the preceding pages. Check the table of contents to locate these sections.

You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.

PROSPECTUS SUMMARY

This summary contains a brief description of the bonds and applies to the bonds we are offering by use of this prospectus. You will find a more detailed description of the terms of the offering of the bonds in the prospectus supplement.

You should carefully consider the Risk Factors beginning on page 10 of this prospectus before you invest in the bonds.

Summary of the Securitization Bonds

The issuing entity:

Consumers 2014 Securitization Funding LLC is a special purpose Delaware limited liability company. Consumers Energy Company is our sole member and owns all of our equity interests. We have no commercial operations. We were formed solely to purchase and own securitization property (as defined under “Glossary of Defined Terms”), to issue the bonds secured by securitization property and to perform any activity incidental thereto, and our organizational documents prohibit us from engaging in any other activity except as specifically authorized by the financing order issued by the MPSC on December 6, 2013, or the financing order.

Purpose of transaction:	This issuance of securitization bonds will enable Consumers Energy to recover certain qualified costs in the State of Michigan. Please read “Act 142” in this prospectus.

Our address:	One Energy Plaza Jackson, Michigan 49201

Our telephone number:	(517) 788-1030

Depositor, Seller, Initial Servicer and Sponsor:

Consumers Energy Company, referred to as Consumers Energy, a wholly-owned subsidiary of CMS Energy Corporation, referred to as CMS Energy, is an electric and gas utility company serving Michigan’s lower peninsula. Consumers Energy owns and operates electric distribution and generation facilities and gas transmission, storage and distribution facilities. Consumers Energy serves individuals and businesses operating in the alternative energy, automotive, chemical, metal and food products industries, as well as a diversified group of other industries. Consumers Energy provides electricity and/or natural gas to approximately 6.5 million of Michigan’s 10 million residents. Consumers Energy’s rates and certain other aspects of its business are subject to the jurisdiction of the MPSC and the Federal Energy Regulatory Commission. Neither Consumers Energy nor CMS Energy is an obligor of the bonds.

Consumers Energy will sell the securitization property created by the financing order to us in return for our payment of a price equal to the net proceeds of the bonds.

Consumers Energy, acting as the initial servicer, and any successor servicer, referred to in this prospectus as the servicer, will service the securitization property under a servicing agreement with us. Consumers Energy currently acts as servicer with respect to the Securitization Bonds, Series 2001-1, or the 2001-1 securitization bonds, issued by Consumers Funding LLC, a wholly-owned subsidiary of Consumers Energy, or the 2001-1 securitization bond issuer. Please read “Relationship to the 2001-1 Securitization Bonds” in this prospectus.

Consumers Energy’s address:	One Energy Plaza Jackson, Michigan 49201

Consumers Energy’s phone number:	(517) 788-0550

The trustee:	The trustee for the bonds will be named in the prospectus supplement.

Transaction overview:

Act 142 allows the recovery of qualified costs by certain electric utilities through the issuance of securitization bonds. Act 142 establishes a process to obtain a financing order under which the MPSC is allowed to impose an irrevocable, nonbypassable, securitization charge (as each is defined under “Glossary of Defined Terms”) for payment of the bonds on customers of an electric utility (or its successors). The amount and terms for collections of these securitization charges are governed by one or more financing orders issued to an electric utility by the MPSC. Act 142 permits an electric utility to transfer its rights and interests under a financing order, including the right to impose, collect and receive securitization charges, to a special purpose entity formed by the electric utility to issue securitization bonds secured by the right to receive revenues arising from the securitization charges. The electric utility’s right to impose, collect, receive and adjust the securitization charges, and all revenue, collections, payments, money and proceeds arising out of the rights and interests created under the financing order, upon transfer to the issuing entity, constitute securitization property. The financing order applicable to the bonds, which was issued by the MPSC on December 6, 2013, is further described below. Please read “Consumers Energy’s Financing Order” in this prospectus.

On December 6, 2013, the MPSC issued the financing order to Consumers Energy to enable Consumers Energy to recover certain qualified costs through the issuance of securitization bonds, in an aggregate principal amount not to exceed $389,600,000, representing qualified costs, as defined in Act 142, of the remaining book value of certain generating units and transaction and debt retirement costs. Please read “Consumers Energy’s Financing Order” in this prospectus for a discussion of the qualified costs authorized in the financing order, which we refer to in this prospectus and the prospectus supplement as qualified costs.

The primary transactions underlying the offering of the bonds are as follows:

·      Consumers Energy will sell securitization property to us in exchange for an amount equal to the proceeds from the sale of the bonds after paying issuance and certain other initial costs of the transaction;

·      we will sell the bonds, which will be secured primarily by the securitization property, to the underwriters named in the prospectus supplement; and

·      Consumers Energy will act as the initial servicer of the securitization property.

The bonds are not obligations of the trustee, our managers, Consumers Energy, CMS Energy or of any of their affiliates other than us. The bonds are also not obligations of the State of Michigan or any county, municipality or other political subdivision of the State of Michigan.

Parties to Transaction and Responsibilities

The following chart represents a general summary of the parties to the transactions underlying the offering of the bonds, their roles and their various relationships to the other parties:

Flow of Funds

The following chart represents a general summary of the flow of funds:

The Collateral

The principal asset securing the bonds will be securitization property, which is a present property right created under Act 142 by a financing order issued by the MPSC. The collateral includes all of our right, title and interest (whether owned on the issuance date or thereafter acquired or arising) in and to the following property:

·                  the securitization property created under and pursuant to the financing order and Act 142, and transferred by the seller to us pursuant to the sale agreement (as defined under “Glossary of Defined Terms”) (including, to the fullest extent permitted by law, the right to impose, collect and receive securitization charges, the right to obtain periodic adjustments to those charges, and all revenue, collections, payments, money and proceeds arising out of the rights and interests created under the financing order);

·                  all securitization charges related to the securitization property;

·                  the sale agreement and the bill of sale executed in connection therewith and all property and interests in property transferred under the sale agreement and the bill of sale with respect to the securitization property and the securitization bonds;

·                  the servicing agreement, the administration agreement, the intercreditor agreement (as defined under “Glossary of Defined Terms”) and any subservicing, agency, administration or collection agreements executed in connection therewith, to the extent related to the foregoing securitization property and the securitization bonds;

·                  the collection account (as defined under “Glossary of Defined Terms”), all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto;

·                  all rights to compel the servicer to file for and obtain true-up adjustments (as defined under “Glossary of Defined Terms”) to the securitization charges in accordance with Act 142 and the financing order;

·      all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute securitization property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property;

·                  all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing; and

·                  all payments on or under and all proceeds in respect of any or all of the foregoing.

The collateral does not include:

·                  cash that has been released pursuant to the terms of the indenture (as defined under “Glossary of Defined Terms”); and

·                  amounts deposited with us on the issuance date, for payment of costs of issuance with respect to the bonds (together with any interest earnings thereon).

Please read “Security for the Securitization Bonds” in this prospectus.

The Securitization Property

In general terms, all of the rights and interests of Consumers Energy established pursuant to the financing order that are transferred to us pursuant to the sale agreement are referred to in this prospectus and the prospectus supplement as the securitization property. Securitization property includes the right to impose, collect, receive and adjust securitization charges in amounts sufficient to pay principal and interest and to replenish the capital subaccount (as defined under “Glossary of Defined Terms”) in connection with the bonds and to pay ongoing other qualified costs (as defined under “Glossary of Defined Terms”). Securitization charges are payable by all covered electric customers in an amount necessary to provide the full recovery of all qualified costs, including debt service. Under the financing order, the customers responsible for paying securitization charges consist of all of Consumers Energy’s covered electric customers. Covered electric customers who subsequently receive electric delivery service from a successor to Consumers Energy pursuant to bankruptcy, reorganization or other insolvency proceeding or any merger, acquisition, sale or transfer must pay the securitization charge. Covered electric customers do not include (i) current choice customers, (ii) customers to the extent they obtain or use self-service power or (iii)

customers to the extent engaged in affiliate wheeling. During the twelve months ended December 31, 2013, approximately 39% of Consumers Energy’s total electric usage (as measured by billed gigawatt-hour, or GWh, sales) in the State of Michigan was to residential customers, approximately 23% was to secondary customers and approximately 37% was to primary customers.

Neither the securitization property nor the other collateral securing the bonds is or will be a static pool of assets. The securitization charges are irrevocable and not subject to reduction, impairment, postponement, termination or adjustment by further action of the MPSC, except for annual, semi-annual (or, one year prior to the last scheduled final payment date for the latest maturing tranche, quarterly) and interim true-up adjustments to correct overcollections or undercollections of the preceding 12 months and to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. Please read “The Servicing Agreement—True-Up Adjustment Process”. All revenues and collections resulting from the securitization charges are part of the securitization property.

We will purchase securitization property from Consumers Energy to support the issuance of the bonds. The servicer will collect the applicable securitization charges from covered electric customers, and will remit the collections to the trustee.

Because the amount of securitization charge collections will depend on the amount of electricity consumed by covered electric customers within Consumers Energy’s service territory (as defined under “Glossary of Defined Terms”), the amount of collections may vary substantially from year to year. Please read “The Depositor, Seller, Initial Servicer and Sponsor”.

Interest Payments

Interest on each tranche of bonds will accrue from the issue date at the interest rate stated in the prospectus supplement. On each payment date (as defined under “Glossary of Defined Terms”), we will pay interest on each tranche of bonds equal to the following amounts:

·                  if there has been a payment default, any interest payable but unpaid on any prior payment dates, together with interest on any such unpaid interest; and

·                  accrued interest on the principal balance of each tranche of bonds as of the close of business on the preceding payment date (or, in the case of the first payment date, on the date of the original issuance of each tranche of bonds) after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on each tranche of bonds before we pay the principal of each tranche of bonds. Please read “Description of the Securitization Bonds—Interest and Principal on the Securitization Bonds”. If there is a shortfall in the amounts available in the collection account to make interest payments, the trustee will distribute interest pro rata to each tranche of bonds based on the amount of interest payable on each outstanding tranche. Unless otherwise specified in the prospectus supplement, we will calculate interest on the basis of a 360-day year of twelve 30-day months.

Principal Payments, Record Dates and Payment Sources

On each payment date specified in the prospectus supplement, we will pay amounts then due or scheduled to be paid on the outstanding bonds from amounts available in the collection account and the related subaccounts held pursuant to the indenture. We will make these payments to the holders of record of the bonds on the related record date specified in the prospectus supplement. Amounts available to make these payments, which will include the applicable securitization charges collected by the servicer for us since the last payment date, are described in greater detail under “Security for the Securitization Bonds—How Funds in the Collection Account will be Allocated” and “The Servicing Agreement—Remittances to Collection Account”.

Priority of Payments

On each payment date, the trustee will allocate or pay all amounts on deposit in the general subaccount (as defined under “Glossary of Defined Terms”) of the collection account in the following order of priority:

1.              payment of the trustee’s fees, expenses and outstanding indemnity amounts;

2.              payment of the servicing fee, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates as described under “The Servicing Agreement—Servicing Compensation”;

3.              payment of the administration fee, which will be a fixed amount specified in the administration agreement between us and Consumers Energy, and of the fees of our independent managers, which will be in an amount specified in an agreement between us and our independent managers, plus any unpaid administration or management fees from prior payment dates;

4.     payment of all of our other ordinary periodic operating expenses relating to the bonds, such as accounting and audit fees, rating agency and related fees (i.e. website provider fees), legal fees and certain reimbursable costs of the administrator under the administration agreement;

5.              payment of the interest then due on the bonds, including any past-due interest (together with, to the extent lawful, interest thereon);

6.              payment of the principal required to be paid on the bonds on the final maturity date or as a result of acceleration upon an event of default (as defined under “Description of the Securitization Bonds—Events of Default; Rights Upon Event of Default”);

7.              payment of the principal then scheduled to be paid on the bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal, paid pro rata among the bonds if there is a deficiency;

8.              payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents (as defined under “Glossary of Defined Terms”);

9.              replenishment of any amounts drawn from the capital subaccount;

10.       so long as no event of default has occurred and is continuing, release to Consumers Energy of an amount equal to investment earnings since the previous payment date (or, in the case of the first payment date, since the issuance date) on the initial amount deposited by it into the capital subaccount;

11.       allocation of the remainder, if any, to the excess funds subaccount (as defined under “Glossary of Defined Terms”); and

12.       after the bonds have been paid in full and discharged and all of the foregoing amounts are paid in full, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The trustee’s fees referred to in clause 1 above, the amount of the servicer’s fee referred to in clause 2 above and the amount of the administration fee referred to in clause 3 above will be described in the prospectus supplement and, in the case of the servicer’s fee, may not exceed the amounts approved in the financing order. The priority of payments for the collected securitization charges, as well as available amounts in the subaccounts, are described in more detail under “Security for the Securitization Bonds—How Funds in the Collection Account will be Allocated”, as well as in the prospectus supplement.

Credit Enhancement

Credit enhancement for the bonds, which is intended to protect you against losses or delays in scheduled payments on the bonds, will be as follows:

·                  Act 142 and the financing order mandate that securitization charges on covered electric customers be reviewed and adjusted by the MPSC at least annually to correct any overcollections or undercollections of the preceding 12 months and to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. In addition, the financing order provides that adjustments are required on a semi-annual basis (or, one year prior to the last scheduled final payment date for the latest maturing tranche, on a quarterly basis) if the servicer determines that an adjustment is necessary to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. Adjustments may also be made by the servicer more frequently at any time, without limits as to frequency, if the servicer determines that an adjustment is necessary to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. The financing order permits mid-year adjustments to be implemented immediately without additional MPSC approval if the proposed adjustment is not opposed. We sometimes refer to these adjustments as the true-up adjustments and the process for making such adjustments as the true-up mechanism. Please read “Consumers Energy’s Financing Order—True-Up Mechanism”.

·                  Collection Account—Under the indenture, the trustee will maintain a collection account for the bonds, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:

·                  the general subaccount—the trustee will deposit into the general subaccount all securitization charge collections remitted to it by the servicer;

·                  the capital subaccount—Consumers Energy will deposit an amount specified in the prospectus supplement into the capital subaccount on the date of issuance of the bonds; and

·                  the excess funds subaccount—any excess amount of collected securitization charges and investment earnings not released to us will be held in the excess funds subaccount.

State Pledge

The State of Michigan has pledged in Act 142, for the benefit and protection of the holders of securitization bonds, including trustees, collateral agents and other persons acting for the benefit of the holders of securitization bonds, or the financing parties, under the financing order and Consumers Energy, that it will not take or permit any action that would impair the value of the securitization property, reduce or alter, except as allowed in connection with a true-up adjustment, or impair the securitization charges to be imposed, collected and remitted to the financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed, in connection with the securitization bonds have been paid and performed in full.

Michigan has both a voter initiative and a referendum process. The time for challenging Act 142 through a referendum has expired, but the right of voters in Michigan to enact laws by initiative can be exercised at any time, provided a prescribed process is followed and successfully concluded. Constitutional protections against actions that violate the pledge of the State of Michigan should apply whether legislation is passed by the Michigan legislature or is brought about by a voter initiative.

The bonds are not a debt or obligation of the State of Michigan and are not a charge on its full faith and credit or taxing power.

No Optional Redemption

We will not have the option to redeem or otherwise prepay any bonds.

Payment and Record Dates

The payment and record dates for the bonds will be specified in the prospectus supplement.

Scheduled Final Payment Dates and Final Maturity Dates

Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the bonds of any tranche by the scheduled final payment date for such tranche will not result in a default with respect to that tranche. The failure to pay the entire outstanding principal balance of the bonds of any tranche will result in a default only if such payment has not been made by the final maturity date for the tranche. We will specify the scheduled final payment date and the final maturity date of each tranche of bonds in the prospectus supplement.

Ratings for the Securitization Bonds

We expect the bonds will receive credit ratings from two nationally recognized statistical rating organizations (NRSROs). Please read “Ratings for the Securitization Bonds”.

Reports to Bondholders

Pursuant to the indenture, we will make available on our website to the holders of record of the bonds regular reports prepared by the servicer containing information concerning, among other things, us and the collateral. The reports will be available to beneficial owners of the bonds upon written request to the trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant. In addition, no independent public accountant will provide an opinion thereon. Please read “Description of the Securitization Bonds—Reports to Bondholders”.

Servicing Compensation

We will pay the servicer on each payment date the servicing fee with respect to the bonds. As long as Consumers Energy or any affiliated entity acts as servicer, this fee, which will be set forth in the prospectus supplement, will be no more than the lowest rate between 0.05% and 0.10% on an annualized basis of the original principal amount of securitization bonds consistent with market conditions at the time of the bond issuance. If a successor servicer that is not an affiliate of Consumers Energy is appointed, the servicing fee will be negotiated by the successor servicer and the trustee, but will not exceed 0.75% of the original principal amount of the bonds on an annualized basis. In no event will the trustee be liable for any servicing fee in its individual capacity.

U.S. Federal Income Tax Status

In the opinion of Pillsbury Winthrop Shaw Pittman LLP, special tax counsel to us and to Consumers Energy, for U.S. federal income tax purposes, the bonds will be treated as debt of Consumers Energy, our sole member. If you purchase a beneficial interest in any bond, you agree by your purchase to treat the bonds as debt of our sole member for U.S. federal income tax purposes.

ERISA Considerations

Investors who are acting on behalf of or using assets of certain employee benefit plans or arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, known as ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, may acquire the bonds subject to specified conditions. The acquisition and holding of the bonds could be treated as a direct or indirect prohibited transaction under ERISA. Accordingly, each purchaser or holder of the bonds purchasing or holding those bonds on behalf of or with assets of such an employee benefit plan or arrangement will be deemed to certify that the purchase and subsequent holding of the bonds would not result in a non-exempt prohibited transaction under the rules of ERISA, the Internal Revenue Code or other similar applicable law. Please read “ERISA Considerations”.

RISK FACTORS

Please carefully consider all the information we have included or incorporated by reference in this prospectus and the prospectus supplement, including the risks described below, before deciding whether to invest in the bonds.

Risk Associated with Limited Source of Funds

You may experience material payment delays or incur a loss on your investment in the securitization bonds because the source of funds for payment is limited.

The only source of funds for payment of the bonds will be our assets, which consist of:

·                  the securitization property securing the bonds, including the right to impose, collect and receive the securitization charges and our right to adjust them under the true-up mechanism;

·                  the funds on deposit in the accounts held pursuant to the indenture; and

·                  our rights under various contracts we describe in this prospectus.

The bonds are not a debt or obligation of the State of Michigan and are not a charge on its full faith and credit or taxing power, nor will the bonds be insured or guaranteed by Consumers Energy, including in its capacity as the servicer, or by its parent, CMS Energy, any of their respective affiliates (other than us), the trustee or any other person or entity. Thus, you must rely for payment of the bonds solely upon Act 142, state and federal constitutional rights to enforcement of Act 142, the financing order, collections of the securitization charges and funds on deposit in the related accounts held pursuant to the indenture. Our organizational documents restrict our right to acquire other assets unrelated to the transactions described in this prospectus. Please read “Consumers 2014 Securitization Funding LLC, The Issuing Entity”.

Risks Associated with Potential Judicial, Legislative or Regulatory Actions

We are not obligated to indemnify you for changes in law.

Neither we nor Consumers Energy will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of Act 142, that may affect the value of your bonds. Consumers Energy will agree in the servicing agreement to institute any action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to Act 142 that would be materially adverse to us, the trustee or bondholders. Please read “The Sale Agreement—Covenants of the Seller” and “The Servicing Agreement—Servicing Standards and Covenants”. However, we cannot assure you that Consumers Energy would be able to take this action or that this action would be successful.

Future judicial action could reduce the value of your investment in the securitization bonds.

The securitization property securing the bonds is the creation of Act 142 and the financing order that has been issued by the MPSC to Consumers Energy. There is uncertainty associated with investing in bonds payable from an asset that depends for its existence on legislation because there is limited judicial or regulatory experience implementing and interpreting the legislation. Because the securitization property is a creation of Act 142, any judicial determination affecting the validity of or interpreting Act 142, the securitization property or our ability to make payments on the bonds might have an adverse effect on the bonds. A federal or state court could be asked in the future to determine whether the relevant provisions of Act 142 are unlawful or invalid. If Act 142 is invalidated, the financing order might also be invalidated.

Other states have passed legislation similar to Act 142 to authorize recoveries by utilities of specified costs, such as environmental control costs, hurricane recovery costs, or costs associated with deregulation of the electricity market, and some of those laws have been challenged by judicial actions or utility commission proceedings. To date, none of those challenges has succeeded, but future judicial challenges might be made. An unfavorable decision regarding another state’s law would not automatically invalidate Act 142 or the financing order, but it might provoke a challenge to Act 142, establish a legal precedent for a successful challenge to Act 142 or heighten awareness of the political and other risks of the bonds, and in that way may limit the liquidity and value of the bonds. Therefore, legal activity in other states may indirectly affect the value of your investment in the bonds.

Future state legislative action might attempt to reduce the value of your investment in the securitization bonds.

Despite its pledge in Act 142 not to take or permit certain actions that would impair the value of the securitization property or the securitization charges, the Michigan legislature might in the future attempt to repeal or amend Act 142 in a manner that limits or alters the securitization property so as to reduce its value. For a description of the pledge of the State of Michigan, please read “Act 142—Electric Utilities May Securitize Qualified Costs—State Pledge”. It might be possible for the Michigan legislature to repeal or amend Act 142 notwithstanding the pledge of the State of Michigan if the legislature acts in order to serve a significant and legitimate public purpose. Any of these actions, as well as the costly and time-consuming litigation that likely would ensue, might adversely affect the price and liquidity of, the dates of payment of interest on and principal of, and the weighted average lives of, the bonds. Moreover, the outcome of any litigation cannot be predicted. Accordingly, you might incur a loss on or delay in recovery of your investment in the bonds.

If an action of the Michigan legislature adversely affecting the securitization property or the ability to collect securitization charges were considered a taking under the United States or Michigan Constitutions, the State of Michigan might be obligated to pay compensation for the taking. However, even in that event, there is no assurance that any amount provided as compensation would be sufficient for you to recover fully your investment in the bonds or to offset interest lost pending that recovery.

Under the Michigan Constitution, the Michigan electorate has the power of initiative, which gives the electorate the ability to propose laws and to enact and repeal laws that the legislature has the power otherwise to enact. Among other requirements, qualifying an initiative for an election requires petitions signed by registered electors constituting at least 8% of the total votes cast for governor at the immediately preceding general election at which a governor was elected. An initiative proposal that is not subsequently approved by the legislature will become effective only if it is approved by a majority of the electors voting at the next general election. As of the date of this prospectus, no voter initiative or petition affecting the securitization bonds was pending or certified, and Consumers Energy is unaware of any efforts to circulate petitions for action.

The enforcement of any rights against the State of Michigan or the MPSC under the pledge of the State of Michigan may be subject to the exercise of judicial discretion in appropriate cases and to the limitations on legal remedies against state and local governmental entities in Michigan. These limitations might include, for example, the necessity to exhaust administrative remedies prior to bringing suit in a court or limitations on type and locations of courts in which the State of Michigan or the MPSC may be sued.

The federal government might preempt Act 142 without full compensation.

Federal preemption of Act 142 could prevent bondholders from receiving payments on the bonds. In the past, bills have been introduced in Congress to prohibit the recovery of charges similar to the securitization charges, although Congress has not enacted any law to that effect. As of the date of this prospectus, we are not aware of the House or the Senate, or any of their committees having primary relevant jurisdiction, having considered legislation that would prohibit the recovery of charges similar to the securitization charges. However, we can give no assurances that Congress may not do so in the future. Enactment of a federal law prohibiting the recovery of charges similar to the securitization charges might have the effect of preempting Act 142 and thereby prohibiting the recovery of the securitization charges, which would cause delays and losses on payments on the bonds.

We can give no assurances that a court would consider the preemption by federal law of Act 142 to be a taking of property from us or the bondholders under the U.S. Constitution or under the Constitution of the State of Michigan. Moreover, even if this preemption of Act 142 by the federal government were considered a taking under the U.S. Constitution or under the Constitution of the State of Michigan for which the federal government had to pay just compensation, we can give no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the bonds or to pay those amounts on a timely basis.

The MPSC might attempt to take actions that could reduce the value of your investment in the securitization bonds.

Act 142 provides that a financing order together with the securitization charges authorized in the financing order are irrevocable and that the MPSC may not impair, reduce or alter, except for the true-up adjustments, the securitization charges authorized under a financing order. However, the MPSC retains the power to adopt, revise or rescind rules or regulations affecting Consumers Energy. The MPSC also retains the power to interpret the financing order granted to Consumers Energy, and in that capacity might be called upon to rule on the meanings of provisions of the financing order that might need further elaboration. Any new or amended regulations or orders from the MPSC might attempt to affect the ability of the servicer to collect the securitization charges in full and on a timely basis, affecting the amortization of the bonds and their weighted average lives, and, accordingly, the rating of the bonds or their price. However, in the financing order, the MPSC reaffirmed that it shall not reduce, impair, postpone, terminate or otherwise adjust the securitization charges approved in the financing order or impair the securitization property or the collection of securitization charges or the recovery of the qualified costs and ongoing other qualified costs and that it will act pursuant to the financing order to ensure that the expected securitization charges are sufficient to pay on a timely basis scheduled principal of and interest on the securitization bonds issued pursuant to the financing order and the ongoing other qualified costs in connection with the securitization bonds.

The servicer is required to file with the MPSC, on our behalf, certain adjustments of the securitization charges. Please read “Consumers Energy’s Financing Order—True-Up Mechanism” and “The Servicing Agreement—True-Up Adjustment Process”. True-up adjustment procedures may be challenged in the future. Challenges to or delays in the true-up adjustment process might adversely affect the market perception and valuation of the bonds. Also, any litigation might materially delay securitization charge collections due to delayed implementation of true-up adjustments and might result in missing payments or payment delays and lengthened weighted average life of the bonds.

Servicing Risks

Inaccurate forecasting of electric usage or collections might reduce scheduled payments on the securitization bonds.

The securitization charges are assessed based on forecasted covered electric customer usage. The amount and the rate of securitization charge collections will depend in part on actual electricity usage and the amount of collections and write-offs for each securitization rate class (as defined under “Glossary of Defined Terms”). If the servicer inaccurately forecasts either electricity usage or customer delinquency or charge-offs when setting or adjusting the securitization charges, there could be a shortfall or material delay in securitization charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average life of the bonds. Please read “Consumers Energy’s Financing Order—True-Up Mechanism” and “The Servicing Agreement—True-Up Adjustment Process”.

Inaccurate forecasting of electricity usage by the servicer might result from, among other things:

·                  unanticipated weather or economic conditions, resulting in less electricity usage than forecast;

·                  general economic conditions being worse than expected, causing covered electric customers to migrate from Consumers Energy’s service territory or reduce their electricity usage;

·                  the occurrence of a natural disaster, such as a hurricane, wind storm or an act of terrorism, cyber attack or other catastrophic event;

·                  unanticipated changes in the market structure of the electric industry;

·                  covered electric customers consuming less electricity than anticipated because of increased energy prices, unanticipated increases in conservation efforts or unanticipated increases in electric usage efficiency;

·                  differences or changes in forecasting methodology; or

·                  future access to alternative sources of energy, including self-generation of electric power.

Inaccurate forecasting of delinquency or charge-off rates by the servicer might result also from, among other things, unexpected deterioration of the economy or the unanticipated declaration of a moratorium on terminating electric service to covered electric customers in the event of extreme weather, either of which would cause greater delinquencies or charge-offs than expected or force Consumers Energy to grant additional payment relief to more covered electric customers, or any other unanticipated change in law that makes it more difficult for Consumers Energy to terminate service to nonpaying covered electric customers or that requires Consumers Energy to apply more lenient credit standards in accepting covered electric customers.

Your investment in the securitization bonds depends on Consumers Energy or its successors or assignees acting as servicer of the securitization property.

Consumers Energy, as servicer, will be responsible for, among other things, calculating, billing, collecting and posting the securitization charges from covered electric customers, submitting requests to the MPSC to adjust these charges, monitoring the collateral for the bonds and taking certain actions in the event of non-payment by a covered electric customer. The trustee’s receipt of collections in respect of the securitization charges, which will be used to make payments on bonds, will depend in part on the skill and diligence of the servicer in performing these functions. The systems that the servicer has in place for securitization charge billings, collections and postings, as the same may be modified by any applicable current or future MPSC regulations, might, in particular circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner. If the servicer fails to make collections for any reason, then the servicer’s payments to the trustee in respect of the securitization charges might be delayed or reduced. In that event, our payments on the bonds might be delayed or reduced.

If we need to replace Consumers Energy as the servicer, we may experience difficulties finding and using a replacement servicer.

If Consumers Energy ceases to service the securitization property related to the bonds, it might be difficult to find a successor servicer. Also, any successor servicer might have less experience and ability than Consumers Energy and might experience difficulties in collecting securitization charges and determining appropriate adjustments to the securitization charges and billing and/or payment arrangements may change, resulting in delays or disruptions of collections. A successor servicer might not be willing to perform except for fees higher than those approved in the financing order and might charge fees that, while permitted under the financing order, are substantially higher than the fees paid to Consumers Energy as servicer. Although a true-up adjustment would be required to allow for the increase in fees, there could be a gap between the incurrence of those fees and the implementation of a true-up adjustment to adjust for that increase that might adversely affect distributions to bondholders. In the event of the commencement of a case by or against the servicer under Title 11 of the United States Code, as amended, or the Bankruptcy Code, or similar laws, we and the trustee might be prevented from effecting a transfer of servicing due to operation of the Bankruptcy Code. Any of these factors might delay the timing of payments and reduce the value of your investment.

Consumers Energy currently has an accounts receivable sale arrangement under which it sells substantially all of its accounts receivable on a revolving basis (other than the securitization charges in respect of the 2001-1 securitization bonds and the securitization charges, which are entitlements of the 2001-1 securitization bond issuer and ours, respectively, and not Consumers Energy, and all of which are excluded from this arrangement). In addition, Consumers Energy has sold certain securitization property (which is separate from the securitization property described in this prospectus and the prospectus supplement) to the 2001-1 securitization bond issuer. Under the intercreditor agreement to be entered into at the time of issuance of the bonds among Consumers Energy, the issuing entity, the trustee, the parties to Consumers Energy’s accounts receivable sale program, the 2001-1 securitization bond issuer and the trustee for the 2001-1 securitization bonds, replacement of the servicer would require the agreement of the trustee, the trustee for the 2001-1 securitization bonds and the administrative agent under the accounts receivable sale program. In the event of a default by the servicer under the servicing agreement, if the trustee, the trustee for the 2001-1 securitization bonds and the administrative agent under the accounts receivable sale program are unable to agree on a replacement servicer, the trustee would not be able to replace Consumers Energy or any successor as servicer. Any of these events could adversely affect the billing, collection and posting of the securitization charges and the value of your investment in the securitization bonds. See “The Servicing Agreement—Intercreditor Agreement”.

In addition to the above, it is possible that Consumers Energy may, in the future, cause subsidiaries to issue other securities, similar to the bonds, that are backed by securitization charges owing from covered electric customers or similar types of property. Consumers Energy has covenanted in the sale agreement that, in the event of any issuance of that sort, it will also enter into an intercreditor agreement with the trustee and the trustees for those other issuances, which would provide that the servicer for the bonds and those other issuances must be one and the same entity. Any expansion of the intercreditor agreement to include those subsequent issuances could further impair the ability of the bondholders to appoint a successor servicer in the event of a servicer default.

Changes to billing, collection and posting practices might reduce the value of your investment in the securitization bonds.

The financing order specifies the methodology for determining the amount of the securitization charges we may impose. However, subject to any required MPSC approval, the servicer may set its own billing, collection and posting arrangements with covered electric customers from whom it collects securitization charges, provided that these arrangements comply with any applicable MPSC customer safeguards and the provisions of the servicing agreement. For example, to recover part of an outstanding bill, the servicer may agree to extend a covered electric customer’s payment schedule or to write off the remaining portion of the bill, including the securitization charges. Also, subject to any required MPSC approval, the servicer may change billing, collection and posting practices, which might adversely impact the timing and amount of covered electric customer payments and might reduce securitization charge collections, thereby limiting our ability to make scheduled payments on the bonds. Separately, the MPSC might require changes to these practices. Any changes in billing, collection and posting practices or regulations might make it more difficult for the servicer to collect the securitization charges and adversely affect the value of your investment in the bonds.

It may be difficult for successor servicers to collect the securitization charge from Consumers Energy’s covered electric customers.

Any successor servicer may bring an action against a covered electric customer for non-payment of the securitization charge, but only a successor servicer that is a successor electric utility may terminate service for failure to pay the securitization charge. A successor servicer that does not have the threat of termination of service available to enforce payment of the securitization charge may not be able to fully collect total securitization charges. This inability may reduce the value of your investment.

Future adjustments to securitization charges by securitization rate class might result in insufficient collections.

The covered electric customers who pay securitization charges are divided into separate securitization rate classes. Securitization charges for the bonds will be allocated among securitization rate classes in accordance with the 4CP 50/25/25 production cost allocation methodology, as required by the MPSC and approved in Case No. U-17087. This methodology allocates 50% of charges based upon each rate class’ average contribution to summer system peak demands, 25% of charges based upon each rate class’ average contribution to on-peak energy consumption and 25% of charges based upon each rate class’ contribution to total energy consumption. Average rate class contribution levels reflect the most recent available three year historical load profiles, applied to the most recent sales forecast. Any shortfall in collections from any securitization rate class will be included in the true-up mechanism and collected from all covered electric customers subject to the securitization charge. The percentage allocation of cost to any particular securitization rate class may change to reflect changing average contribution levels relative to system levels. If enough covered electric customers in a securitization rate class fail to pay securitization charges or cease to be covered electric customers, the servicer might have to substantially increase the securitization charges for the remaining covered electric customers. Other factors, such as economic conditions, could lead to non-residential customers reducing their usage of electricity or to abandon operation of their facilities. The inability to impose, collect and receive securitization charges from those covered electric customers could lead to increases in securitization charges for the remaining covered electric customers. These increases could lead to further unanticipated failures by the remaining covered electric customers to pay securitization charges, thereby increasing the risk of a shortfall in funds to pay the bonds. Please see “Consumers Energy’s Financing Order—True-up Mechanism” for more detail.

Risk Associated with the Unusual Nature of the Securitization Property

Securitization charges may not be billed more than 15 years after the beginning of the first complete billing cycle during which securitization charges were initially placed on any covered electric customer’s bill.

Securitization charges may not be billed more than 15 years after the beginning of the first complete billing cycle during which securitization charges were initially placed on any covered electric customer’s bill. If securitization charges collected from billings through this period are not sufficient to repay the securitization bonds in full, no other funds will be available to pay the unpaid balance due on the securitization bonds.

Foreclosure of the trustee’s lien on the securitization property for the securitization bonds might not be practical, and acceleration of the securitization bonds before maturity might have little practical effect.

Under Act 142 and the indenture, the trustee or the bondholders have the right to foreclose or otherwise enforce the lien on the securitization property securing the bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the securitization property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although principal of the bonds will be due and payable upon acceleration of the bonds before maturity, securitization charges likely would not be accelerated and the nature of our business will result in principal of the bonds being paid as funds become available. If there is an acceleration of the bonds, all tranches of the bonds will be paid pro rata; therefore, some tranches might be paid earlier than expected and some tranches might be paid later than expected.

Risk Associated with Storms

Storm damage to Consumers Energy’s operations could impair payment of the securitization bonds.

Consumers Energy’s operations could be impacted by hurricanes, tropical storms, wind storms or ice storms. Distribution and generation facilities could be damaged or destroyed and usage of electricity could be interrupted temporarily, reducing the collections of securitization charges. There could be longer-lasting weather-related adverse effects on residential and commercial development and economic activity among Consumers Energy’s covered electric customers, which could cause the securitization charges to be greater than expected.

Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer

For a more detailed discussion of the following bankruptcy risks, please read “How a Bankruptcy May Affect Your Investment”. In addition, the risk factors enumerated below in this subsection are based on general legal principles and outcomes; each bankruptcy case is factually unique, and the outcome of any bankruptcy case is based upon the application of legal principles to the specific facts of that bankruptcy case.

The servicer will commingle the securitization charges with other revenues it collects, which might obstruct access to the securitization charges in case of the servicer’s bankruptcy and reduce the value of your investment in the securitization bonds.

The servicer will be required to remit collections to the trustee within two business days (as defined under “Glossary of Defined Terms”) of receipt. The servicer will not segregate the securitization charges from the other funds it collects from covered electric customers or its general funds, including funds in respect of Consumers Energy’s accounts receivable sale program and amounts relating to the 2001-1 securitization bonds. The securitization charges will be segregated only when the servicer remits them to the trustee.

Despite this requirement, the servicer might fail to pay the full amount of the securitization charges to the trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of securitization charge collections available to make payments on the bonds.

Act 142 provides that the priority of a lien and security interest perfected in securitization property is not impaired by the commingling of the funds arising from securitization charges with other funds. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over Act 142 and might decline to recognize our right to collections of the securitization charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the securitization charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the bonds. In this case, we would have only a general unsecured claim against the servicer for those amounts. This decision could cause material delays in payments of principal or interest, or losses, on your bonds and could materially reduce the value of your investment in the bonds.

The bankruptcy of Consumers Energy or any successor seller might result in losses or delays in payments on the securitization bonds.

Act 142 and the financing order provide that as a matter of Michigan state law:

·                  that securitization property constitutes a present property right even though the imposition and collection of securitization charges depends on the further acts of the electric utility or others that have not yet occurred; and

·                  that the rights of an electric utility to securitization property before its sale to any assignee shall be considered a property interest in a contract;

·                  that the financing order shall remain in effect and the securitization property shall continue to exist until the securitization bonds and expenses related to the securitization bonds have been paid in full;

·                  that an agreement by an electric utility or assignee to transfer securitization property that expressly states that the transfer is a sale or other absolute transfer signifies that the transaction is a true sale and is not a secured transaction and that title, legal and equitable, has passed to the entity to which the securitization property is transferred.

These provisions are important to maintaining payments on the bonds in accordance with their terms during any bankruptcy of Consumers Energy. In addition, the transaction has been structured with the objective of keeping us legally separate from Consumers Energy and its other affiliates in the event of a bankruptcy of Consumers Energy or any of those other affiliates.

A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above. However, a bankruptcy court does not follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a Consumers Energy bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a beneficial owner of the bonds might be similar to the treatment you would receive in a Consumers Energy bankruptcy if the bonds had been issued directly by Consumers Energy. A decision by the bankruptcy court that, despite our separateness from Consumers Energy, our assets and liabilities and those of Consumers Energy should be consolidated would have a similar effect on you as a bondholder.

We have taken steps together with Consumers Energy, as the seller, to reduce the risk that, in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of the seller or an affiliate of the seller. Nonetheless, these steps might not be completely effective, and thus if the seller or an affiliate of the seller were to become a debtor in a bankruptcy case, a court might order that our assets and liabilities be consolidated with those of the seller or an affiliate of the seller. This might cause material delays in payment of, or losses on, your bonds and might materially reduce the value of your investment in the bonds. For example:

·                  without permission from the bankruptcy court, the trustee might be prevented from taking actions against Consumers Energy or recovering or using funds on your behalf or replacing Consumers Energy as the servicer;

·                  the bankruptcy court might order the trustee to exchange the securitization property for other property, of lower value;

·                  tax or other government liens on Consumers Energy’s property might have priority over the trustee’s lien and might be paid from collected securitization charges before payments on the bonds;

·                  the trustee’s lien might not be properly perfected in the collected securitization property collections prior to or as of the date of Consumers Energy’s bankruptcy, with the result that the bonds would represent only general unsecured claims against Consumers Energy;

·                  the bankruptcy court might rule that neither our property interest nor the trustee’s lien extends to securitization charges in respect of electricity consumed after the commencement of Consumers Energy’s bankruptcy case, with the result that the bonds would represent only general unsecured claims against Consumers Energy;

·                  we and Consumers Energy might be relieved of any obligation to make any payments on the bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case;

·                  Consumers Energy might be able to alter the terms of the bonds as part of its plan of reorganization;

·                  the bankruptcy court might rule that the securitization charges should be used to pay, or that we should be charged for, a portion of the cost of providing electric service; or

·                  the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with an unsecured claim for actual damages against Consumers Energy that may be difficult to prove or, if proven, to collect in full.

Furthermore, if Consumers Energy enters bankruptcy proceedings, it might be permitted to stop acting as servicer and it may be difficult to find a third party to act as servicer. The failure of the servicer to perform its duties or the inability to find a successor servicer might cause payment delays or losses on your investment in the bonds. Also, the mere fact of a servicer or seller bankruptcy proceeding might have an adverse effect on the resale market for the bonds and on the value of the bonds.

The sale of the securitization property might be construed as a financing and not a sale in a case of Consumers Energy’s bankruptcy, which might delay or limit payments on the securitization bonds.

Act 142 provides that an agreement by an electric utility to transfer securitization property that expressly states that the transfer is a sale or other absolute transfer signifies that the transaction is a true sale and is not a secured transaction and that title, legal and equitable, has passed to the entity to which the securitization property is transferred and that a true sale applies regardless of, among other things, the treatment of the transfer as a financing for tax, financial reporting or other purposes. We and Consumers Energy will treat the transaction as a sale under applicable law, although for financial reporting and federal and state income tax purposes the transaction will be treated as a financing. In the event of a bankruptcy of Consumers Energy, a party in interest in the bankruptcy might assert that the sale of the securitization property to us was a financing transaction and not a sale or other absolute transfer and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. If a court were to characterize the transaction as a financing, we expect that we would, on behalf of ourselves and the trustee, be treated as a secured creditor of Consumers Energy in the bankruptcy proceedings, although a court might determine that we only have an unsecured claim against Consumers Energy. Even if we had a security interest in the securitization property (which the sale agreement purports to provide in the event sale treatment is disallowed), we would not likely have access to the related securitization charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described under “—The bankruptcy of Consumers Energy or any successor seller might result in losses or delays in payments on the securitization bonds”. As a result, repayment of the bonds might be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to us of the related securitization charge collections and therefore the amount and timing of funds available to us to pay bondholders.

If the servicer enters bankruptcy proceedings, the remittances of the securitization charges by the servicer prior to the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the securitization bonds.

In the event of a bankruptcy of the servicer, a party in interest might take the position that the remittance to the trustee of funds prior to the bankruptcy of the servicer pursuant to the servicing agreement was a payment on account of antecedent debt owed by the servicer and therefore constitutes a preference under bankruptcy law. If a court were to hold that the remittance of funds constitutes a preference, any remittance of that sort within 90 days of the filing of the bankruptcy petition (or within one year if the remittance was on account of antecedent debt owed to us as opposed to the bondholders) could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the servicer. To the extent that securitization charges have been commingled with the general funds of the servicer prior to the transfer of funds to the trustee, the risk that a court would hold that a remittance of funds was a preference would increase. The trustee would merely be an unsecured creditor of the servicer. If any funds were required to be returned to the bankruptcy estate of the servicer, we would expect that the amount of any future securitization charges would be increased through the true-up mechanism to recover that amount.

Claims against Consumers Energy or any successor seller might be limited in the event of a bankruptcy of the seller.

If the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us against the seller under the sale agreement and the other documents executed in connection with the sale agreement would be unsecured claims and would be adjudicated in the bankruptcy case. In addition, the bankruptcy court might estimate any contingent claims that we have against the seller and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount. A party in interest in the bankruptcy of the seller might challenge the enforceability of the indemnity provisions in a sale agreement. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the seller based on breach of contract principles, which would be subject to estimation and/or calculation by the court. We cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the seller.

The bankruptcy of Consumers Energy or any successor seller might limit the remedies available to the trustee.

If an event of default is caused by the electric utility or its successors in paying revenues arising with respect to securitization property to the collection account, Act 142 provides that the MPSC or a court of appropriate jurisdiction, upon the application of a financing party, including the trustee, and without limiting any other remedies available to the financing party, including the trustee, shall order the sequestration and payment to the financing party, including the trustee, of revenues arising with respect to the securitization property. Act 142 further provides that the order shall remain in full force and effect notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the property. There can be no assurance, however, that a court or the MPSC would issue this order after a Consumers Energy bankruptcy in light of the automatic stay provisions of Section 362 of the Bankruptcy Code. In that event, the trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the MPSC or court of appropriate jurisdiction and an order requiring an accounting and segregation of the revenues arising from the securitization property. There can be no assurance that a court would grant either order.

Other Risks Associated with an Investment in the Securitization Bonds

Consumers Energy’s indemnification obligations under the sale agreement and servicing agreement are limited and might not be sufficient to protect your investment in the securitization bonds.

Consumers Energy is obligated under the sale agreement to indemnify us and the trustee, for itself and on behalf of the bondholders, only in specified circumstances and will not be obligated to repurchase any securitization property in the event of a breach of any of its representations, warranties or covenants regarding the securitization property. Similarly, Consumers Energy is obligated under the servicing agreement to indemnify us and the trustee, for itself and on behalf of the bondholders. Please read “The Sale Agreement” and “The Servicing Agreement”.

Neither the trustee nor the bondholders will have the right to accelerate payments on the bonds as a result of a breach under the sale agreement or servicing agreement, absent an event of default under the indenture relating to the bonds as described in “Description of the Securitization Bonds—Events of Default; Rights Upon Event of Default”. Furthermore, Consumers Energy might not have sufficient funds available to satisfy its indemnification obligations under the basic documents, and the amount of any indemnification paid by Consumers Energy might not be sufficient to pay all obligations and/or costs owed by us or for you to recover all of your investment in the bonds. In addition, if Consumers Energy becomes obligated to indemnify bondholders, the then-current ratings on the bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that bondholders will be unsecured creditors of Consumers Energy with respect to any of these indemnification amounts.

Self-service power may result in fewer customers for Consumers Energy and reduce the population of customers responsible for securitization charges.

Broader use of covered electric customers availing themselves to self-service power may result from those customers’ changing perceptions of the merits of utilizing Consumers Energy’s service, from tax or other economic incentives or from technological developments resulting in smaller-scale, more fuel-efficient, more environmentally-friendly and/or more cost-effective sources of power. Moreover, an increase in self-service power may result if extreme weather conditions result in shortages of grid-supplied energy or if other factors cause grid-supplied energy to be less reliable. These developments may result in greater numbers of covered electric customers reducing or eliminating their payment of securitization charges, thereby causing securitization charges to the remaining covered electric customers to increase.

The credit ratings are no indication of the expected rate of payment of principal on the securitization bonds.

We expect the bonds will receive credit ratings from two NRSROs. A rating is not a recommendation to buy, sell or hold the bonds. The ratings merely analyze the probability that we will repay the total principal amount of the bonds at the final maturity date (which is later than the scheduled final payment date) and will make timely interest payments. The ratings are not an indication that the rating agencies (as defined under “Glossary of Defined Terms”) believe that principal payments are likely to be paid on time according to the expected sinking fund schedule.

Under Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the issuance date in respect of the bonds. As a result, an NRSRO other than the NRSROs hired by the sponsor (the hired NRSROs) may issue ratings on the bonds (unsolicited ratings), which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs. The unsolicited ratings may be issued prior to, or after, the issuance date in respect of the bonds. Issuance of any unsolicited rating will not affect the issuance of the bonds. Issuance of an unsolicited rating lower than the ratings assigned by the hired NRSROs on the bonds might adversely affect the value of the bonds and, for regulated entities, could affect the status of the bonds as a legal investment or the capital treatment of the bonds. Investors in the bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO. None of Consumers Energy, us, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. In addition, if we or Consumers Energy fail to make available to a non-hired NRSRO any information provided to any hired NRSRO for the purpose of assigning or monitoring the ratings on the bonds, a hired NRSRO could withdraw its ratings on the bonds, which could adversely affect the market value of your bonds and/or limit your ability to resell your bonds.

The absence of a secondary market for the securitization bonds might limit your ability to resell your securitization bonds.

The underwriters for the bonds might assist in resales of the bonds, but they are not required to do so. A secondary market for the bonds might not develop, and we do not expect to list the bonds on any securities exchange. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your bonds. Please read “Plan of Distribution”.

You might receive principal payments for the securitization bonds later than you expect.

The amount and the rate of collection of the securitization charges for the bonds, together with the related securitization charge adjustments, will generally determine whether there is a delay in the scheduled repayments of bond principal. If the servicer collects the securitization charges at a slower rate than expected, it might have to request adjustments of the securitization charges to correct for those delays. If those adjustments are not timely and accurate, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the bonds.

Consumers Energy may sell property similar to the securitization property through another affiliated entity in the future.

Consumers sold property similar to the securitization property to the 2001-1 securitization bond issuer in 2001. Consumers Energy may in the future without your review or approval sell property similar to the securitization property to one or more entities other than us in connection with a new issuance of bonds similar to the bonds or similarly authorized types of bonds. Any new issuance may include terms and provisions that would be unique to that particular issue. We may not issue additional bonds.

Consumers Energy has covenanted in the sale agreement not to sell securitization property owing from covered electric customers or similar property to other entities if the sale would result in the credit ratings on the bonds being reduced or withdrawn. Consumers Energy has also covenanted in the sale agreement that, in the event of any sale, it will have also entered into an intercreditor agreement with the trustee and the trustees for those other issuances, which would provide that the servicer for the bonds and those other issuances must be one and the same entity. In the event a covered electric customer does not pay in full all amounts owed under any bill, including securitization charges, Consumers Energy, as servicer, is required to allocate any resulting shortfalls in securitization charges ratably based on the amounts of securitization charges owing in respect of the bonds, and the total amounts owed by that covered electric customer. However, we cannot assure you that a new sale would not cause reductions or delays in payment of your bonds.

Regulatory provisions affecting certain investors could adversely affect the liquidity of the securitization bonds.

Articles 404 through 410 of the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013) apply, in general, to securitizations issued on or after January 1, 2011. The European Union Capital Requirements Regulation (Regulation (EU) No 575/2013) restricts a credit institution and investment firm regulated in a Member State of the European Economic Area and its consolidated group affiliates from investing in a securitization (as defined by the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013)) unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the credit institution and investment firm regulated in a Member State of the European Economic Area and its consolidated group affiliates that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in that securitization in the manner contemplated by Article 405 of the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013). The European Union Capital Requirements Regulation (Regulation (EU) No 575/2013) also requires that a credit institution and investment firm regulated in a Member State of the European Economic Area and its consolidated group affiliates be able to demonstrate that they have undertaken certain due diligence in respect of, among other things, the bonds they have acquired and the underlying exposures and that procedures have been established for monitoring the performance of the underlying exposures on an ongoing basis. Failure to comply with one or more of the requirements set out in the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013) may result in the imposition of a penal capital charge with respect to the investment made in the securitization by a credit institution and investment firm regulated in a Member State of the European Economic Area and its consolidated group affiliates.

Article 17 of the European Union Alternative Investment Fund Managers Directive (Directive 2011/61/EU) (as supplemented by Section 5 of Commission Delegated Regulation (EU) No 231/2013) contains requirements similar to those set out in Articles 404 through 410 of the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013) and applies to European Economic Area regulated alternative investment fund managers. Similar requirements are also scheduled to apply in the future to investment in securitizations by European Economic Area regulated UCITS fund managers and European Economic Area regulated insurance and reinsurance undertakings.

None of Consumers Energy, us, any underwriter or any other party to the transaction of which this offering is a part intends to retain a material net economic interest in the transaction of which this offering is a part for the purposes of the requirements discussed in the prior two paragraphs or take any other action that may be required by investors for the purposes of their compliance with the requirements discussed in the prior two paragraphs. This may have a negative impact on the regulatory capital position of a credit institution and investment firm regulated in a Member State of the European Economic Area and its consolidated group affiliates and on the value and liquidity of the bonds in the secondary market.

Investors in the bonds are responsible for analyzing their own regulatory position and are encouraged to consult their own investment and legal advisors regarding compliance with the requirements discussed in the prior three paragraphs and the suitability of the bonds for investment. None of Consumers Energy, us or any other party to the transaction of which this offering is a part makes any representation to any prospective investor or purchaser of the bonds regarding the regulatory capital treatment of their investment in the bonds now or at any time in the future.

If the investment of collected securitization charges and other funds held pursuant to the indenture in the collection account results in investment losses or the investments become illiquid, you may receive payment of principal of and interest on the securitization bonds later than you expect.

Funds held pursuant to the indenture in the collection account will be invested in eligible investments. Eligible investments include money market funds having a rating from Moody’s Investors Service, Inc. (or any successor in interest), or Moody’s, and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (or any successor in interest), or S&P, of Aaa and AAA, respectively. Although investments in these money market funds have traditionally been viewed as highly liquid with a low probability of principal loss, illiquidity and principal losses have been experienced by investors in certain of these funds as a result of disruptions in the financial markets in recent years. If investment losses or illiquidity are experienced, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the bonds.

REVIEW OF SECURITIZATION PROPERTY

Pursuant to the rules of the SEC, Consumers Energy, as sponsor, has performed, as described below, a review of the securitization property underlying the bonds. As required by these rules, the review was designed and effected to provide reasonable assurance that disclosure regarding the securitization property is accurate in all material respects. Consumers Energy did not engage a third party in conducting its review.

The bonds will be secured under the indenture by the indenture’s trust estate. The principal asset of the indenture’s trust estate is the securitization property relating to the bonds. The securitization property is a present property right authorized and created pursuant to Act 142 and the financing order. The securitization property includes the right to impose, collect and receive nonbypassable irrevocable securitization charges in amounts necessary to provide the full recovery of all qualified costs, the right under the financing order to obtain periodic adjustments of securitization charges under Act 142 and all revenue, collections, payments, money and proceeds arising out of the rights and interests in such property. The securitization charges are payable by covered electric customers. Under the financing order, all covered electric customers are responsible for paying securitization charges. Covered electric customers do not include (i) current choice customers, (ii) customers to the extent they obtain or use self-service power or (iii) customers to the extent engaged in affiliate wheeling.

The securitization property is not a static pool of assets. Securitization charges that relate to the securitization property are irrevocable and not subject to reduction, impairment, postponement, termination or, except for the specified true-up adjustments to correct any overcollections or undercollections, adjustment by further action of the MPSC. Securitization charges on covered electric customers will be adjusted at least annually to correct any overcollections or undercollections of the preceding 12 months and to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. Securitization charges will be adjusted semi-annually (or, one year prior to the last scheduled final payment date for the latest maturing tranche, quarterly) if the servicer determines that a true-up adjustment is needed to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. True-up adjustments to securitization charges may also be made by the servicer more frequently at any time, without limits as to frequency, if the servicer determines that a true-up adjustment is needed to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. There is no cap on the level of securitization charges that may be imposed on covered electric customers as a result of the true-up adjustment process to pay on a timely basis scheduled principal of and interest on the bonds and ongoing other qualified costs. All revenues and collections resulting from securitization charges provided for in the financing order are part of the securitization property. The securitization property relating to the bonds is described in more detail under “Description of the Securitization Property” in this prospectus.

In the financing order, the MPSC, among other things:

·                  orders that Consumers Energy is authorized to impose and collect from all covered electric customers taking retail electric distribution service from Consumers Energy or its successor securitization charges in amounts sufficient to provide for the full and timely recovery of debt service and other required amounts and charges in connection with the securitization bonds;

·                  reaffirms that it shall not reduce, impair, postpone, terminate or otherwise adjust the securitization charges approved in the financing order or impair the securitization property or the collection of securitization charges or the recovery of the qualified costs and ongoing other qualified costs; and

·                  affirms that it will act pursuant to the financing order to ensure that the expected securitization charges are sufficient to pay on a timely basis scheduled principal of and interest on the securitization bonds issued pursuant to the financing order and the ongoing other qualified costs in connection with the securitization bonds.

Please read “Act 142” and “Consumers Energy’s Financing Order” in this prospectus for more information.

The characteristics of securitization property are unlike the characteristics of assets underlying mortgage and other commercial asset securitizations because securitization property is a creature of statute and state regulatory commission proceedings. Because the nature and characteristics of the securitization property and many elements of the bond securitization are set forth in and constrained by Act 142, Consumers Energy, as sponsor, does not select the assets to be securitized in ways common to many securitizations. Moreover, the bonds do not contain origination or underwriting elements similar to typical mortgage or other loan transactions involved in other forms of asset-backed securities. The financing order requires the imposition on, and collection of securitization charges from, existing and future covered electric customers. Since the securitization charges are assessed against all such covered electric customers and the true-up mechanism adjusts for the impact of customer defaults, the collectability of the securitization charges is not ultimately dependent upon the credit quality of particular Consumers Energy covered electric customers, as would be the case in the absence of the true-up mechanism.

The review by Consumers Energy of the securitization property underlying the bonds has involved a number of discrete steps and elements as described in more detail below. First, Consumers Energy has analyzed and applied Act 142’s requirements for securitization of qualified costs in seeking approval of the MPSC for the issuance of the financing order and in its proposal with respect to the characteristics of the securitization property to be created pursuant to the financing order. In preparing this proposal, Consumers Energy worked with its counsel and its financial advisor in preparing the application for a financing order and with the MPSC on the terms of the financing order. Moreover, Consumers Energy worked with its counsel, its financial advisor and counsel to the financial advisor and the underwriters in preparing the legal agreements that provide for the terms of the bonds and the security for the bonds. Consumers Energy has analyzed economic issues and practical issues for the scheduled payment of the bonds, including the impact of economic factors, potential for disruptions due to weather or catastrophic events and its own forecasts for covered electric customer growth as well as the historic accuracy of its prior forecasts.

In light of the unique nature of the securitization property, Consumers Energy has taken (or, prior to the offering of the bonds, will take) the following actions in connection with its review of the securitization property and the preparation of the disclosure for inclusion in this prospectus and the prospectus supplement describing the securitization property, the bonds and the proposed securitization:

·                  reviewed Act 142, other relevant provisions of Michigan statutes and any applicable rules, regulations and orders of the MPSC as they relate to the securitization property in connection with the preparation and filing of the application with the MPSC for the approval of the financing order in order to confirm that the application and proposed financing order satisfied applicable statutory and regulatory requirements;

·                  actively participated in the proceeding before the MPSC relating to the approval of the requested financing order;

·                  compared the process by which the financing order was adopted and approved by the MPSC to Act 142 and any applicable rules and regulations of the MPSC as they relate to the securitization property to confirm that it met such requirements;

·                  compared the proposed terms of the bonds to the applicable requirements in Act 142, other relevant provisions of Michigan statutes, the financing order and any applicable regulations of the MPSC to confirm that they met such requirements;

·                  prepared and reviewed the agreements to be entered into in connection with the issuance of the bonds and compared such agreements to the applicable requirements in Act 142, other relevant provisions of Michigan statutes, the financing order and any applicable regulations of the MPSC to confirm that they met such requirements;

·                  reviewed the disclosure in this prospectus and the prospectus supplement regarding Act 142, other relevant provisions of Michigan statutes, the financing order and the agreements to be entered into in connection with the issuance of the bonds, and compared such descriptions to the relevant provisions of Act 142, other relevant provisions of Michigan statutes, the financing order and such agreements to confirm the accuracy of such descriptions;

·                  consulted with legal counsel to assess if there is a basis upon which the bondholders (or the trustee acting on their behalf) could successfully challenge the constitutionality of any legislative action by the State of Michigan (including the MPSC) that could repeal or amend the securitization provisions of Act 142 that could substantially impair the value of the securitization property, or substantially reduce, alter or impair the securitization charges;

·                  reviewed the process and procedures in place for it, as servicer, to perform its obligations under the servicing agreement, including billing, collecting and posting the securitization charges to be provided for under the securitization property, forecasting securitization charges, and preparing and filing applications for true-up adjustments to the securitization charges;

·                  reviewed the operation of the true-up mechanism for adjusting securitization charge levels to meet the scheduled payments on the bonds and in this context took into account its experience with the MPSC; and

·                  with the assistance of its financial advisor and the underwriters, prepared financial models in order to set the initial securitization charges to be provided for under the securitization property at a level sufficient to pay on a timely basis scheduled principal of and interest on the bonds and ongoing other qualified costs.

In connection with the preparation of such models, Consumers Energy:

·                  reviewed (i) the historical electric usage and covered electric customer growth within its service territory and (ii) forecasts of expected energy sales and covered electric customer growth;

·                  reviewed its historical collection of securitization charges with respect to the 2001-1 securitization bonds and reviewed the resulting payment history and annual true-up adjustment experience with respect to the 2001-1 securitization bonds; and

·                  analyzed the sensitivity of the weighted average life of the bonds in relation to variances in actual energy consumption levels (electric sales) from forecasted levels and in relation to the true-up mechanism in order to assess the probability that the weighted average life of the bonds may be extended as a result of such variances, and in the context of the operation of the true-up mechanism for adjustment of securitization charges to address undercollections or overcollections in light of scheduled payments on the bonds.

As a result of this review, Consumers Energy has concluded that:

·                  the securitization property, the financing order and the agreements to be entered into in connection with the issuance of the bonds meet in all material respects the applicable statutory and regulatory requirements;

·                  the disclosure in this prospectus and the prospectus supplement regarding Act 142, other relevant provisions of Michigan statutes, the financing order and the agreements to be entered into in connection with the issuance of the bonds is, or in the case of the prospectus supplement, will be, as of its respective date, accurate in all material respects;

·                  the servicer has adequate processes and procedures in place to perform its obligations under the servicing agreement;

·                  securitization charges, as adjusted from time to time as provided in Act 142 and the financing order, are expected to generate sufficient revenues to pay on a timely basis scheduled principal of and interest on the bonds and ongoing other qualified costs; and

·                  the design and scope of Consumers Energy’s review of the securitization property as described above is effective to provide reasonable assurance that the disclosure regarding the securitization property in this prospectus and the prospectus supplement is accurate in all material respects.

ACT 142

Purpose of Act 142

Act 142 was enacted into Michigan law on June 5, 2000. Act 142 provides an electric utility (such as Consumers Energy) the opportunity to recover qualified costs through the securitization charge, as approved by the MPSC. Qualified costs are:

·                  an electric utility’s regulatory assets as determined by the MPSC, adjusted by the applicable portion of related investment tax credits;

·                  any costs that the MPSC determines that the electric utility would be unlikely to collect in a competitive market, including, but not limited to, retail open access implementation costs and the costs of an MPSC-approved restructuring, buyout or buy-down of a power purchase contract;

·                  the costs of issuing, supporting and servicing securitization bonds;

·                  any costs of retiring and refunding the electric utility’s existing debt and equity securities in connection with the issuance of securitization bonds; and

·                  taxes related to the recovery of the securitization charge.

Recovery of Qualified Costs Is Allowed for Michigan Electric Utilities

Upon the application of an electric utility, if the MPSC finds that the net present value of the revenues to be collected under a financing order is less than the amount that would be recovered over the remaining life of the qualified costs using conventional financing methods and that the financing order is consistent with the following standards, the MPSC is required under Act 142 to issue that financing order to allow the utility to recover qualified costs. In issuing a financing order, the MPSC is required to ensure all of the following:

·                  that the proceeds of the securitization bonds are used solely for the purposes of the refinancing or retirement of debt or equity;

·                  that the securitization provides tangible and quantifiable benefits to customers of the electric utility;

·                  that the expected structuring and expected pricing of the securitization bonds will result in the lowest securitization charges consistent with market conditions and the terms of the financing order; and

·                  that the amount securitized does not exceed the net present value of the revenue requirement over the life of the proposed securitization bonds associated with the qualified costs sought to be securitized.

Act 142 allows electric utilities an opportunity to recover their qualified costs. As a mechanism to recover qualified costs, Act 142 provides for the imposition and collection of securitization charges on covered electric customers’ bills.

Electric Utilities May Securitize Qualified Costs

Qualified Costs May be Recovered by the Issuance of Securitization Bonds

Act 142 authorizes the MPSC to issue financing orders (such as the financing order described in this prospectus) approving, among other things, the issuance of securitization bonds to recover the qualified costs of an electric utility. An electric utility, its successor or an assignee under the financing order may issue securitization bonds, and that successor or assignee may use the proceeds to purchase the electric utility’s rights and interests under the financing order, which is the securitization property. Under Act 142, proceeds of securitization bonds are required to be used solely to refinance or retire an electric utility’s debt or equity. Securitization bonds are secured by and payable from the securitization property (rights and interests of the electric utility, or its successor, under the financing order, including the right to impose, collect and receive securitization charges authorized in the financing order in an amount necessary to provide the full recovery of all qualified costs, the right under the financing order to obtain periodic adjustments of securitization charges under Act 142 and all revenue, collections, payments, money and proceeds arising out of the rights and interests in such property). Securitization charges may be billed over a period not to exceed 15 years.

Act 142 contains a number of provisions designed to facilitate the securitization of qualified costs.

A Financing Order is Irrevocable

Act 142 provides that a financing order, together with the securitization charges authorized in the financing order, are irrevocable, subject to rehearing by the MPSC only on the motion of the electric utility. Notwithstanding its irrevocability, a party to the MPSC proceeding may appeal a financing order to the Michigan court of appeals within 30 days after the financing order is issued by the MPSC. Under Act 142, a financing order and the securitization charges authorized in the financing order are also not subject to reduction, impairment or adjustment by further action of the MPSC, other than pursuant to the securitization charge adjustment provisions of Act 142.

State Pledge

In addition, under Act 142, the State of Michigan pledges, for the benefit and protection of the financing parties, such as the bondholders, and the electric utility, that it will not take or permit any action that would impair the value of securitization property, reduce or alter, except as allowed by the securitization charge adjustment provisions of Act 142, or impair the securitization charges to be imposed, collected and remitted to the financing parties until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related securitization bonds, have been paid and performed in full. See “—The Securitization Charge is Adjusted Periodically” below. See also “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions” and “The Servicing Agreement—True-Up Adjustment Process” in this prospectus. Securitization bonds are not a debt or obligation of the State of Michigan and are not a charge on its full faith and credit or taxing power.

The Securitization Charge is Adjusted Periodically

Act 142 requires each financing order to include a mechanism requiring that securitization charges be reviewed and adjusted by the MPSC at least annually, within 45 days of the anniversary date of the issuance of the securitization bonds, to correct any overcollections or undercollections of the preceding 12 months. See “The Servicing Agreement—True-Up Adjustment Process” in this prospectus.

Covered Electric Customers Cannot Avoid Paying the Securitization Charge

Act 142 provides that the imposition and collection of securitization charges are a nonbypassable charge, which means that the charge will be payable by customers of an electric utility or its assignees or successors regardless of the identity of the customer’s electric generation supplier.

Act 142 Provides Procedures for Perfecting the Transfer and Pledge of Securitization Property

Act 142 specifies the procedures for perfecting the transfer of the securitization property from an electric utility to the issuing entity under Michigan law and perfecting the security interest granted by the issuing entity to the trustee in the securitization property under Michigan law. Act 142 provides that a transfer of an interest in securitization property shall be perfected against all third parties, including subsequent judicial and other lien creditors, when a financing statement with respect to the transfer has been filed in accordance with the Michigan Uniform Commercial Code.

A security interest in securitization property may be created only by a financing order and the execution and delivery of a security agreement (such as the indenture). A security interest in securitization property attaches automatically from the time that value is received for the securitization bonds and is perfected upon the filing of a financing statement under the Michigan Uniform Commercial Code, whether or not the revenue or proceeds thereof have accrued. Act 142 provides that priority of security interests in securitization property will not be impaired by commingling of funds arising from securitization charges with other funds or later modification of the financing order.

Act 142 provides that Act 142 shall control in any conflict between Act 142 and any other law of the State of Michigan regarding the attachment and perfection and the effect of perfection and the priority of any security interest in securitization property.

Act 142 Characterizes the Transfer of Securitization Property as a True Sale and not a Secured Transaction

Act 142 provides that an agreement by an electric utility or assignee to transfer securitization property that expressly states that the transfer is a sale or other absolute transfer signifies that the transaction is a true sale and is not a secured transaction and that title, legal and equitable, has passed to the entity to which the securitization property is transferred. The characterization of the transfer as a true sale is not affected by the fact that:

·                  the purchaser has any recourse against the seller or any other term of the parties’ agreement, including the seller’s retention of an equity interest in the securitization property;

·                  the electric utility acts as a collector of securitization charges relating to the securitization property: or

·                  the transfer is treated as a financing for tax, financial reporting or other purposes.

See “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer” in this prospectus.

Act 142 Provides Ownership of Securitization Bonds Not Taken Into Account for Certain Michigan Tax Purposes

Act 142 provides that the acquisition, ownership and disposition of any direct interest in any securitization bond shall not be taken into account in determining whether a person is subject to any income tax, franchise tax, business activities tax, intangible property tax, excise tax, stamp tax or any other tax imposed by the State of Michigan or any agency or political subdivision of the State of Michigan.

Constitutional Matters

To date, no U.S. federal or Michigan cases addressing the repeal or amendment of securitization provisions analogous to those contained in Act 142 have been decided. There have been cases in which U.S. federal courts have applied the Contract Clause of the United States constitution or Michigan courts have applied the Contract Clause of the Michigan constitution to strike down legislation regarding similar matters, such as legislation reducing or eliminating taxes, public charges or other sources of revenues servicing other types of bonds issued or contracts entered into by public instrumentalities or private issuers, or otherwise substantially impairing or eliminating the security for bonds or other indebtedness or contractual obligations. Based upon this case law, Pillsbury Winthrop Shaw Pittman LLP expects to deliver an opinion, prior to the closing of the offering of the bonds, to the effect that a federal district court of competent jurisdiction, in a properly prepared and presented case, (i) would hold that the language of the State of Michigan’s pledge creates a contractual relationship between the State of Michigan and the bondholders for purposes of the Contract Clause of the United States constitution and (ii) would hold that, absent a demonstration by the State of Michigan that a limit, alteration, impairment or reduction of the type described below is justified by a significant and legitimate public purpose and that such a limit, alteration, impairment or reduction is reasonable and necessary, the bondholders (or the trustee acting on their behalf) would be successful in a federal court in challenging under the Contract Clause of the United States constitution the constitutionality of any legislation passed by the Michigan legislature that becomes law or any action of the MPSC exercising legislative powers prior to the time that the securitization bonds and related financing costs are fully paid and discharged that in either case limits, alters, impairs or reduces the value of the securitization property or the securitization charges. Based upon this case law, Miller Canfield Paddock and Stone, P.L.C. expects to deliver an opinion substantially to the same effect under the contract clause of the Michigan constitution. It may be possible for the Michigan legislature to repeal or amend Act 142 or for the MPSC to amend or revoke the financing order notwithstanding the pledge of the State of Michigan, if the legislature or the MPSC acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety or responding to a national or regional catastrophe affecting Consumers Energy’s service territory, or if the legislature otherwise acts in the valid exercise of the State of Michigan’s police power. We will file a copy of each of the Pillsbury Winthrop Shaw Pittman LLP and Miller Canfield Paddock and Stone, P.L.C. opinions as exhibits to an amendment to the registration statement of which this prospectus is a part or to one of our periodic or current filings with the SEC.

In addition, any action of the Michigan legislature adversely affecting the securitization property or the ability to collect securitization charges may be considered a taking under the United States constitution or the Michigan constitution. Each of Pillsbury Winthrop Shaw Pittman LLP and Miller Canfield Paddock and Stone, P.L.C. has advised us that they are not aware of any U.S. federal or Michigan court cases addressing the applicability of the Takings Clause of the United States constitution or Michigan constitution in a situation analogous to that which would be involved in an amendment or repeal of Act 142. It is possible that a court would decline even to apply a Takings Clause analysis to a claim based on an amendment or repeal of Act 142, since, for example, a court might determine that a Contract Clause analysis rather than a Takings Clause analysis should be applied. Pillsbury Winthrop Shaw Pittman LLP expects to deliver an opinion, prior to the closing of the offering of the bonds, to the effect that a federal district court of competent jurisdiction, in a properly prepared and presented case, would hold that the Takings Clause of the United States constitution would require the State of Michigan to pay just compensation to the bondholders if the court determines that the State of Michigan’s repeal or amendment of Act 142, or any other action taken by the State of Michigan in contravention of the State of Michigan’s pledge, completely deprived the bondholders of all economically beneficial use of the securitization property or unduly interfered with the reasonable expectations of the bondholders arising from their investment in the bonds. In determining what is an undue interference, a court would consider the nature of the governmental action, the economic impact of the governmental action on the bondholders and the extent to which the governmental action interferes with distinct investment-backed expectations of the bondholders. In addition, Miller Canfield Paddock and Stone, P.L.C. expects to deliver an opinion substantially to the same effect under the takings clause of the Michigan constitution. In examining whether action of the Michigan legislature amounts to a regulatory taking, both U.S. federal and state courts will consider the character of the governmental action and whether such action substantially advances the legitimate governmental interests of the State of Michigan, the economic impact of the governmental action on the bondholders and the extent to which the governmental action interferes with distinct investment-backed expectations. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient for you to recover fully your investment in the bonds.

In connection with the foregoing, each of Pillsbury Winthrop Shaw Pittman LLP and Miller Canfield Paddock and Stone, P.L.C. has advised us that issues relating to the Contract Clause and Takings Clause of the United States constitution and Michigan constitution are essentially decided on a case-by-case basis and that the courts’ determinations, in most cases, appear to be strongly influenced by the facts and circumstances of the particular case, and both firms have further advised us that there are no reported controlling judicial precedents that are directly on point. The opinions described above will be subject to the qualifications included in them. The degree of impairment necessary to meet the standards for relief under a Takings Clause analysis or Contract Clause analysis could be substantially in excess of what a bondholder would consider material.

For a discussion of risks associated with potential judicial, legislation or regulatory actions, please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions”.

CONSUMERS ENERGY’S FINANCING ORDER

Consumers Energy’s Financing Order

On September 9, 2013, Consumers Energy filed an application with the MPSC for a financing order pursuant to Act 142 in MPSC Docket No. U-17473. In its application, Consumers Energy requested that it be given the authority, among other things, to securitize, through the issuance of securitization bonds, up to $454,300,000 in qualified costs. Under its application, Consumers Energy alone was proposed to be the sole sponsor and seller into the securitization.

On December 6, 2013, the MPSC issued a financing order (the financing order). Under the financing order, Consumers Energy was given the authority, among other things, to securitize, through the issuance of securitization bonds, not to exceed $389,600,000 in qualified costs.

Act 142 allows a party to appeal the financing order to the Michigan Court of Appeals within 30 days after the financing order is issued. On January 3, 2014, the Association of Businesses Advocating Tariff Equity, one of the parties that participated in MPSC Docket No. U-17473, appealed the financing order to the Michigan Court of Appeals pursuant to Act 142. On January 16, 2014, the Association of Businesses Advocating Tariff Equity submitted the stipulation of all parties to MPSC Docket No. U-17473 to voluntarily dismiss its appeal. The Michigan Court of Appeals issued an order on January 22, 2014 dismissing the Association of Businesses Advocating Tariff Equity’s appeal. As provided by Act 142, no further appeals could be filed after January 6, 2014.

Consumers Energy unconditionally accepted all conditions and limitations requested by the financing order in a letter dated January 24, 2014 from Consumers Energy to the MPSC.

As of January 24, 2014, the financing order was final and not subject to appeal.

In the financing order, the MPSC reaffirmed that it shall not reduce, impair, postpone, terminate or otherwise adjust the securitization charges approved in the financing order or impair the securitization property or the collection of securitization charges or the recovery of the qualified costs and ongoing other qualified costs and that it will act pursuant to the financing order to ensure that the expected securitization charges are sufficient to pay on a timely basis scheduled principal of and interest on the securitization bonds issued pursuant to the financing order and the ongoing other qualified costs in connection with the securitization bonds. Pursuant to the provisions of Act 142 and, by its terms, the financing order, together with the securitization charges authorized by the financing order, are irrevocable and not subject to reduction, impairment or adjustment by further action of the MPSC, except by use of the true-up adjustment procedures approved in the financing order.

The financing order also approves the structure and other key terms of the securitization bonds.

We have filed the financing order with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The statements summarizing the financing order in this prospectus do not purport to be complete and are subject to and qualified by reference to the provisions of the financing order.

Collection of Securitization Charges

The financing order authorizes Consumers Energy to collect securitization charges from the covered electric customers in an amount sufficient to pay on a timely basis scheduled principal of and interest on the bonds and all ongoing other qualified costs in connection with the securitization bonds. There is no cap on the level of securitization charges that may be imposed on covered electric customers to pay on a timely basis scheduled principal of and interest on the bonds and ongoing other qualified costs. The securitization charges related to the securitization bonds shall be billed to each covered electric customer for recovery over a period of not greater than 15 years after the beginning of the first complete billing cycle during which the securitization charges were initially placed on any covered electric customer’s bill. However, Consumers Energy may continue to collect any billed but uncollected securitization charges after the close of this 15-year period. Amounts of the securitization charges remaining unpaid after the close of this 15-year period may be recovered through use of collection activities, including the use of the judicial process.

Revisions to Electric Tariffs

Consumers Energy shall revise its electric tariffs in accordance with the financing order before any securitization bonds are issued. Consumers Energy shall also file, no less than seven days prior to the initial imposition and billing of its securitization charges, revised tariff sheets reflecting all the terms of the financing order, including those necessary to implement the bill credit proposed by Consumers Energy. Consumers Energy shall also include necessary language in its electric tariffs to periodically provide for true-up adjustments to securitization charges. Please see “Description of the Securitization Property—Securitization Rate Classes”.

Securitization Rate Classes and Cost Allocations; Nonbypassability

Act 142 provides that the securitization charges are nonbypassable. The financing order provides that securitization charges are payable by all existing and future covered electric customers. Covered electric customers do not include (i) current choice customers, (ii) customers to the extent they obtain or use self-service power or (iii) customers to the extent engaged in affiliate wheeling.

Allocation of Payment Responsibility Among Customer Classes

Under the terms of the financing order, responsibility for the payment of the securitization charges associated with the bonds is allocated among covered electric customer classes (which we refer to as securitization rate classes) based upon the most recent MPSC-approved production cost allocation methodology (4CP 50/25/25). This methodology allocates 50% of charges to each rate class’ average contribution to summer system peak demands, 25% of charges to each rate class’ average contribution to on-peak energy consumption and 25% of charges to each rate class’ contribution to total energy consumption. Average rate class contribution levels reflect the most recent available three year historical load profiles, applied to the most recent sales forecast. Under the financing order, each securitization rate class is allocated a percentage responsibility for the payment of the bonds and related costs. The securitization charge shall be a uniform per kilowatt-hour, or kWh, surcharge within each class. The initial percentage allocations are shown below under “Description of the Securitization Property—Securitization Rate Classes”.

True-Up Mechanism

The financing order authorizes adjustments to securitization charges to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. There is no cap on the level of securitization charges that may be imposed on covered electric customers as a result of the true-up adjustment process.

Act 142 and the financing order mandate that securitization charges on covered electric customers be reviewed and adjusted by the MPSC at least annually to correct any overcollections or undercollections of the preceding 12 months and to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. In addition, the financing order provides that true-up adjustments are required on a semi-annual basis (or, one year prior to the last scheduled final payment date for the latest maturing tranche, on a quarterly basis) if the servicer determines that a true-up adjustment is necessary to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. True-up adjustments may also be made by the servicer more frequently at any time, without limits as to frequency, if the servicer determines that a true-up adjustment is necessary to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. The financing order permits mid-year true-up adjustments to be implemented immediately without additional MPSC approval if the proposed true-up adjustment is not opposed.

State Pledge

The State of Michigan has pledged in Act 142, for the benefit and protection of the financing parties, including the bondholders, and Consumers Energy, that it will not take or permit any action that would impair the value of the securitization property, reduce or alter, except as allowed in connection with a true-up adjustment, or impair the securitization charges to be imposed, collected and remitted, until the principal, interest and premium, and any other charges incurred and contracts to be performed, in connection with the securitization bonds have been paid and performed in full. In the financing order, the MPSC reaffirmed that it shall not reduce, impair, postpone, terminate or otherwise adjust the securitization charges approved in the financing order or impair the securitization property or the collection of securitization charges or the recovery of the qualified costs and ongoing other qualified costs and that it will act pursuant to the financing order to ensure that the expected securitization charges are sufficient to pay on a timely basis scheduled principal of and interest on the securitization bonds issued pursuant to the financing order and the ongoing other qualified costs in connection with the securitization bonds.

Servicing Agreement

In the financing order, the MPSC authorized Consumers Energy, as the servicer, to enter into a servicing agreement. The servicing agreement to be entered into by Consumers Energy is described under “The Servicing Agreement” in this prospectus.

Binding on Successors

Act 142 provides that any successor to an electric utility, whether pursuant to any bankruptcy, reorganization or other insolvency proceeding or pursuant to any merger, acquisition, sale or transfer, by operation of law, as a result of electric utility restructuring or otherwise, shall perform and satisfy all obligations of the electric utility under Act 142 in the same manner and to the same extent as the electric utility, including, but not limited to, collecting and paying to the person entitled to revenues with respect to the securitization property. The financing order provides that the financing order, together with the securitization charges authorized by the financing order, shall be binding upon Consumers Energy and any of its successors or affiliates that provide distribution service directly to customers in Consumers Energy’s service area as of the initial date of issuance of the securitization bonds.

DESCRIPTION OF THE SECURITIZATION PROPERTY

Creation of Securitization Property

Act 142 defines securitization property as the rights and interests of an electric utility or its successor under a financing order, including, without limitation, the right to impose, collect and receive securitization charges authorized in the financing order in an amount necessary to provide full recovery of all qualified costs, including the right to obtain true-up adjustments to those charges, and all revenue, collections, payments, money and proceeds arising out of the rights and interests described above. The bonds will be secured by securitization property, as well as the other collateral described under “Security for the Securitization Bonds”.

In addition to the right to impose, collect and receive securitization charges, the financing order:

·                  authorizes the sale of securitization property to us and the issuance of securitization bonds;

·                  establishes procedures for periodic true-up adjustments to securitization charges in the event of overcollection or undercollection; and

·                  provides that the financing order, together with the securitization charges, are irrevocable and not subject to reduction, impairment, postponement, termination or adjustment by further act of the MPSC (except for the periodic true-up adjustments to the securitization charges).

A form of the revisions to Consumers Energy’s electric tariffs described below is attached to the financing order. Consumers Energy will so revise its electric tariffs with the MPSC prior to the issuance date of the bonds.

The initial securitization charges will be placed on customers’ bills beginning with the first billing cycle after the sale of the securitization bonds. The initial securitization charges will be more fully described in the prospectus supplement. The initial securitization charges will also be set forth in revisions to Consumers Energy’s electric tariff, which will be initially filed prior to the issuance of the bonds and thereafter will be modified in connection with any true-up adjustment to reflect any modifications in the securitization charges resulting therefrom.

As described above, in determining the securitization charge, responsibility for the payment of the costs associated with the securitization bonds will be allocated among securitization rate classes based upon the allocation methodology approved by the MPSC in the financing order to recover the qualified costs.

The defined securitization rate classes are as follows:

Residential Rate Class

·                  This class is comprised of all covered electric customers subject to Consumers Energy’s tariffs for residential customers. This class excludes current choice customers.

Secondary Rate Class

·                  This class is comprised of covered electric customers subject to Consumers Energy’s tariff for secondary service and is comprised of non-residential customers taking service at a nominal voltage of less than 2,400 volts. This class excludes current choice customers.

Primary Rate Class

·                  This class is comprised of covered electric customers subject to Consumers Energy’s tariff for primary service and is applicable to non-residential customers whose service is provided at a nominal voltage of 2,400 volts or greater. This class excludes current choice customers.

Streetlighting Rate Class

·                  This class is comprised of covered electric customers subject to Consumers Energy’s metered and nonmetered streetlighting tariffs and is applicable to non-residential customers. This class excludes current choice customers.

Under the terms of the financing order, Consumers Energy will initially allocate the securitization charges among the securitization rate classes approximately as follows:

Securitization Rate Classes

Securitization Rate Class	Allocation Percentage
Residential	42.4%
Secondary	24.6%
Primary	32.6%
Streetlighting	0.4%

Because of differences in cost responsibility as shown above, the securitization rate for each securitization rate class will differ. The above securitization rate class initial allocation percentages are estimated amounts, and actual amounts may differ.

The financing order provides that the securitization charge will be a kWh charge uniformly applied to all customers within each securitization rate class.

The initial securitization charge rates that will be assessed to covered electric customers comprising each of the above securitization rate classes, as of beginning of the first billing cycle following the issuance date for the bonds as well as the estimated percentage of the total bill received by an average retail residential customer that such securitization charge and all other securitization charges represent, will be set forth in the prospectus supplement.

Billing and Collection

Securitization charges will be collected by the servicer from covered electric customers as part of its normal collection activities. Securitization charges will be deposited by the servicer into the collection account under the terms of the indenture and the servicing agreement. The servicer will deposit in the collection accounts payments of securitization charges on each business day based on estimated collections in accordance with the procedures described below under “The Servicing Agreement—Remittances to Collection Account”.

Act 142 provides that the interest of an assignee or pledgee in securitization property and in the revenues and collections arising from that property are not subject to setoff, counterclaim, surcharge or defense by the applicable electric utility or any other person or in connection with the bankruptcy of the electric utility or any other entity. Act 142 provides that securitization charges are nonbypassable. The financing order provides that partial payments of bills by customers should be allocated ratably among the securitization and tax charges authorized pursuant to the financing order relating to the 2001-1 securitization bonds, the securitization charges authorized by the financing order relating to the securitization bonds offered by this prospectus and the prospectus supplement and other billed amounts based on the ratio of each component of the bill to the total bill.

Act 142 provides that securitization charges shall be collected by an electric utility, its successors, an assignee or other collection agents as provided for in the financing order. The financing order provides that the servicer shall remit all collections of the securitization charges to the trustee for our account, in accordance with the terms of the servicing agreement. The servicing agreement provides that Consumers Energy as the initial servicer is permitted to commingle the securitization charges with other funds collected prior to remitting such charges to the trustee and requires that the collected securitization charges commingled with other funds will be remitted from Consumers Energy’s bank account to the trustee for deposit in the applicable collection account within two business days.

THE DEPOSITOR, SELLER, INITIAL SERVICER AND SPONSOR

General

Consumers Energy will be the seller and initial servicer of the securitization property securing the bonds, and will be the depositor and sponsor of the securitization in which bonds covered by this prospectus are issued.

Consumers Energy, a Michigan corporation and wholly-owned subsidiary of CMS Energy, is an electric and gas utility company serving Michigan’s lower peninsula. Consumers Energy owns and operates electric distribution and generation facilities and gas transmission, storage and distribution facilities. Consumers Energy serves individuals and businesses operating in the alternative energy, automotive, chemical, metal and food products industries, as well as a diversified group of other industries. Consumers Energy provides electricity and/or natural gas to approximately 6.5 million of Michigan’s 10 million residents. During the twelve months ended December 31, 2013, Consumers Energy billed approximately 32.5 billion kilowatt hours of electricity to its covered electric customers in Michigan, resulting in revenues of approximately $3.957 billion.

Consumers Energy is subject to the jurisdiction of the Federal Energy Regulatory Commission under the Federal Power Act with respect to acquisitions, operations and disposals of certain assets and facilities, services provided and rates charged, conduct among affiliates and other matters. Consumers Energy is regulated by the MPSC with respect to retail utility rates, accounting, utility services, certain facilities, certain asset transfers, corporate mergers and other matters.

Servicing Experience

Consumers Energy is currently an originator, sponsor and servicer of a structured financing arrangement involving the sale of accounts receivable, which is the subject of the intercreditor agreement described in this prospectus. Consumers Energy also has experience since November 2001 acting as a depositor, sponsor and servicer in one similarly-structured securitization transaction in the State of Michigan under Act 142, i.e. the 2001-1 securitization bonds issued by the 2001-1 securitization bond issuer. Since the date of issuance of the 2001-1 securitization bonds, Consumers Energy has filed on a timely basis all true-up adjustment filings required for the 2001-1 securitization bonds, and the 2001-1 securitization bond issuer has satisfied on a timely basis all interest payments on the 2001-1 securitization bonds and has made all principal payments on the 2001-1 securitization bonds in accordance with their expected amortization schedules. Consumers Energy services the 2001-1 securitization bonds in accordance with servicing standards that are substantially similar to those set forth in Consumers Energy’s servicing agreement with us. Please read “Relationship to the 2001-1 Securitization Bonds”.

Consumers Energy Covered Electric Customer Base and Electric Energy Consumption

Consumers Energy’s covered electric customer base consists of four broad customer rate classes: residential, secondary, primary and streetlighting. The securitization rate classes share this same delineation as reflected in the four different consumption-based securitization rate designs. These designs consider the wide range of load characteristics served under each customer class.

The following tables show the electricity delivered to covered electric customers, electric delivery revenues and number of covered electric customers for each of the four securitization rate classes for the years ended December 31, 2013, 2012, 2011, 2010 and 2009. There can be no assurances that the electricity sales, electric revenues and number of covered electric customers or the composition of any of the foregoing will remain at or near the levels reflected in the following tables.

Electricity Delivered to Michigan Covered Electric Customers, Total Billed Electric Revenues and Covered Electric Customers*

Electric Usage (As Measured by Billed GWh Sales) by Securitization Rate Class and Percentage Composition

Securitization Rate Class	Year Ended December 31, 2009		Year Ended December 31, 2010		Year Ended December 31, 2011		Year Ended December 31, 2012		Year Ended December 31, 2013
Residential	12,401	37%	13,036	39%	12,968	39%	12,892	38%	12,795	39%
Secondary	7,630	23%	7,664	23%	7,582	23%	7,650	23%	7,613	23%
Primary	13,019	39%	12,586	38%	12,866	38%	13,093	39%	11,945	37%
Streetlighting	179	1%	201	1%	195	1%	191	1%	182	1%
Total Retail	33,229	100%	33,487	100%	33,611	100%	33,826	100%	32,535	100%

Total Billed Electric Revenue by Securitization Rate Class and Percentage Composition (Dollars in thousands)

Securitization Rate Class	Year Ended December 31, 2009		Year Ended December 31, 2010		Year Ended December 31, 2011		Year Ended December 31, 2012		Year Ended December 31, 2013
Residential	$1,447,768	44%	$1,682,510	46%	$1,727,967	46%	$1,765,326	46%	$1,834,912	46%
Secondary	819,950	25%	913,173	25%	924,992	25%	965,551	25%	1,018,073	26%
Primary	980,333	30%	1,042,959	28%	1,061,173	28%	1,101,497	28%	1,071,420	27%
Streetlighting	31,633	1%	38,381	1%	38,798	1%	36,524	1%	32,865	1%
Total Retail	$3,279,684	100%	$3,677,023	100%	$3,752,930	100%	$3,868,898	100%	$3,957,270	100%

Service Territory Number of Average Metered Covered Electric Customers and Percentage Composition

Securitization Rate Class	Year Ended December 31, 2009		Year Ended December 31, 2010		Year Ended December 31, 2011		Year Ended December 31, 2012		Year Ended December 31, 2013
Residential	1,566,980	87.7%	1,569,183	87.7%	1,571,319	87.8%	1,571,873	87.9%	1,574,359	87.9%
Secondary	211,764	11.8%	210,553	11.8%	208,713	11.7%	207,962	11.6%	207,911	11.6%
Primary	3,701	0.2%	3,543	0.2%	3,540	0.2%	3,565	0.2%	3,539	0.2%
Streetlighting	4,809	0.3%	5,356	0.3%	5,227	0.3%	5,125	0.3%	5,050	0.3%
Total Retail	1,787,254	100.0%	1,788,635	100.0%	1,788,799	100.0%	1,788,525	100.0%	1,790,859	100.0%

* Totals may not add up to 100% due to rounding.

Forecasting Electricity kWh Consumption

Consumers Energy produces its kilowatt-hour forecast in the first and third quarters of each year, or more frequently when deemed necessary, for planning purposes. These forecasts are the basis for earnings projections as well as capacity/generation planning. The forecast cycle completed during the third quarter each year is typically adopted as Consumers Energy’s official budget. Consumers Energy monitors the accuracy of each forecast by conducting variance analysis at the customer class level on a monthly basis, taking into account abnormal weather impacts on kWh consumption.

Consumers Energy uses econometric models to predict kWh use per covered electric customer and covered electric customer counts for the residential and secondary securitization rate classes. The kWh consumption forecast for these two classes is the product of the kWh use per customer and customer count forecasts. Econometric models are also used to predict the primary securitization rate class kWh consumption. Kilowatt-hour consumptions are estimated for all other customer classes based on current trends and forward-looking assumptions. Weather, in the form of cooling and heating degree days, is used as the primary explanatory driver in the econometric models. Air conditioning equipment saturation, demographics and economic trends are also included as explanatory drivers. The econometric methods used to predict kWh use per customer, customer counts and kWh consumptions are widely used throughout the electric utility industry. Consumers Energy uses current kWh consumption trends and forward-looking assumptions to allocate the kWh and customer count forecasts down to the rate classification level (residential, secondary, primary and streetlighting classes) used in forecasting revenue collections.

Weather-Adjusted Variance For Ultimate Electric Delivery (GWh)

	Year Ended December 31, 2009	Year Ended December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2013
Residential
Forecast	12,888	12,550	12,532	12,584	12,593
Actual	12,686	12,364	12,563	12,563	12,507
Variance (%)	-1.6%	-1.5%	0.2%	-0.2%	-0.7%

Secondary
Forecast	8,096	7,160	7,598	7,646	7,458
Actual	7,823	7,493	7,500	7,520	7,443
Variance (%)	-3.4%	4.7%	-1.3%	-1.6%	-0.2%

Primary
Forecast	13,212	11,798	13,011	13,385	12,903
Actual	12,852	12,319	12,761	12,909	11,966
Variance (%)	-2.7%	4.4%	-1.9%	-3.6%	-7.3%

Streetlighting
Forecast	292	280	280	283	283
Actual	288	291	282	276	266
Variance (%)	-1.4%	3.9%	0.7%	-2.5%	-6.0%

TOTAL
Forecast	34,488	31,788	33,421	33,898	33,237
Actual	33,649	32,467	33,106	33,268	32,182
Variance (%)	-2.4%	2.1%	-0.9%	-1.9%	-3.2%

Variances among the four securitization rate classes, which are used to allocate payment responsibility for the bonds, may differ from the variances shown above, as the classifications are more specific.

Billing and Collections

The servicer of the bonds will bill covered electric customers for the securitization charges attributable to them and the servicer will also collect payments of the securitization charges as described under “The Servicing Agreement—Servicing Procedures”. The servicer will not pay any shortfalls resulting from the failure of any covered electric customer to pay securitization charge collections. If a covered electric customer defaults in the payment of securitization charges, the servicer will implement collection procedures as described below under “—Billing” and “—Collection Process”.

Credit Policy

Consumers Energy’s Michigan credit and collections policies are regulated by the MPSC. Under MPSC’s regulations, Consumers Energy is obligated to provide electric distribution service to all covered electric customers within its Michigan service territory.

On application for service, the identification and credit standing of all covered electric customers is verified by previous payment history if available. A new applicant for service will generally be assessed a security deposit if the applicant has a previous bankruptcy, charge-off or poor payment history. If an applicant for residential service refuses to provide a Social Security number, drivers’ license number or some other acceptable form of identification, service will not be provided. If the covered electric customer has been terminated for nonpayment, a security deposit will generally be required. The residential deposit is set at 1/12th of estimated annual usage. A new applicant for nonresidential service will generally be assessed a security deposit if the applicant has a previous bankruptcy, charge-off or poor payment history. This can be done through providing a security deposit (twice the average estimated monthly electricity bill), furnishing a surety bond and/or a bank letter of credit.

According to MPSC regulations, Consumers Energy may refuse to provide service, at any location, to an applicant who is indebted to it for any service previously furnished to the applicant. Consumers Energy will commence service, however, if a reasonable payment plan for the indebtedness is agreed to by the residential applicant and the company, and it may likewise commence service for an industrial or commercial applicant.

MPSC regulations and Consumers Energy’s tariff allow certain classes of covered electric customers to elect to be billed on an Equal Payment Plan budget billing program. For Equal Payment Plan covered electric customers, Consumers Energy estimates total service in advance for an equal payment period, typically one year, and bills are rendered monthly on the basis of one eleventh of that estimate (or for payment periods of less than one year, one divided by the number of months in the applicable period). If the charges for actual service during the equal payment period exceed the bills as rendered, the amount of such excess must be paid on or before the due date of the bill covering the last month of the payment period; if the charges for actual service used are less than the amount paid by the Equal Payment Plan covered electric customer, the amount of such overpayment must be refunded to the covered electric customer or credited on the last bill of the equal payment period. For Equal Payment Plan covered electric customers, all refunds and credits will be applied based on the portion of their bills not constituting securitization charges, and therefore no payments of securitization charges will be refunded or credited to these covered electric customers in the event of overpayment.

Billing

Consumers Energy bills its customers about once every 30 days in 21 billing portions, with approximately an equal number of electricity bills being distributed each business day. For the year ending December 31, 2013, Consumers Energy made available an average of 150,000 electricity bills plus notices of disconnection on each business day to customers in various categories.

As of December 31, 2013, approximately 322,070 of Consumers Energy’s residential and small business customers in Michigan, who constitute approximately 17% of Consumers Energy’s Michigan customers, had chosen to be billed using the Equal Payment Plan budget billing program described above.

For accounts with potential billing errors, exception alerts and reports are generated for manual review by billing personnel. This review examines accounts that have abnormally high or low electricity bills, potential meter-reading errors and possible meter malfunctions.

Collection Process

Consumers Energy historically received, and expects that it will continue to receive, the majority of covered electric customer payments via the U.S. mail, direct payment offices and authorized paystations; however, other payment options are also available. These options include payment by electronic fund transfers or credit/debit cards through third party providers.

Consumers Energy considers residential customer electricity bills to be delinquent if they are unpaid five days after the bill due date. Consumers Energy considers nonresidential customer electricity bills to be delinquent if they are unpaid five days after the bill due date. In general, Consumers Energy’s collection process begins when balances are unpaid for 27 days or more from the billing date. At that time Consumers Energy begins collection activities, including multiple delinquency notice mailings and telephone calls, and ending with electricity shut-off. Consumers Energy uses collection agencies as needed throughout the collection process.

The servicer may change its collection policies and procedures, consistent with MPSC guidelines and the financing order, from time to time.

Loss Experience

The following table sets forth information relating to the annual net charge-offs for Consumers Energy, including net charge-offs of customers as part of Consumers Energy’s annual charge-off reconciliation process.

Net Charge-Offs as a Percentage of Billed Distribution Revenues

	2009	2010	2011	2012	2013
Billed Electric Revenues ($ in millions)	$3,309.3	$3,718.3	$3,800.3	$3,925.3	$4,013.6
Net Charge-Offs ($ in millions)	$22.6	$20.1	$26.6	$27.4	$32.0
Percentage of Billed Revenue	0.68%	0.54%	0.70%	0.70%	0.80%

Days Sales Outstanding

The following table sets forth information relating to the number of days that Consumers Energy’s bills remained outstanding during the calendar year (or other period referred to below) ending on each of the dates referred to below.

Days Sales Outstanding

	As Of 12/31/09	As Of 12/31/10	As Of 12/31/11	As Of 12/31/12	As Of 12/31/13
Days Sales Outstanding	39.64	38.54	36.61	41.79	40.03

Delinquencies

The following table sets forth information relating to the delinquency experience of Consumers Energy as of each of the dates shown below.

Delinquencies as a Percentage of Total Billed Revenues

	As Of 12/31/09	As Of 12/31/10	As Of 12/31/11	As Of 12/31/12	As Of 12/31/13
30-59 days	0.32%	0.23%	0.10%	0.32%	0.27%
60-89 days	0.19%	0.13%	0.06%	0.16%	0.16%
90+ days	0.36%	0.28%	0.48%	0.48%	0.37%
Total	0.87%	0.64%	0.64%	0.96%	0.80%

* Percentage of Billed Revenue is the percentage of the trailing twelve month revenue divided by the trailing twelve month average monthly delinquencies, each as of September 30.

Where to Find Information About Consumers Energy

Consumers Energy files periodic and current reports with the SEC as required by the Exchange Act. Reports filed with the SEC by Consumers Energy are available for inspection without charge at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, DC 20549 on official business days between the hours of 10:00 a.m. and 3:00 p.m. Copies of periodic and current reports and exhibits thereto may be obtained at the above location at prescribed rates. Information as to the operation of the public reference facilities is available by calling the SEC at 1-800-SEC-0330. Information filed with the SEC can also be inspected at the SEC’s website at http://www.sec.gov. Except as provided in the prospectus supplement, no other information contained on that website constitutes part of this prospectus or the prospectus supplement related to the bonds.

CONSUMERS 2014 SECURITIZATION FUNDING LLC, THE ISSUING ENTITY

We are a special purpose limited liability company formed under the Delaware Limited Liability Company Act pursuant to a limited liability company agreement executed by our sole member, Consumers Energy, and the filing of a certificate of formation with the Secretary of State of the State of Delaware. The limited liability company agreement will be amended and restated prior to the issuance date in respect of the bonds, and references in this prospectus to our limited liability company agreement mean the amended and restated agreement. Our limited liability company agreement restricts us from engaging in activities other than those described in this section. We do not have any employees, but we will pay our member for out-of-pocket expenses incurred by the member in connection with its services to us in accordance with our limited liability company agreement. We have summarized selected provisions of our limited liability company agreement below, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. On the date of issuance of the bonds, our capital will be equal to 0.5% of the principal amount of such bonds issued or such other amount as may allow the bonds to achieve the desired security rating and treat the bonds as debt under applicable guidance issued by the Internal Revenue Service, or IRS.

As of the date of this prospectus, we have not carried on any business activities and have no operating history. We are not an agency or instrumentality of the State of Michigan.

Our assets will consist of:

·                  the securitization property;

·                  our rights under the sale agreement, under the administration agreement and under the bill of sale delivered by Consumers Energy pursuant to the sale agreement;

·                  our rights under the servicing agreement and any subservicing, agency, administration, intercreditor or collection agreements executed in connection with such servicing agreement;

·                  the collection account and all subaccounts of such collection account;

·                  all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

·                  all payments on or under and all proceeds in respect of any or all of the foregoing.

The indenture provides that the securitization property, as well as our other assets, other than any investment earnings on funds in the capital subaccount that will be periodically released to us if funds are available after paying principal, interest and fees and expenses required to be paid on each payment date, will be pledged by us to the trustee to secure our obligations in respect of the bonds. Pursuant to the indenture, the collected securitization charges remitted by the servicer must be used to pay principal of and interest on the bonds and ongoing other qualified costs and our other obligations specified in the indenture.

Restricted Purpose

We have been created for the sole purpose of:

·                  acquiring, owning, holding, administering, servicing or entering into agreements regarding the receipt and servicing of securitization property and the other collateral, along with certain other related assets;

·                  managing, selling, assigning, pledging, collecting amounts due on or otherwise dealing with the securitization property and the other collateral and related assets to be so acquired in accordance with the terms of the basic documents;

·                  negotiating, authorizing, executing, delivering, assuming the obligations under and performing our duties under the basic documents and any other agreement or instrument or document relating to the activities set forth in the first two bullet points above; provided, that each party to any such agreement under which material obligations are imposed upon us shall covenant that it shall not, prior to the date that is one year and one day after the termination of the indenture and the payment in full of the securitization bonds and any other amounts owed under the indenture, acquiesce, petition or otherwise invoke or cause us to invoke the process of any court or other governmental authority for the purposes of commencing or sustaining an involuntary case against us under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of ours or any substantial part of our property, or ordering the winding up or liquidation of our affairs; provided, further, that we shall be permitted to incur additional indebtedness or other liabilities payable to service providers and trade creditors in the ordinary course of business in connection with the foregoing activities;

·                  filing with the SEC one or more registration statements, including any pre-effective or post-effective amendments thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including any prospectus supplement and prospectus and exhibits contained therein) and filing such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents necessary or desirable to register the securitization bonds under the securities or blue sky laws of various jurisdictions;

·                  authorizing, executing, delivering, issuing and registering the securitization bonds;

·                  making payments on the securitization bonds;

·                  pledging our interest in the securitization property and other collateral to the trustee under the indenture in order to secure the securitization bonds; and

·                  engaging in any lawful act or activity and exercising any powers permitted to limited liability companies formed under the laws of the State of Delaware that, in either case, are incidental to, or necessary, suitable or convenient for, the accomplishment of the above-mentioned purposes.

Our limited liability company agreement does not permit us to engage in any activities not directly related to these purposes, including issuing securities (other than the bonds), borrowing money or making loans to other persons or entities. The list of permitted activities set forth in our limited liability company agreement may not be altered, amended or repealed without the affirmative vote of a majority of our managers, which vote must include the affirmative vote of our independent managers. Our limited liability company agreement and the indenture will prohibit us from issuing any securitization bonds (as such term is defined in Act 142) other than the bonds that we will offer pursuant to the prospectus supplement.

Our Relationship with Consumers Energy

On the issue date for the bonds Consumers Energy will sell securitization property to us pursuant to a sale agreement between us and Consumers Energy. Consumers Energy will service the securitization property pursuant to a servicing agreement between us and Consumers Energy and will provide administrative services to us pursuant to an administration agreement between us and Consumers Energy.

Our Management

Pursuant to our limited liability company agreement, our business will be managed by five or more managers, of whom at least two will be independent managers, in each case appointed from time to time by Consumers Energy or, in the event that Consumers Energy transfers its interest in us, by our owner or owners. Following the issuance of the bonds, we will have at least two independent managers, each of whom, among other things, (i) is an individual who has prior experience as an independent director, independent manager or independent member for special-purpose entities, (ii) is employed by a nationally-recognized company that provides professional independent managers and other corporate services, (iii) is duly appointed as an independent manager and (iv) is not and has not been for at least five years from the date of his or her appointment, and while serving as an independent manager will not be, any of the following:

·                  a member, partner or equity holder of us, Consumers Energy, any of our respective affiliates or any of our owner’s affiliates;

·                  an officer, employee, director or manager (other than as an independent director or independent manager for a special purpose bankruptcy-remote entity) of Consumers Energy or any of our affiliates or any of our owner’s affiliates;

·                  a creditor, supplier or service provider (including provider of professional services) to us, Consumers Energy or any of their respective equity holders or affiliates, other than a nationally recognized company that routinely provides professional independent managers and other corporate services to us, Consumers Energy or any of its affiliates in the ordinary course of its business;

·                  a family member of any member, partner, equity holder, manager, officer, employee, creditor, supplier or service provider; or

·                  a person or entity that controls (whether directly, indirectly or otherwise) any person or entity listed in the bullet points above.

Consumers Energy, as our sole member, will appoint the independent managers prior to the issuance of the bonds. None of our managers or officers has been involved in any legal proceedings specified in Item 401(f) of the SEC’s Regulation S-K.

Manager Fees and Limitation on Liabilities

We have not paid any compensation to any manager since we were formed. We will not compensate our managers, other than the independent managers, for their services on our behalf. We will pay the annual fees of the independent managers from our revenues and will reimburse them for reasonable out-of-pocket expenses. These expenses include the reasonable compensation, expenses and disbursements of the agents, representatives, experts and counsel that the independent managers may employ in connection with the exercise and performance of their rights and duties under our limited liability company agreement.

Our limited liability company agreement provides that, to the extent permitted by law, the managers will not be personally liable for any of our debts, obligations or liabilities. Our limited liability company agreement further provides that, except as described below, to the fullest extent permitted by law, we will indemnify the managers against any liability incurred in connection with their services as managers for us if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to our best interests. With respect to a criminal action, the managers will be indemnified unless they had reasonable cause to believe their conduct was unlawful. Under our limited liability company agreement we will not indemnify the managers for any judgment, penalty, fine or other expense directly caused by their fraud, gross negligence or willful misconduct or, in the case of an independent manager, bad faith or willful misconduct. We will pay any indemnification amounts owed to the managers out of funds in the collection accounts, subject to the priority of payments described in “Security for the Securitization Bonds—How Funds in the Collection Account will be Allocated”.

We Are a Separate and Distinct Legal Entity from Consumers Energy

Under our limited liability company agreement, we may not file a voluntary petition for relief under the Bankruptcy Code, without the affirmative vote of our member and the affirmative vote of all of our managers, including the independent managers. Consumers Energy has agreed that it will not cause us to file a voluntary petition for relief under the Bankruptcy Code. Our limited liability company agreement requires us, except for financial reporting purposes (to the extent required by generally accepted accounting principles) and for U.S. federal income tax purposes, and, to the extent consistent with applicable state law, state income tax purposes, to maintain our existence separate from Consumers Energy, including:

·                  taking all necessary steps to continue our identity as a separate legal entity;

·                  making it apparent to third persons that we are an entity with assets and liabilities distinct from those of Consumers Energy, other affiliates of Consumers Energy, the managers or any other person or entity; and

·                  making it apparent to third persons that, except for federal and certain other tax purposes, we are not a division of Consumers Energy or any of its affiliated entities or any other person or entity.

Administration Agreement

Consumers Energy will, pursuant to an administration agreement between Consumers Energy and us, provide administrative services to us, including services relating to the preparation of financial statements, required filings with the SEC, any tax returns we might be required to file under applicable law, qualifications to do business, and minutes of our managers’ meetings. We will pay Consumers Energy a fixed fee of $50,000 per annum, payable in installments of $25,000 on each payment date, for performing these services, plus we will reimburse Consumers Energy for all costs and expenses for services performed by unaffiliated third parties and actually incurred by Consumers Energy in performing such services described above.

USE OF PROCEEDS

We will use the net proceeds from the sale of the bonds to pay our costs of issuance of the bonds and for our other initial costs of the transaction, or to reimburse Consumers Energy for expenses of authorization, issuance and sale of the bonds, and the balance will be used by us to purchase the securitization property from Consumers Energy. In accordance with Act 142 and the financing order, Consumers Energy will use the proceeds from the sale of the securitization property to retire a portion of its existing debt and/or equity.

RELATIONSHIP TO THE 2001-1 SECURITIZATION BONDS

In November 2001, the 2001-1 securitization bond issuer issued $468,592,000 of 2001-1 securitization bonds. The 2001-1 securitization bonds were issued to securitize Consumers Energy’s generation-related regulatory assets recoverable through irrevocable nonbypassable securitization charges provided for under Michigan law and a financing order and order on rehearing issued by the MPSC on October 24, 2000 and January 4, 2001, respectively. After giving effect to payments on the 2001-1 securitization bonds on the April 20, 2014 quarterly payment date, the 2001-1 securitization bonds had $70,614,670 in aggregate principal amount outstanding, which was equal to the amount set forth in the expected amortization schedule for the 2001-1 securitization bonds. The final legal maturity date of the 2001-1 securitization bonds is October 20, 2016, and the expected final payment date of the 2001-1 securitization bonds is October 20, 2015.

Although Consumers Energy is the servicer with respect to the 2001-1 securitization bonds and will be the initial servicer with respect to the securitization bonds, as more fully described under “The Depositor, Seller, Initial Servicer and Sponsor”, we are a separate legal entity from the 2001-1 securitization bond issuer, and the securitization bonds described in this prospectus and the prospectus supplement will be payable from collateral that is separate from that securing the 2001-1 securitization bonds. The 2001-1 securitization bond issuer will have no obligations under our securitization bonds, and we will have no obligations under the 2001-1 securitization bonds. Please read “Act 142—Electric Utilities May Securitize Qualified Costs”, “Consumers Energy’s Financing Order” and “Security for the Securitization Bonds”.

DESCRIPTION OF THE SECURITIZATION BONDS

General

We will issue the bonds pursuant to the terms of an indenture between us and the trustee specified in the prospectus supplement to finance the purchase by us of the securitization property. The particular terms of the bonds will be described in the indenture and the series supplement (as defined under “Glossary of Defined Terms”). We have summarized below selected provisions of the indenture and the bonds. This summary does not purport to be complete and is subject to the terms and provisions of the indenture and series supplement, forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. Please read “Where You Can Find More Information”.

The aggregate principal amount of the bonds that may be authenticated and delivered under the indenture and the financing order is not to exceed $389,600,000, representing qualified costs, as defined in Act 142, of the remaining book value of certain generating units and transaction and debt retirement costs. The bonds may include one or more tranches. Tranches of bonds may differ from each other as to the interest rate, maturity and the timing, sequential order and amount of payments of principal or interest, or both.

The prospectus supplement will describe the terms of the bonds and, if applicable, the tranches thereof, including, among other things:

·                  the designation of any tranches of the bonds;

·                  the principal amount (and, if more than one tranche is issued, the respective principal amounts of the tranches of the bonds);

·                  the rate at which interest accrues and, if more than one tranche is issued, such information for the respective tranches;

·                  the payment dates;

·                  the scheduled payment dates, the scheduled final payment date and the final maturity date of the bonds and, if more than one tranche is issued, such information for the respective tranches;

·                  the issuance date of the bonds;

·                  the authorized denominations;

·                  the expected sinking fund schedule for principal of the bonds and, if more than one tranche is issued, such schedule for the respective tranches;

·                  the place or places for the payment of interest, principal and premium, if any;

·                  any additional secured parties;

·                  the identity of the trustee;

·                  the securitization charges and the collateral;

·                  whether or not the bonds are to be in book-entry form; and

·                  any other terms of the tranches that are not inconsistent with the provisions of the indenture and that will not result in any rating agency reducing or withdrawing its rating of any outstanding tranche of bonds.

The bonds are not a debt or obligation of the State of Michigan and are not a charge on its full faith and credit or taxing power. Neither Consumers Energy nor any of its affiliates will guarantee or insure the bonds. Financing orders authorizing the issuance of securitization bonds do not constitute a pledge of the faith and credit of the State of Michigan or of any of its political subdivisions. The issuance of the bonds under Act 142 will not directly, indirectly or contingently obligate the State of Michigan or any county, municipality or other political subdivision of the State of Michigan to levy or to pledge any form of taxation for the bonds or to make any appropriation for their payment.

Interest and Principal on the Securitization Bonds

Interest will accrue on the principal balance of each bond at the interest rate specified in or determined in the manner specified in the prospectus supplement. Interest will be payable on each payment date, commencing on the date specified in the prospectus supplement. Interest payments will be made from collections of securitization charges, including amounts available in the excess funds subaccount and, if necessary, the amounts available in the capital subaccount. Please read “Security for the Securitization Bonds—How Funds in the Collection Account will be Allocated”.

Principal of the bonds of each tranche will be payable in the amounts and on the payment dates specified in the prospectus supplement, but only to the extent that amounts in the collection account are available, and subject to the other limitations described below, under “Security for the Securitization Bonds—How Funds in the Collection Account will be Allocated”. Accordingly, principal of the bonds may be paid later, but not sooner, than reflected in the expected sinking fund schedule, except in the case of an acceleration. The prospectus supplement will set forth the expected sinking fund schedule and expected amortization schedule for the bonds and, if applicable, the tranches thereof. If principal of any tranche is not paid in full on the final maturity date for such tranche, an event or default will occur. On any payment date, unless an event of default has occurred and is continuing and the bonds have been declared due and payable, the trustee will make principal payments on the bonds only until the outstanding principal balances of those bonds have been reduced to the principal balances specified in the applicable expected amortization schedule for that payment date. The trustee will retain in the excess funds subaccount any collections of securitization charges in excess of amounts then due and payable in respect of our obligations and expenses (all as described under “Security for the Securitization Bonds—How Funds in the Collection Account will be Allocated”).

If the trustee receives insufficient collections of securitization charges for any payment date, and amounts in the collection account (and the applicable subaccounts of the collection account) are not sufficient to make up the shortfall, principal of any tranche of bonds may be payable later than expected, as described in this prospectus. Please read “Risk Factors—Other Risks Associated with an Investment in the Securitization Bonds”. The failure to make a scheduled payment of principal on the bonds because there are not sufficient funds in the collection account does not constitute a default or an event of default under the indenture, except for the failure to pay in full the unpaid balance of any tranche upon the final maturity date for such tranche. If an event of default (other than a breach by the State of Michigan of its pledge) has occurred and is continuing, then the trustee or the holders of a majority in principal amount of the bonds then outstanding may declare the bonds to be immediately due and payable, in which event the entire unpaid principal amount of the bonds will become due and payable. Please read “—Events of Default; Rights Upon Event of Default”.

Payments on the Securitization Bonds

The trustee will pay on each payment date to the holders of each tranche of bonds, to the extent of available funds in the collection account, all payments of principal and interest then due. The trustee will make each payment other than the final payment with respect to any bonds to the holders of record of the bonds of the applicable tranche on the record date for that payment date. The trustee will make the final payment for each tranche of bonds, however, only upon presentation and surrender of the bonds of that tranche at the office or agency of the trustee specified in the notice given by the trustee of the final payment. The trustee will mail notice of the final payment to the bondholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.

The failure to pay accrued interest on any payment date (even if the failure is caused by a shortfall in securitization charges received) will result in an event of default for the bonds unless such failure is cured within five business days. Please read “—Events of Default; Rights Upon Event of Default”. Any interest not paid when due (plus interest on the defaulted interest at the applicable interest rate to the extent lawful) will be payable to the bondholders on a special record date. The special record date will be at least 15 business days prior to the date on which the trustee is to make such special payment (a special payment date). We will fix any special record date and special payment date. At least 10 days before any special record date, the trustee will mail to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.

The entire unpaid principal amount of the bonds will be due and payable (i) on the final maturity date or (ii) if an event of default under the indenture occurs and is continuing and the trustee or the holders of a majority in principal amount of the bonds have declared the bonds to be immediately due and payable.

However, the nature of our business will result in payment of principal upon an acceleration of the bonds being made as funds become available. Please read “Risk Factors—Risk Associated with the Unusual Nature of the Securitization Property—Foreclosure of the trustee’s lien on the securitization property for the securitization bonds might not be practical, and acceleration of the securitization bonds before maturity might have little practical effect” and “Risk Factors—Risk Associated with Limited Source of Funds—You may experience material payment delays or incur a loss on your investment in the securitization bonds because the source of funds for payment is limited”.

At the time, if any, we issue the bonds in the form of definitive bonds and not to The Depository Trust Company, or DTC, or its nominee, the trustee will make payments with respect to that tranche on a payment date or a special payment date by check mailed to each holder of a definitive bond of the tranche of record on the applicable record date at its address appearing on the register maintained with respect to the bonds. Upon written application by a holder of any tranche of bonds in physical form to the trustee not later than the applicable record date, the trustee will make payments by wire transfer to an account maintained by the payee.

If any special payment date or other date specified for any payments to bondholders is not a business day, the trustee will make payments scheduled to be made on that special payment date or other date on the next business day, and no interest will accrue upon the payment during the intervening period.

Registration and Transfer of the Securitization Bonds

Bonds in definitive form will be transferable and exchangeable at the office of the registrar identified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, there will be no service charge for any registration or transfer of the bonds, but the trustee may require the owner to pay a sum sufficient to cover any tax or other governmental charge.

We will issue each tranche of the bonds in the minimum initial denominations set forth in the prospectus supplement.

The trustee will make payments of interest and principal on each payment date to the bondholders in whose names the bonds were registered on the record date.

Securitization Bonds Will Be Issued in Book-Entry Form

Unless we specify otherwise in the prospectus supplement, the bonds will be available to investors only in the form of book-entry bonds. You may hold your bonds through DTC in the United States, Clearstream Banking, société anonyme, or Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear system, or Euroclear, in Europe or in any other manner we describe in the prospectus supplement. You may hold your bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.

The Role of DTC, Clearstream and Euroclear

Cede & Co., as nominee for DTC, will hold the global bond or bonds representing the bonds. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. These depositaries will, in turn, hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

The Function of DTC

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (direct participants) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (indirect participants). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

The Function of Clearstream

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of the bonds. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

The Function of Euroclear

Euroclear holds securities and book-entry interests in securities for Euroclear participants and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank S.A./N.V. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the bonds. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Terms and Conditions of Euroclear

Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the Euroclear terms and conditions). These Euroclear terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear acts under the Euroclear terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons or entities holding through Euroclear participants.

The Rules for Transfers Among DTC, Clearstream or Euroclear Participants

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures and will be settled using procedures applicable to conventional securities held in registered form.

Cross-market transfers between persons or entities holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC’s Nominee Will Be the Holder of the Securitization Bonds

Bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, bonds may do so only through participants and indirect participants. In addition, bondholders will receive all payments of principal of and interest on the bonds from the trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, bondholders may experience some delay in their receipt of payments because payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or bondholders. It is anticipated that the only bondholder will be Cede & Co., as nominee of DTC. The trustee will not recognize beneficial owners of interest in bonds held by DTC or its nominee as bondholders, as that term is used in the indenture, and such beneficial owners will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of bondholders through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates among participants on whose behalf it acts with respect to the bonds and is required to receive and transmit payments of principal of and interest on the bonds. Participants and indirect participants with whom bondholders have accounts with respect to the bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective bondholders. Accordingly, although bondholders will not possess bonds, bondholders will receive payments and will be able to transfer their interests.

Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a bondholder to pledge bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those bonds, may be limited due to the lack of a physical certificate for those bonds.

DTC has advised us that it will take any action permitted to be taken by a bondholder under the indenture only at the direction of one or more participants to whose account with DTC the bonds are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

Except as required by law, none of any underwriter, the servicer, Consumers Energy, the trustee, us or any other party will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

How Securitization Bond Payments Will Be Credited by Clearstream and Euroclear

Payments with respect to bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the applicable system’s rules and operating procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its applicable rules and operating procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

Definitive Securitization Bonds

Unless otherwise specified in the prospectus supplement, we will issue bonds in registered, certificated form to bondholders, or their nominees, rather than to DTC, or its nominee, only under the circumstances provided in the indenture, which will include: (i) us advising the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry bonds and that we are unable to locate a qualified successor; (ii) our electing to terminate the book-entry system through DTC, with written notice to the trustee; or (iii) after the occurrence of an event of default under the indenture, holders of bonds aggregating a majority of the aggregate outstanding principal amount of the bonds maintained as book-entry bonds advising us, the trustee and DTC in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interests of those bondholders. Upon surrender by DTC of the definitive securities representing the bonds and instructions for registration, the trustee will issue the bonds in the form of definitive bonds, and thereafter the trustee will recognize the registered holders of the definitive bonds as bondholders under the indenture. Upon issuance of definitive bonds, the bonds evidenced by such definitive bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the trustee with respect to transfers, notices and payments.

The trustee will make payment of principal of and interest on the bonds directly to bondholders in accordance with the procedures set forth herein and in the indenture and the prospectus supplement. The trustee will make interest payments and principal payments to bondholders in whose names the definitive bonds were registered at the close of business on the related record date. The trustee will make payments by wire transfer to an account maintained by the bondholder in accordance with payment instructions delivered to the trustee by such bondholders. The trustee will make the final payment on any bond (whether definitive bonds or notes registered in the name of Cede & Co.), however, only upon presentation and surrender of the bond on the final payment date at the office or agency that is specified in the notice of final payment to bondholders. The trustee will provide the notice to registered bondholders not later than the fifth day prior to the final payment date.

Definitive bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the trustee. There will be no service charge for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

No Optional Redemption

The indenture does not permit an optional redemption of bonds under any circumstances.

Access of Bondholders

Upon written request of any bondholder or group of bondholders of bonds evidencing at least 10% of the aggregate outstanding principal amount of the bonds, the trustee will afford the bondholder or bondholders making such request a copy of a current list of bondholders for purposes of communicating with other bondholders with respect to their rights under the indenture; provided, that the trustee gives prior written notice to us of such request.

The indenture does not provide for any annual or other meetings of bondholders.

Reports to Bondholders

On or prior to each payment date, special payment date or any other date specified in the indenture for payments with respect to any tranche of bonds, the servicer will deliver to us, and we will make available on our website, a statement prepared by the servicer with respect to the payment to be made on the payment date, special payment date or other date, as the case may be, setting forth the following information:

·                  the amount of the payment to bondholders allocable to (i) principal and (ii) interest;

·                  the aggregate outstanding principal balance of the bonds, before and after giving effect to payments allocated to principal reported immediately above;

·                  the difference, if any, between the amount specified immediately above and the principal amount scheduled to be outstanding on that date according to the related expected amortization schedule;

·                  any other transfers and payments to be made on such payment date, including amounts paid to the trustee and the servicer; and

·                  the amounts on deposit in the capital subaccount and the excess funds subaccount, after giving effect to the foregoing payments.

The reports will be available to bondholders upon request to the trustee or the servicer. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to bondholders will not be examined and reported upon by an independent public accountant. In addition, an independent public accountant will not provide an opinion on the financial information.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the bonds, the trustee, so long as it is acting as paying agent and transfer agent and registrar for the bonds, will, upon written request by us or any bondholder, mail to persons or entities that at any time during the calendar year were bondholders and received any payment on the bonds, a statement containing certain information for the purposes of the bondholder’s preparation of United States federal and state income tax returns.

Website Disclosure

We will, to the extent permitted by and consistent with our legal obligations under applicable law, cause to be posted on a website associated with us or our affiliates, currently located at www.cmsenergy.com, periodic reports containing to the extent such information is reasonably available to us:

·                  a statement of securitization charge remittances made to the trustee;

·                  the semi-annual servicer’s certificate delivered for the bonds pursuant to the servicing agreement;

·                  the text (or a link to the website where a reader can find the text) of each true-up adjustment filing in respect of the outstanding bonds and the results of each such true-up adjustment filing;

·                  any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies;

·                  material legislative or regulatory developments directly relevant to the bonds; and

·                  any reports and other information that we are required to file with the SEC under the Exchange Act.

We and the Trustee May Modify the Indenture

Modifications of the Indenture that do not Require Consent of Securitization Bondholders

From time to time, and without the consent of the bondholders (but with prior notice to the trustee and the rating agencies), we may enter into one or more agreements supplemental to the indenture for various purposes described in the indenture, including:

·                  to correct or amplify the description of any property, including the collateral subject to the indenture, or to better convey, assure and confirm to the trustee the property subject to the indenture, or to add additional property;

·                  to add to the covenants for the benefit of the bondholders and the trustee, or surrender any right or power conferred to us by the indenture;

·                  to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

·                  to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture, provided however, that (i) such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the bondholders and (ii) the rating agency condition (as defined under “Glossary of Defined Terms”) shall have been satisfied with respect thereto;

·                  to evidence and provide for the acceptance of the appointment under the indenture of a successor trustee with respect to the bonds and to add or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts thereunder by more than one trustee;

·                  to evidence the succession of another person or entity to us in accordance with the terms of the indenture and the assumption by any such successor of the covenants in the indenture and in the bonds;

·                  to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect qualification under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and to add provisions expressly required by the Trust Indenture Act;

·                  to qualify the bonds for registration with a clearing agency; and

·                  to satisfy any rating agency requirements.

We may also, without the consent of the bondholders, enter into one or more other agreements supplemental to the indenture with the effect of adding, changing or eliminating provisions of the indenture or modifying the rights of bondholders so long as (i) the supplemental agreement does not, as evidenced by an opinion of nationally recognized counsel of the issuing entity experienced in structured finance transactions, adversely affect the interests of any holders of bonds then outstanding in any material respect and (ii) the rating agency condition shall have been satisfied with respect thereto.

Modifications of the Indenture that Require the Approval of Securitization Bondholders

We may, with the consent of bondholders holding a majority of the aggregate outstanding principal amount of the bonds of each tranche to be affected (and with prior notice to the rating agencies), enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of bondholders. In determining whether a majority of holders have consented, bonds owned by us, Consumers Energy or any other affiliate of us shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any bonds it actually knows to be so owned. No supplement, however, may, without the consent of each bondholder of each tranche affected thereby, take certain actions enumerated in the indenture, including:

·                  change the date of payment of any installment of principal of or premium, if any, or interest on any bond of such tranche, or reduce in any manner the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto;

·                  change the provisions of the indenture and any applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the bonds or tranche, or change the place of payment where, or coin or currency in which, any bond or any interest thereon is payable;

·                  reduce the percentage of the aggregate amount of the outstanding bonds, or of a tranche thereof, the consent of the bondholders of which is required for any supplemental indenture, or the consent of the bondholders of which is required for any waiver of compliance with those provisions of the indenture specified therein or of defaults specified therein and their consequences provided for in the indenture;

·                  reduce the percentage of the outstanding amount of the bonds or tranche the holders of which are required to direct the trustee to direct the issuing entity to sell or liquidate the collateral;

·                  modify any of the provisions of the indenture in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any bond of such tranche on any payment date or change the expected sinking fund schedules or final maturity dates of any bonds of such tranche;

·                  decrease the required capital amount;

·                  permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the bonds or tranche or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any bond of the security provided by the lien of the indenture;

·                  cause any material adverse U.S. federal income tax consequence to the seller, the issuing entity, the manager, the trustee or the beneficial owners of the bonds;

·                  modify the provisions of the indenture with respect to amendments to the indenture and to certain of the other basic documents requiring consent of bondholders except to increase any percentage specified; or

·                  impair the right to institute suit for enforcement of the provisions of the indenture regarding payment or application of funds.

Promptly following the execution of any supplement to the indenture, the trustee will furnish either a copy of such supplement or written notice of the substance of the supplement to each bondholder of a bond to which such supplement relates, and a copy of such supplement to each rating agency.

Notification of the Rating Agencies, the Trustee and the Securitization Bondholders of Any Modification

If we, Consumers Energy, the administrator or the servicer or any other party to the applicable agreement:

·                  proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement, the administration agreement, the servicing agreement or the intercreditor agreement; or

·                  waives timely performance or observance by Consumers Energy, the administrator or the servicer under the sale agreement, the administration agreement, the servicing agreement or the intercreditor agreement, in each case in a way that would materially and adversely affect the interests of bondholders, we must first notify the rating agencies and satisfy the rating agency condition. Upon receiving notification regarding satisfaction of the rating agency condition, we must thereafter notify the trustee and the bondholders in writing of the proposed amendment, modification, waiver, supplement, termination or surrender and whether the rating agency condition has been satisfied with respect thereto (or, upon our written request, the trustee shall so notify the bondholders on our behalf). The trustee will consent to this proposed amendment, modification, supplement, waiver, termination or surrender only if the rating agency condition has been satisfied and only with the written consent of the holders of a majority of the outstanding principal amount of the bonds of the tranches materially and adversely affected thereby. In determining whether a majority of holders have consented, bonds owned by us, Consumers Energy or any other affiliate of us shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any bonds it actually knows to be so owned.

Modifications to the Sale Agreement, the Administration Agreement, the Servicing Agreement and Other Basic Documents

Except as set forth under “Notification of the Rating Agencies, the Trustee and the Securitization Bondholders of Any Modification”, the sale agreement, the administration agreement, the servicing agreement and the intercreditor agreement may be amended, so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the bondholders, but with the consent of the trustee upon receipt by the trustee of an officer’s certificate evidencing satisfaction of such rating agency condition and an opinion of counsel of external counsel evidencing that such amendment is in accordance with the provisions of such basic document. The servicing agreement does not provide any bondholder or any other person or entity with any legal or equitable right, remedy or claim in the securitization property, the servicing agreement or any covenants, conditions or provisions contained therein.

Enforcement of the Sale Agreement, the Administration Agreement, the Servicing Agreement and Other Basic Documents

The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, the servicing agreement, the intercreditor agreement and the other basic documents. The indenture also provides that, promptly following a default, we will take all lawful actions the trustee may request to compel or secure the performance and observance by each of Consumers Energy, each other party under the intercreditor agreement, the administrator and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement, the servicing agreement and the intercreditor agreement. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement, the servicing agreement and the intercreditor agreement. However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the securitization charges, we must notify the trustee and the bondholders and, when required, the MPSC in writing of this proposal (or, upon our written request, the trustee shall so notify the bondholders on our behalf). In addition, the trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding bonds of the tranches affected thereby and only if the rating agency condition is satisfied. In determining whether a majority of holders have consented, bonds owned by us, Consumers Energy or any other affiliate of us shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any bonds it actually knows to be so owned.

If an event of default occurs and is continuing, the trustee may, and, at the written direction of the holders of a majority of the outstanding amount of all affected tranches of bonds, shall exercise all of our rights, remedies, powers, privileges and claims against Consumers Energy, the administrator and the servicer, under or in connection with the sale agreement, the administration agreement, the servicing agreement and the intercreditor agreement, and any right of ours to take this action shall be suspended.

Our Covenants

We may not consolidate with or merge into any other entity, unless:

·                  the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any State;

·                  the entity expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and the series supplement;

·                  the entity expressly assumes all of our obligations and succeeds to all of our rights under the sale agreement, the servicing agreement and any other basic document to which we are a party;

·                  no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the merger or consolidation;

·                  the rating agency condition will have been satisfied with respect to the merger or consolidation;

·                  we have delivered to Consumers Energy, the trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to Consumers Energy and the trustee, and which may be based on a ruling from the IRS) to the effect that the consolidation or merger will not result in a material adverse federal or state income tax consequence to us, Consumers Energy, the trustee or the then existing bondholders;

·                  any action as is necessary to maintain the lien and the perfected security interest in the collateral created by the indenture and the series supplement has been taken, as evidenced by an opinion of counsel of our external counsel; and

·                  we have delivered to the trustee an officer’s certificate and an opinion of counsel of our external counsel, each stating that all conditions precedent in the indenture provided for relating to the transaction have been complied with.

We may not sell, convey, exchange, transfer or otherwise dispose of any of our properties or assets included in the collateral to any person or entity, unless:

·                  the person or entity acquiring the properties and assets:

·                  is a United States citizen or an entity organized under the laws of the United States or any State;

·                  expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and the series supplement;

·                  expressly agrees by the supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders;

·                  unless otherwise specified in the supplemental indenture referred to above, expressly agrees to indemnify, defend and hold us and the trustee harmless against and from any loss, liability or expense arising under or related to the indenture, the series supplement and the bonds;

·                  expressly agrees by means of the supplemental indenture that the person or entity (or if a group of persons or entities, then one specified person or entity) will make all filings with the SEC (and any other appropriate person or entity) required by the Exchange Act in connection with the bonds; and

·                  if such sale, conveyance, exchange, transfer or disposal relates to our rights and obligations under the sale agreement or the servicing agreement, such person or entity assumes all obligations and succeeds to all of our rights under the sale agreement and the servicing agreement, as applicable;

·                  no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the transactions;

·                  the rating agency condition has been satisfied with respect to such transaction;

·                  we have delivered to Consumers Energy, the trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to Consumers Energy and the trustee, and which may be based on a ruling from the IRS) to the effect that the disposition will not result in a material adverse federal or state income tax consequence to us, Consumers Energy, the trustee or the then existing bondholders;

·                  any action as is necessary to maintain the lien and the perfected security interest in the collateral created by the indenture and the series supplement has been taken as evidenced by an opinion of counsel of external counsel; and

·                  we have delivered to the trustee an officer’s certificate and an opinion of counsel of our external counsel, each stating that the conveyance or transfer complies with the indenture and the series supplement and all conditions precedent therein provided for relating to the transaction have been complied with.

We will not, among other things, for so long as any bonds are outstanding:

·                  except as expressly permitted by the indenture and the other basic documents, sell, transfer, exchange or otherwise dispose of any of our assets unless in accordance with the remedies provisions of the indenture;

·                  claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the bonds (other than amounts properly withheld from such payments under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, the Treasury regulations promulgated thereunder or other tax laws) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of the collateral;

·                  terminate our existence, or dissolve or liquidate in whole or in part;

·                  permit the validity or effectiveness of the indenture or the series supplement or the other basic documents to be impaired;

·                  permit the lien of the indenture and the series supplement to be amended, hypothecated, subordinated, terminated or discharged or permit any person or entity to be released from any covenants or obligations with respect to the bonds except as may be expressly permitted by the indenture;

·                  permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest granted under the indenture or the series supplement, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due);

·                  permit the lien granted under the indenture or the series supplement not to constitute a valid first priority perfected security interest in the collateral;

·                  enter into any swap, hedge or similar financial arrangement;

·                  elect to be classified as an association taxable as a corporation for U.S. federal income tax purposes, file any tax return or take any other action inconsistent with our treatment for U.S. federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from our sole member;

·                  change our name, identity or structure or the location of our chief executive office unless, at least ten business days prior to the effective date of any such change, we deliver to the trustee (with copies to each rating agency) such documents, instruments or agreements, executed by us, as are necessary to reflect such change and to continue the perfection of the security interest of the indenture or the series supplement;

·                  take any action that is subject to the rating agency condition without satisfying the rating agency condition;

·                  except to the extent permitted by applicable law, voluntarily suspend or terminate our SEC filing obligations; or

·                  issue any securitization bonds under Act 142 or any similar law (other than the securitization bonds offered hereby) or issue any other debt obligations.

We may not engage in any business other than financing, purchasing, owning, administering, managing and servicing the securitization property and the other collateral and the issuance of the bonds in the manner contemplated by the financing order and the basic documents, or certain related activities incidental thereto.

We will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the bonds. Also, we will not, except as contemplated by the bonds and the basic documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person or entity. We will not, except for the acquisition of securitization property as contemplated by the bonds and the basic documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Except for the release to Consumers Energy of certain investment earnings on amounts initially deposited by Consumers Energy into the capital subaccount as permitted under the indenture, we will not (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an interest in the issuing entity or otherwise with respect to any ownership or equity interest or similar security in or of the issuing entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security or (iii) set aside or otherwise segregate any amounts for any such purpose.

We will not, directly or indirectly, make payments to or distributions from the collection account except in accordance with the indenture and the other basic documents.

We will cause the servicer to deliver to the trustee the annual accountant’s certificates, compliance certificates, reports regarding distributions and statements to bondholders required by the servicing agreement.

Events of Default; Rights Upon Event of Default

An event of default with respect to the bonds is defined in the indenture as any one of the following events:

·                  a default for five business days in the payment when due of any interest on any bond (whether such failure to pay interest is caused by a shortfall in securitization charges received or otherwise);

·                  a default in the payment of the then unpaid principal of any bond of any tranche on the final maturity date for that tranche;

·                  a default in the observance or performance of any of our covenants or agreements made in the indenture (other than defaults described above) and the continuation of any default for a period of 30 days after the earlier of (i) the date that written notice of the default is given to us by registered or certified mail by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the bonds then outstanding or (ii) the date that we had actual knowledge of the default;

·                  any representation or warranty made by us in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after the earlier of (i) the date that notice of the breach is given by registered or certified mail to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the bonds then outstanding or (ii) the date that we had actual knowledge of the default;

·                  certain events of bankruptcy, insolvency, receivership or liquidation;

·                  a breach by the State of Michigan or any of its agencies (including the MPSC), officers or employees that violates the pledge of the State of Michigan or is not in accordance with the pledge of the State of Michigan; or

·                  any other event designated as such in the series supplement as described in the prospectus supplement.

If an event of default (other than as specified in the sixth bullet point above) should occur and be continuing with respect to the bonds, the trustee or holders of a majority in principal amount of the bonds then outstanding may declare the unpaid principal of the bonds and all accrued and unpaid interest thereon to be immediately due and payable. However, the nature of our business will result in payment of principal upon an acceleration of the bonds being made as funds become available. Please read “Risk Factors—Risk Associated with the Unusual Nature of the Securitization Property—Foreclosure of the trustee’s lien on the securitization property for the securitization bonds might not be practical, and acceleration of the securitization bonds before maturity might have little practical effect” and “Risk Factors—Risk Associated with Limited Source of Funds—You may experience material payment delays or incur a loss on your investment in the securitization bonds because the source of funds for payment is limited”. The holders of a majority in principal amount of the bonds may rescind and annul that declaration and its consequences so long as we deposit with the trustee any past due amounts and expenses of the trustee and all events of default, other than the nonpayment caused by acceleration, have been cured. Additionally, the trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller or the servicer under or in connection with the sale agreement, the servicing agreement and the administration agreement. If an event of default as specified in the sixth bullet above has occurred, the servicer will be obligated under the servicing agreement to institute (and the trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the pledge of the State of Michigan and to collect any monetary damages as a result of a breach thereof, and each of the servicer and the trustee may prosecute any suit, action or proceeding to final judgment or decree. The servicer will be required to advance its own funds in order to bring any suits, actions or proceedings and, for so long as the legal actions were pending, the servicer will be required, unless otherwise prohibited by applicable law or court or regulatory order in effect at that time, to bill, collect and post the securitization charges, perform adjustments and discharge its obligations under the servicing agreement. The costs of any such action not paid as ongoing other qualified costs would be payable by the seller pursuant to the sale agreement.

If an event of default (other than a breach by the State of Michigan or any of its agencies of the pledge of the State of Michigan as specified in the sixth bullet point above) shall have occurred and be continuing, the trustee may, at the written direction of the holders of a majority in principal amount of the bonds then outstanding, either sell the securitization property or elect to have us maintain possession of all or a portion of such securitization property and continue to apply securitization charge collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the securitization property following a foreclosure, in light of the event of default, the unique nature of the securitization property as an asset and other factors discussed in this prospectus. In addition, the trustee is prohibited from selling the securitization property following an event of default, other than a default in the payment of any principal or a default for five business days or more in the payment of any interest on any bond, unless:

·                  the holders of all the outstanding bonds consent to the sale;

·                  the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding bonds; or

·                  the trustee determines that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as those payments would have become due if the bonds had not been declared due and payable, and the trustee obtains the consent of the holders of at least two-thirds of the aggregate outstanding amount of the bonds.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the bonds at the request or direction of any of the holders of bonds if the trustee believes in its discretion it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture:

·                  the holders of a majority in principal amount of the outstanding bonds of an affected tranche will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee; and

·                  prior to the acceleration of the bonds, the holders of a majority in principal amount of the bonds then outstanding of an affected tranche may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of all of the holders of the outstanding bonds of all tranches affected thereby.

No holder of any bond will have the right to institute any proceeding, to avail itself of any remedies provided in Act 142 or of the right to foreclose on the collateral, or otherwise to enforce the lien and security interest on the collateral or to seek the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

·                  the holder previously has given to the trustee written notice of a continuing event of default;

·                  the holders of a majority in principal amount of the outstanding bonds have made written request of the trustee to institute the proceeding in its own name as trustee;

·                  the holder or holders have offered the trustee satisfactory indemnity;

·                  the trustee has for 60 days failed to institute the proceeding; and

·                  no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding bonds.

In addition, the trustee and the servicer will covenant and each bondholder will be deemed to covenant that it will not, prior to the date that is one year and one day after the termination of the indenture, institute against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither any manager nor the trustee in its individual capacity, nor any holder of any ownership interest in us, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the bonds or for our agreements contained in the indenture.

Actions by Bondholders

Subject to certain exceptions, the holders of a majority of the aggregate outstanding amount of the bonds of the affected tranche or tranches will have the right to direct the time, method and place of (i) conducting any proceeding for any remedy available to the trustee and (ii) exercising any trust or power conferred on the trustee under the indenture; provided, that:

·                  the direction is not in conflict with any rule of law or with the indenture and would not involve the trustee in personal liability or expense;

·                  subject to any other conditions specified in the indenture, any direction to the trustee to sell or liquidate the collateral shall be by holders of 100% of the bonds; and

·                  the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction.

Notwithstanding the foregoing, the indenture allows each bondholder to institute suit for the enforcement of payment of (i) the interest, if any, on its bonds that remains unpaid as of the applicable due date and (ii) the unpaid principal, if any, of its bonds on the final maturity date therefor.

Annual Report of Trustee

If required by the Trust Indenture Act, the trustee will be required to mail each year to all bondholders a brief report, commencing in March 2015. The report must state, among other things:

·                  any change in the trustee’s eligibility and qualification to continue as the trustee under the indenture;

·                  any amounts advanced by it under the indenture;

·                  any change in the amount, interest rate and maturity date of specific indebtedness owing by us to the trustee in the trustee’s individual capacity;

·                  any change in the property and funds physically held pursuant to the indenture; and

·                  any action taken by it that materially affects the bonds and that has not been previously reported.

Annual Compliance Statement

We will file annually, with the trustee and the rating agencies, a written statement as to whether we have fulfilled our obligations under the indenture.

Satisfaction and Discharge of Indenture

The indenture will cease to be of further effect with respect to the bonds and the trustee, on our written demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the bonds, when:

·                  either all bonds that have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the trustee for cancellation or either the scheduled final payment date for bonds not delivered for cancellation has occurred or will occur within one year and we have irrevocably deposited or cause to be deposited in trust with the trustee cash and/or U.S. government obligations that through the scheduled payments of principal and interest in accordance with their terms are in an amount sufficient to pay principal, interest and premiums, if any, on the bonds and ongoing other qualified costs and all other sums payable by us with respect to the bonds when scheduled to be paid and to discharge the entire indebtedness on such bonds when due;

·                  we have paid all other sums payable by us under the indenture; and

·                  we have delivered to the trustee an officer’s certificate, an opinion of our external counsel and, if required by the Trust Indenture Act or the trustee, a certificate from a firm of independent registered public accountants, each stating that there has been compliance with the conditions precedent in the indenture relating to the satisfaction and discharge of the indenture.

Our Legal and Covenant Defeasance Options

We may, at any time, terminate all of our obligations under the indenture, referred to herein as the legal defeasance option, or terminate our obligations to comply with some of the covenants in the indenture, including some of the covenants described under “—Our Covenants”, referred to herein as our covenant defeasance option.

We may exercise the legal defeasance option of the bonds notwithstanding our prior exercise of the covenant defeasance option. If we exercise the legal defeasance option, the bonds will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof as described below. The bonds of any tranche will not be subject to payment through redemption or acceleration prior to the scheduled final payment date or redemption date, as applicable, for such tranche. If we exercise the legal defeasance option, the maturity of the bonds may not be accelerated because of an event of default. If we exercise the covenant defeasance option, the maturity of the bonds may not be accelerated because of an event of default relating to a default in the observance or performance of any of our covenants or agreements made in the indenture.

The indenture provides that we may exercise our legal defeasance option or our covenant defeasance option of bonds only if:

·                  we irrevocably deposit or cause to be irrevocably deposited in trust with the trustee cash and/or U.S. government obligations that through the scheduled payments of principal and interest in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on the bonds and ongoing other qualified costs and any other sums payable by us under the indenture with respect to the bonds when scheduled to be paid and to discharge the entire indebtedness on the bonds when due;

·                  we deliver to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal of and interest on the U.S. government obligations when due and without reinvestment plus any deposited cash will provide cash at times and in sufficient amounts to pay in respect of the bonds:

·                  principal in accordance with the expected sinking fund schedule therefor;

·                  interest when due; and

·                  ongoing other qualified costs and all other sums payable by us under the indenture with respect to the bonds;

·                  in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period;

·                  no default has occurred and is continuing on the day of this deposit and after giving effect thereto;

·                  in the case of the legal defeasance option, we deliver to the trustee an opinion of our external counsel stating that we have received from, or there has been published by, the IRS a ruling, or since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, and in either case confirming that the holders of the bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

·                  in the case of the covenant defeasance option, we deliver to the trustee an opinion of our external counsel to the effect that the holders of the bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

·                  we deliver to the trustee a certificate of one of our officers and an opinion of our counsel, each stating that the amendment is authorized and permitted and that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture;

·                  we deliver to the trustee an opinion of our external counsel to the effect that: (i) in a case under the Bankruptcy Code in which Consumers Energy (or any of its affiliates, other than us) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of Consumers Energy (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations); and (ii) in the event Consumers Energy (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations) were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of Consumers Energy (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations) and us so as to order substantive consolidation under the Bankruptcy Code of our assets and liabilities with the assets and liabilities of Consumers Energy or such other affiliate; and

·                  the rating agency condition has been satisfied with respect to the exercise of any legal defeasance option or covenant defeasance option.

No Recourse to Others

No recourse may be taken directly or indirectly, by the holders with respect to our obligations on the bonds, under the indenture or any supplement thereto or any certificate or other writing delivered in connection therewith, against (i) any owner of a beneficial interest in us (including Consumers Energy) or (ii) any shareholder, partner, owner, beneficiary, agent, officer, director, employee or agent of the trustee, the managers or any owner of a beneficial interest in us (including Consumers Energy) in its individual capacity, or of any successors or assigns or any of them in their respective individual or corporate capacities, except as any such person or entity may have expressly agreed. Each holder by accepting a bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the bonds.

Notwithstanding any provision of the indenture or the series supplement to the contrary, bondholders shall look only to the bond collateral with respect to any amounts due to the bondholders under the indenture and the bonds, and, in the event such collateral is insufficient to pay in full the amounts owed on the bonds, shall have no recourse against us in respect of such insufficiency. Each bondholder by accepting a bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of consideration for issuance of bonds.

THE TRUSTEE

The trustee for the bonds will be identified in the prospectus supplement. You will find the address of the principal office of the trustee, as well as a description of its experience as a trustee, in the prospectus supplement. The trustee may resign at any time upon 30 days’ prior written notice to us. The holders of a majority in principal amount of the bonds then outstanding may remove the trustee by so notifying the trustee and may appoint a successor trustee. We will remove the trustee if the trustee: (i) ceases to be eligible under the Trust Indenture Act; (ii) ceases to satisfy certain credit standards set forth in the indenture; (iii) becomes a debtor in a bankruptcy proceeding or is adjudicated insolvent or a receiver or other public officer takes charge of the trustee or its property; (iv) becomes incapable of acting; or (v) fails to provide to us certain information we reasonably request that is necessary for us to satisfy our reporting obligations under the securities laws. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, we will be obligated promptly to appoint a successor trustee eligible under the indenture, and notice of such appointment is required to be promptly given to each rating agency by the successor trustee. No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee.

The trustee will at all times satisfy the requirements of the Trust Indenture Act and Section 26(a)(1) of the Investment Company Act of 1940 and have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of BBB- (or the equivalent thereof) or better by all of the rating agencies rating the bonds and from which a rating is available. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor trustee.

The trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that its conduct does not constitute willful misconduct, negligence or bad faith. We have agreed to indemnify the trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, provided that we are not required to pay any expense or indemnify against any loss, liability or expense incurred by the trustee through the trustee’s own willful misconduct, negligence or bad faith.

SECURITY FOR THE SECURITIZATION BONDS

General

The bonds issued under the indenture will be non-recourse obligations and are payable solely from and secured solely by a pledge of and lien on the securitization property and the other collateral as provided in the indenture. If and to the extent the securitization property and the other assets of the trust estate are insufficient to pay all amounts owing with respect to the bonds, then the bondholders will generally have no claim in respect of such insufficiency against us or any other person or entity. By the acceptance of the bonds, the bondholders waive any such claim.

As noted under “Description of the Securitization Bonds”, we will issue the bonds pursuant to the terms of the indenture. We will establish the particular terms of the bonds in the series supplement. We will describe the material terms of the bonds in the prospectus supplement.

Pledge of Collateral

To secure the payment of principal of and interest on the bonds, we will grant to the trustee a security interest in all of our right, title and interest (whether owned on the issuance date or thereafter acquired or arising) in and to the following property:

·                  the securitization property created under and pursuant to the financing order and Act 142, and transferred by the seller to us pursuant to the sale agreement (including, to the fullest extent permitted by law, the right to impose, collect and receive securitization charges, the right to obtain periodic adjustments to those charges, and all revenue, collections, payments, money and proceeds arising out of the rights and interests created under the financing order);

·                  all securitization charges related to the securitization property;

·                  the sale agreement and the bill of sale executed in connection therewith and all property and interests in property transferred under the sale agreement and the bill of sale with respect to the securitization property and the securitization bonds;

·                  the servicing agreement, the administration agreement, the intercreditor agreement and any subservicing, agency, administration or collection agreements executed in connection therewith, to the extent related to the foregoing securitization property and the securitization bonds;

·                  the collection account, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto;

·                  all rights to compel the servicer to file for and obtain true-up adjustments to the securitization charges in accordance with Act 142 and the financing order;

·                  all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute securitization property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property;

·                  all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing; and

·                  all payments on or under and all proceeds in respect of any or all of the foregoing.

Our collateral does not include:

·                  cash that has been released pursuant to the terms of the indenture; and

·                  amounts deposited with us on the issuance date, for payment of costs of issuance with respect to the bonds (together with any interest earnings thereon).

We refer to the foregoing assets in which we, as assignee of the seller, will grant the trustee a security interest as the collateral. Please read “—How Funds in the Collection Account will be Allocated”.

Security Interest in the Collateral

Act 142 provides that securitization property shall constitute an account as that term is defined under the Michigan Uniform Commercial Code. Act 142 further provides that, notwithstanding the provisions of the Michigan Uniform Commercial Code, the law of the State of Michigan shall govern the perfection and the effect of perfection and priority of any security interest in the securitization property, and that Act 142 shall control in any conflict between Act 142 and any other law of the State of Michigan regarding the attachment and perfection and the effect of perfection and priority of any security interest in securitization property. In addition, Act 142 provides that a valid and enforceable lien and security interest in securitization property may be created only by a financing order and the execution and delivery of a security agreement with a financing party in connection with the issuance of securitization bonds. Act 142 provides that the lien and security interest shall attach automatically from the time that value is received for the bonds and shall be a continuously perfected lien and security interest in the securitization property, and all proceeds of the property, whether accrued or not, shall have priority in the order of filing when a financing statement has been filed with respect to the security interest in accordance with the Michigan Uniform Commercial Code and take precedence over any subsequent judicial and other lien creditor. In addition to the rights and remedies provided by Act 142, Act 142 provides that all rights and remedies with respect to a security interest provided by the Michigan Uniform Commercial Code shall apply to the securitization property and that the transfer of an interest in securitization property to an assignee shall be perfected against all third parties, including subsequent judicial and other lien creditors, when a financing statement has been filed with respect to the transfer in accordance with the Michigan Uniform Commercial Code. Act 142 further provides that the priority of a lien and security interest under Act 142 is not impaired by any later modification of the financing order or by the commingling of funds arising from securitization charges with other funds, that any other security interest that may apply to those funds shall be terminated when they are transferred to a segregated account for the assignee or a financing party and that, if securitization property has been transferred to an assignee, any proceeds of that property shall be held in trust for the assignee.

The indenture states that it constitutes a security agreement within the meaning of Act 142. The servicer’s duties under the servicing agreement include the filing with the Michigan Department of State of the filing required by Act 142 to perfect the lien of the trustee in the securitization property. The seller will represent, at the time of issuance of the bonds, that no prior filing has been made under the terms of Act 142 with respect to the securitization property securing the bonds to be issued other than a filing that provides the trustee with a first priority perfected security interest in such securitization property.

Right of Sequestration

Act 142 provides that, in the event of default by the electric utility or its successors in payment of revenues arising with respect to securitization property, the MPSC or a court of appropriate jurisdiction, upon the application of the financing party, and without limiting any other remedies available to the financing party, shall order the sequestration and payment to the financing party of revenues arising with respect to the securitization property and that an order shall remain in full force and effect notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the property.

Description of Indenture Accounts

Collection Account

Pursuant to the indenture, we will establish a segregated trust account for the bonds called the collection account with an eligible institution (as defined below) for the benefit of the trustee. The collection account will be under the sole dominion and exclusive control of the trustee. There shall be established by the trustee in respect of the collection account three subaccounts: a general subaccount, an excess funds subaccount and a capital subaccount, which need not be separate bank accounts. For administrative purposes, the subaccounts may be established by the trustee as separate accounts that will be recognized individually as subaccounts and collectively as the collection account. All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus and the prospectus supplement to the collection account include the collection account and each of the subaccounts contained therein.

The following institutions are eligible institutions for the establishment of the collection account:

·                  the corporate trust department of the trustee, so long as any of the securities of the trustee has a credit rating from each rating agency in one of its generic rating categories that signifies investment grade; or

·                  a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank) (i) that has either (A) a long-term issuer rating of AA- or higher by S&P and A2 or higher by

Moody’s or (B) a short-term issuer rating of A-1+ or higher by S&P and P-1 or higher by Moody’s or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

If so qualified under the second bullet point above, the trustee may be considered an eligible institution for the first bullet point above.

Permitted Investments for Funds in the Collection Account

Funds in the collection account may be invested only in such investments as meet the criteria set forth in the indenture.

The trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture. The servicer will select the eligible investments in which funds will be invested, unless otherwise directed by us.

The servicer will remit securitization charge payments to the collection account in the manner described under “The Servicing Agreement — Remittances to Collection Account”.

General Subaccount

The general subaccount will hold all funds held in the collection account that are not held in the other two subaccounts. The servicer will remit all securitization charge payments to the general subaccount. On each payment date, the trustee will draw on amounts in the general subaccount to pay our expenses and to pay interest and make scheduled payments on the bonds, and to make other payments and transfers in accordance with the terms of the indenture. Funds in the general subaccount will be invested in the eligible investments described above.

Excess Funds Subaccount

The trustee, at the direction of the servicer, will allocate to the excess funds subaccount securitization charge collections available with respect to any payment date in excess of amounts necessary to make the payments specified on such payment date. The excess funds subaccount will also hold all investment earnings on the collection account in excess of such amounts.

Capital Subaccount

In connection with the issuance of the bonds, the seller, in its capacity as our sole owner, will contribute capital to us in an amount equal to the required capital level, which will be at least 0.5% of the initial principal amount of the bonds issued. This amount will be funded by the seller and not from the proceeds of the sale of the bonds, and will be deposited into the capital subaccount on the issuance date. In the event that amounts on deposit in the general subaccount and the excess funds subaccount are insufficient to make scheduled payments of principal of and interest on the bonds and payments of fees and expenses contemplated by the first eight bullet points under “—How Funds in the Collection Account will be Allocated” below, the trustee will draw on amounts in the capital subaccount to make such payments up to the amount of such insufficiency. In the event of any such withdrawal, collected securitization charges available on any subsequent payment date that are not necessary to pay scheduled payments of principal of and interest on the bonds and payments of fees and expenses will be used to replenish any amounts drawn from the capital subaccount. If the bonds have been retired as of any payment date, the amounts on deposit in the capital subaccount will be released to us, free of the lien of the indenture.

How Funds in the Collection Account will be Allocated

On each payment date, the trustee will with respect to the bonds, pay or allocate, at the direction of the servicer, all amounts on deposit in the collection account (including investment earnings thereon) to pay the following amounts in the following priority:

1.              payment of the trustee’s fees, expenses and outstanding indemnity amounts;

2.              payment of the servicing fee, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates as described under “The Servicing Agreement—Servicing Compensation”;

3.              payment of the administration fee, which will be a fixed amount specified in the administration agreement between us and Consumers Energy, and of the fees of our independent managers, which will be in an amount specified in an agreement between us and our independent managers, plus any unpaid administration or management fees from prior payment dates;

4.              payment of all of our other ordinary periodic operating expenses relating to the bonds, such as accounting and audit fees, rating agency and related fees (i.e. website provider fees), legal fees and certain reimbursable costs of the administrator under the administration agreement;

5.              payment of the interest then due on the bonds, including any past-due interest (together with, to the extent lawful, interest thereon);

6.              payment of the principal required to be paid on the bonds on the final maturity date or as a result of acceleration upon an event of default;

7.              payment of the principal then scheduled to be paid on the bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal, paid pro rata among the bonds if there is a deficiency;

8.              payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents;

9.              replenishment of any amounts drawn from the capital subaccount;

10.       so long as no event of default has occurred and is continuing, release to Consumers Energy of an amount equal to investment earnings since the previous payment date (or, in the case of the first payment date, since the issuance date) on the initial amount deposited by it into the capital subaccount;

11.       allocation of the remainder, if any, to the excess funds subaccount; and

12.       after the bonds have been paid in full and discharged and all of the foregoing amounts are paid in full, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The amounts of the limit on trustee fees and expenses and indemnity amounts referred to in clause (1) above and the servicing fee referred to in clause (2) above, and the amount of the administrative fee referred to in clause (3) above, will be described in the prospectus supplement.

If on any payment date funds on deposit in the general subaccount are insufficient to make the payments contemplated by clauses (1) through (8) above, the trustee will first, draw from amounts on deposit in the excess funds subaccount, and second, draw from amounts on deposit in the capital subaccount, up to the amount of the shortfall, in order to make those payments in full. If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the securitization charges will take into account, among other things, the need to replenish those amounts. In addition, if on any payment date funds on deposit in the general subaccount are insufficient to make the transfers described in clause (9) above, the trustee will draw from any amounts on deposit in the excess funds subaccount to make such transfers.

If, on any payment date, available collections of the securitization charges, together with available amounts in the subaccounts, are not sufficient to pay interest due on all outstanding bonds on that payment date, amounts available will be allocated pro rata based on the amount of interest payable. If, on any payment date, remaining collections of the securitization charges, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding bonds on that payment date, amounts available will be allocated pro rata based on the principal amount then due and payable. If, on any payment date, remaining collections of the securitization charges, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding bonds, amounts available will be allocated pro rata based on the principal amounts then scheduled to be paid on the payment date.

On any business day on which the trustee receives a written request from the administrator stating that any operating expense payable by us (but only as described in clauses (1) through (4) above) will become due and payable prior to the next payment date, and setting forth the amount and nature of such operating expense, as well as any supporting documentation that the trustee may reasonably request, the trustee, upon receipt of such information will make payment of such operating expenses on or before the date such payment is due from amounts on deposit in the general subaccount, the excess funds subaccount and the capital subaccount, in that order and only to the extent required to make such payment.

State Pledge

Section 10n(1) of Act 142 provides: “Securitization bonds are not a debt or obligation of the state and are not a charge on its full faith and credit or taxing power.” Under Section 10n(2) of Act 142, “The state pledges, for the benefit and protection of the financing parties and the electric utility, that it will not take or permit any action that would impair the value of securitization property, reduce or alter, except as allowed under section 10k(3) {which provides for the true-up mechanism}, or impair the securitization charges to be imposed, collected, and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related securitization bonds have been paid and performed in full.” Act 142 further provides that any party issuing securitization bonds is authorized to include this pledge in any documentation relating to those bonds.

Act 142 provides that the financing parties, including the bondholders and the trustee, for the benefit of the bondholders, and the electric utility will be entitled to the benefit of the pledge of the State of Michigan set forth above. We have included the pledge in the indenture and the bonds for the benefit of the trustee and the bondholders, and acknowledge that any purchase by a bondholder of a bond is made in reliance on the pledge of the State of Michigan.

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE SECURITIZATION BONDS

The rate of principal payments, the amount of each interest payment and the actual final payment date of each tranche of the bonds and the weighted average life thereof will depend primarily on the timing of receipt of collected securitization charges by the trustee and the true-up mechanism. The aggregate amount of collected securitization charges and the rate of principal amortization on the bonds will depend, in part, on actual energy usage and the rate of delinquencies and write-offs. The securitization charges are required to be adjusted from time to time based in part on the actual rate of collected securitization charges. However, we can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the securitization charges that will cause collected securitization charges to be received at any particular rate. Please read “Risk Factors—Servicing Risks—Inaccurate forecasting of electric usage or collections might reduce scheduled payments on the securitization bonds” and “Consumers Energy’s Financing Order—True-Up Mechanism”.

The bonds may be retired later than expected. Except in the event of an acceleration of the final payment date of the bonds after an event of default, however, the bonds will not be paid at a rate faster than that contemplated in the expected sinking fund schedule for each tranche of the bonds even if the receipt of collected securitization charges is accelerated. Instead, receipts in excess of the amounts necessary to amortize the bonds in accordance with the applicable expected sinking fund schedules to pay interest and ongoing other qualified costs and any other related fees and expenses and to fund deficiencies in the capital subaccount of the collection account will be allocated to the excess funds subaccount. Amounts on deposit in the excess funds subaccount will be taken into consideration in calculating the next true-up adjustment. Acceleration of the final maturity date after an event of default in accordance with the terms thereof will result in payment of principal earlier than the related scheduled final payment dates. A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the bonds is received in later years, the bonds may have a longer weighted average life.

THE SALE AGREEMENT

The following summary describes particular material terms and provisions of the sale agreement pursuant to which we will purchase securitization property from the seller. The form of the sale agreement is being filed as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject and qualified by reference to the provisions of the sale agreement.

Sale and Assignment of the Securitization Property

On the issuance date the seller will irrevocably sell, transfer, assign, set over and otherwise convey the securitization property to us, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. We will finance the purchase of the securitization property through the issuance of the bonds. On the issuance date, the seller will sell to us, without recourse, its entire right, title and interest in and to the securitization property. The securitization property will include all of the seller’s rights under the financing order related to such securitization property to impose, collect and receive securitization charges, and including the right to obtain true-up adjustments and all revenue, collections, payments, money and proceeds arising out of rights and interests under the financing order.

Act 142 provides that securitization property shall constitute our present property right even though the imposition and collection of securitization charges depends on the further acts of the electric utility or others that have not yet occurred. Act 142 also provides that an agreement by an electric utility or assignee to transfer securitization property that expressly states that the transfer is a sale or other absolute transfer signifies that the transaction is a true sale and is not a secured transaction and that title, legal and equitable, has passed to the entity to which the securitization property is transferred, and that a true sale under this section of Act 142 applies regardless of whether the issuer has any recourse against the seller, or any other term of the parties’ agreement, including the seller’s retention of an equity interest in the securitization property, the fact that the seller acts as a collector of securitization charges relating to the securitization property or the treatment of the transfer as a financing for tax, financial reporting or other purposes.

Act 142 further provides that, upon the issuance of the financing order, the execution and delivery of the sale agreement and the related bill of sale and the filing of a financing statement with the Michigan Department of State in accordance with the Michigan Uniform Commercial Code, the transfer of the securitization property will be perfected as against all third persons, including subsequent judicial or other lien creditors.

Conditions to the Sale of Securitization Property

Our obligation to purchase and the seller’s obligation to sell securitization property on the issuance date is subject to the satisfaction of each of the following conditions:

·                  on or prior to the issuance date, the seller shall have delivered to us a duly executed bill of sale identifying the securitization property to be conveyed on that date;

·                  on or prior to the issuance date, the seller shall have obtained the financing order from the MPSC creating the securitization property;

·                  as of the issuance date, the seller may not be insolvent and may not be made insolvent by the sale of securitization property to us, and the seller may not be aware of any pending insolvency with respect to itself;

·                  as of the issuance date, the representations and warranties of the seller in the sale agreement must be true and correct with the same force and effect as if made on that date (except to the extent they relate to an earlier date), the seller may not have breached any covenant or agreement in the sale agreement, and the servicer shall not have defaulted or be in default under the servicing agreement;

·                  as of the issuance date, we must have sufficient funds available to pay the purchase price for securitization property to be conveyed and all conditions to the issuance of the bonds intended to provide the funds set forth in the indenture must have been satisfied or waived;

·                  on or prior to the issuance date, the seller must have taken all action required to transfer ownership of securitization property to be conveyed to us on the issuance date, free and clear of all liens other than liens created by us pursuant to the basic documents and to perfect such transfer, including filing any statements or filings under Act 142 or the Michigan Uniform Commercial Code; and we or the servicer, on our behalf, must have taken any action required for us to grant the trustee a lien and first priority perfected security interest in the collateral and maintain that security interest as of the issuance date;

·                  the seller must deliver to us and to the rating agencies any opinions of counsel required by the rating agencies;

·                  the seller must receive and deliver to us and the trustee an opinion or opinions of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the trustee) to the effect that (i) we will not be subject to U.S. federal income tax as an entity separate from our sole owner and that the bonds will be treated as debt of our sole owner for U.S. federal income tax purposes and (ii) for U.S. federal income tax purposes, the issuance of the bonds will not result in gross income to the seller;

·                  on and as of the issuance date, our certificate of formation, our limited liability company agreement, the servicing agreement, the sale agreement, the indenture, Act 142 and the financing order must be in full force and effect;

·                  the securitization bonds shall have received any rating or ratings required by the financing order; and

·                  the seller must deliver to us and to the trustee an officer’s certificate confirming the satisfaction of each of these conditions.

Seller Representations and Warranties

In the sale agreement, the seller will represent and warrant to us, as of the issuance date, to the effect, among other things, that:

·                  subject to the clause below regarding assumptions used in calculating the securitization charges as of the issuance date, all written information, as amended or supplemented from time to time, provided by the seller to us with respect to the securitization property (including the expected amortization schedule and the financing order relating to the securitization property) is true and correct in all material respects;

·                  no portion of the transferred securitization property has been sold, transferred, assigned or pledged or otherwise conveyed by the seller to any person or entity other than us, and, to the seller’s knowledge (after due inquiry), no security agreement, financing statement or equivalent security or lien instrument listing the seller as debtor covering all or any part of the securitization property is on file or of record in any jurisdiction, except as may have been filed, recorded or made in favor of us or the trustee in connection with the basic documents;

·                  the seller has not authorized the filing of and is not aware (after due inquiry) of any financing statement against it that includes a description of collateral including the securitization property other than any financing statement filed, recorded or made in favor of us or the trustee in connection with the basic documents;

·                  the seller is not aware (after due inquiry) of any judgment or tax lien filings against us or the seller;

·                  on the issuance date, immediately upon the sale under the sale agreement, the securitization property will be validly transferred and sold to us, we will own the securitization property free and clear of all liens (except for liens created in favor of the trustee granted under the indenture and perfected under Act 142) and all filings and action to be made or taken by the seller (including filings with the Michigan Department of State under Act 142) necessary in any jurisdiction to give us a perfected ownership interest (subject to any lien created by us in your favor under the indenture or Act 142) in the securitization property will have been made or taken;

·                  under the laws of the State of Michigan (including Act 142) and the United States in effect on the issuance date:

·                  the financing order pursuant to which the rights and interests of the seller have been created, including the right to impose, collect and receive the securitization charges and the interest in and to the securitization property, has become final and non-appealable and is in full force and effect;

·                  as of the issuance of the bonds, those bonds are entitled to the protection provided in Act 142 and, accordingly, the financing order and securitization charges are not revocable by the MPSC;

·                  as of the issuance of the bonds, revisions to Consumers Energy’s electric tariff to implement the securitization charges have been filed and are in full force and effect, such revisions are consistent with the financing order, and any electric tariff implemented consistent with a financing order issued by the MPSC is not subject to modification by the MPSC except for true-up adjustments made in accordance with Act 142;

·                  the process by which the financing order was adopted and approved complies with all applicable laws, rules and regulations;

·                  the financing order is not subject to appeal and is legally enforceable, and the process by which it was issued complied with all applicable laws, rules and regulations; and

·                  no other approval, authorization, consent, order or other action of, or filing with, any governmental authority is required in connection with the creation of the securitization property, except those that have been obtained or made;

·                  under Act 142, the State of Michigan may not take or permit any action that would impair the value of the securitization property, reduce or alter, except as allowed in connection with a true-up adjustment, or impair the securitization charges to be imposed, collected and remitted to us, until the principal, interest and premium, and any other charges incurred and contracts to be performed, in connection with the securitization bonds have been paid and performed in full; and, under the contract clauses of the State of Michigan and United States Constitutions, the State of Michigan, including the MPSC, could not constitutionally take any action of a legislative character, including the repeal or amendment of Act 142 or the financing order (including repeal or amendment by voter initiative as defined in the Michigan Constitution or by amendment of the Michigan Constitution), that would substantially impair the value of the securitization property or substantially reduce or alter, except as allowed in connection with a true-up adjustment, or substantially impair the securitization charges to be imposed, collected and remitted to us, unless this action is a reasonable exercise of the State of Michigan’s sovereign powers and of a character reasonable and appropriate to the public purpose justifying this action and, under the takings clauses of the State of Michigan and United States Constitutions, the State of Michigan, including the MPSC, could not repeal or amend Act 142 or the financing order (including repeal or amendment by voter initiative as defined in the Michigan Constitution or by amendment of the Michigan Constitution) or take any other action in contravention of its pledge described in the first clause of this bullet point, without paying just compensation to the holders, as determined by a court of competent jurisdiction, if this action would constitute a permanent appropriation of a substantial property interest of the holders in the securitization property and deprive the holders of their reasonable expectations arising from their investment in the securitization bonds; however, there is no assurance that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest on the securitization bonds;

·                  based on information available to the seller on the issuance date, the assumptions used in calculating the securitization charges as of the issuance date are reasonable and are made in good faith; however, notwithstanding the foregoing, Consumers Energy makes no representation or warranty, express or implied, that amounts actually collected arising from those securitization charges will in fact be sufficient to meet the payment obligations on the bonds or that the assumptions used in calculating such securitization charges will in fact be realized; and

·                  upon the effectiveness of the financing order and the transfer of the securitization property to us:

·                  the rights and interests of the seller under the financing order, including the right to impose, collect and receive the securitization charges established in the financing order, become securitization property;

·                  the securitization property constitutes a present property right vested in us;

·                  the securitization property includes the rights and interests of the seller in the financing order and the securitization charges, the right to impose, collect and receive securitization charges, and including the right to obtain true-up adjustments (with respect to adjustments, in the manner and with the effect provided in the servicing agreement) and all revenue, collections, payments, money and proceeds arising out of the rights and interests created under the financing order and the right of the seller to impose, collect and receive periodic adjustments of such securitization charges;

·                  the owner of the securitization property is legally entitled to bill securitization charges for a period not greater than 15 years after the date securitization charges are first billed and to collect and post payments in respect of the securitization charges in the aggregate sufficient to pay the interest on and principal of the bonds and ongoing other qualified costs in accordance with the indenture, to pay the fees and expenses of servicing the bonds and ongoing other qualified costs, and to replenish the capital subaccount to the required capital level until the bonds are paid in full, and the securitization rate class allocation percentages in the financing order do not prohibit the owner of the transferred securitization property from obtaining adjustments and effecting allocations to the securitization charges in order to collect payments of such amounts; and

·                  the securitization property is not subject to any lien other than the lien created by the basic documents or pursuant to Act 142.

These representations and warranties made above by the seller will survive the execution and delivery of the sale agreement and our pledge of the securitization property to the trustee. The seller will further represent and warrant that:

·                  the seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Michigan, with the requisite corporate power and authority to own its properties and conduct its business as currently owned or conducted;

·                  the seller has the requisite corporate power and authority to obtain the financing order, to own the rights and interests under the financing order relating to the bonds, and to sell and assign those rights and interests to us, whereupon such rights and interests will become securitization property;

·                  the seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the seller’s business, operations, assets, revenues or properties, the securitization property, the issuing entity or the securitization bonds);

·                  the seller has the requisite corporate power and authority to execute and deliver the sale agreement and to carry out its terms, the seller has full corporate power and authority to own the securitization property and to sell and assign the securitization property to us, and the execution, delivery and performance of the sale agreement have been duly authorized by the seller by all necessary corporate action;

·                  the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to customary exceptions relating to bankruptcy, creditor’s rights and equitable principles;

·                  the consummation of the transactions contemplated by the sale agreement and the fulfillment of its terms do not (i) conflict with or result in a breach of any of the terms or provisions of or otherwise constitute (with or without notice or lapse of time) a default under the seller’s organizational documents or any indenture or other agreement or instrument to which the seller is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any lien upon the seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any liens that may be granted in favor of the trustee for the benefit of the bondholders or any liens created by us pursuant to Act 142 or that may be granted under the basic documents) or (iii) violate any existing law or any existing order, rule or regulation applicable to the seller of any government authority having jurisdiction over the seller or its properties;

·                  no proceeding is pending and, to the seller’s knowledge, no proceeding is threatened and, to the seller’s knowledge, no investigation is pending or threatened, in each case, before any governmental authority having jurisdiction over the seller or its properties involving or relating to the seller or to the issuing entity or, to the seller’s knowledge, any other person or entity:

·                  asserting the invalidity of Act 142, the financing order, the bonds and the basic documents;

·                  seeking to prevent the issuance of the bonds or the consummation of any of the transactions contemplated by the sale agreement or any of the other basic documents;

·                  seeking a determination that could reasonably be expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, Act 142, the financing order, the bonds or the other basic documents; or

·                  seeking to adversely affect the U.S. federal income tax or state income tax classification of the bonds as debt;

·                  no approvals, authorizations, consents, orders or other actions of, or filings with, any governmental authority are required for the seller to execute, deliver, perform and fulfill its obligations under the sale agreement except those that have previously been obtained or made or are required to be made by the seller, acting as servicer in the future pursuant to the servicing agreement;

·                  the seller has provided the MPSC with a copy of each registration statement, prospectus or other closing document filed with the SEC as part of the transactions contemplated by the sale agreement immediately following the filing of the original document;

·                  there is no order by any court providing for the revocation, alteration, limitation or other impairment of Act 142, the financing order, the securitization property or the securitization charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the financing order; and

·                  after giving effect to the sale of the securitization property under the sale agreement, Consumers Energy:

·                  is solvent and expects to remain solvent;

·                  is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

·                  is not engaged and does not expect to engage in a business for which its remaining property represents unreasonably small capital;

·                  reasonably believes that it will be able to pay its debts as they become due; and

·                  is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

The seller will not make any representation or warranty, express or implied, that billed securitization charges will be actually collected from covered electric customers.

Certain of the representations and warranties that the seller will make in the sale agreement involve conclusions of law. The seller will make those representations and warranties in order to reflect the good faith understanding of the legal basis on which the bondholders are purchasing the bonds and to reflect the agreement that, if this understanding proves to be incorrect, the seller will be obligated to indemnify us.

The seller will not be in breach of any representation or warranty as a result of any change in law occurring after the issuance date, including by means of any legislative enactment, constitutional amendment or voter initiative (if subsequently authorized) that renders any of the representations or warranties untrue.

Covenants of the Seller

In the sale agreement, the seller will make the following covenants:

·                  Subject to its right to assign its rights and obligations to a successor utility under the sale agreement, so long as any of the bonds are outstanding, the seller will (i) keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, (ii) obtain and preserve its qualifications to do business in those jurisdictions necessary to protect the validity and enforceability of the sale agreement and the other basic documents or to the extent necessary to perform its obligations under the sale agreement and the other basic documents and (iii) continue to operate its electric distribution system to provide electric service to its covered electric customers.

·                  Except for the conveyances under the sale agreement or any lien pursuant to the indenture in favor of the trustee for the benefit of the bondholders or any lien that may be granted under the basic documents, the seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any of the securitization property, or any interest therein, and the seller will defend the right, title and interest of us and of the trustee on behalf of the bondholders, in, to and under the securitization property against all claims of third parties claiming through or under the seller. The seller also covenants that, in its capacity as seller, it will not at any time assert any lien against, or with respect to, any of the securitization property.

·                  If the seller receives any payments in respect of the securitization charges or the proceeds thereof other than in its capacity as the servicer, the seller agrees to pay all those payments to the servicer as soon as practicable after receipt thereof, on behalf of us, and to hold such amounts in trust for us and the trustee prior to such payment.

·                  The seller will notify us and the trustee promptly after becoming aware of any lien on any of the securitization property, other than the conveyances under the sale agreement, and any lien pursuant to the basic documents, or any lien under Act 142 created for our benefit or for the benefit of the bondholders and the trustee.

·                  The seller agrees to comply with its organizational documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not materially adversely affect our or the trustee’s interests in the securitization property or under the basic documents to which the seller is a party or the seller’s performance of its obligations under the basic documents to which the seller is a party.

·                  So long as any of the bonds are outstanding, the seller will:

·                  treat the securitization property as our property for all purposes other than for financial reporting or state or federal regulatory or tax purposes and treat the bonds as debt for all purposes and specifically as our debt, other than for financial reporting or state or federal regulatory or tax purposes;

·                  solely for the purposes of U.S. federal income taxes and, to the extent consistent with applicable state, local or other tax law, for purposes of state, local or other tax law, treat the bonds as indebtedness of the seller (as our sole owner) secured by the collateral unless otherwise required by an appropriate taxing authority;

·                  disclose in its financial statements that we and not the seller are the owner of the securitization property and that our assets are not available to pay creditors of the seller or its affiliates (other than us);

·                  not own or purchase any bonds; and

·                  disclose the effects of all transactions between us and the seller in accordance with generally accepted accounting principles.

·                  The seller agrees that, upon the sale by the seller of securitization property to us pursuant to the sale agreement:

·                  to the fullest extent permitted by law, including any applicable MPSC regulations and Act 142, we will have all of the rights originally held by the seller with respect to the securitization property, including the right (subject to the terms of the servicing agreement) to exercise any and all rights and remedies to collect any amounts payable by any covered electric customer in respect of the securitization property, notwithstanding any objection or direction to the contrary by the seller (and the seller agrees not to make any such objection or to take any such contrary action); and

·                  any payment by any covered electric customer to us will discharge that covered electric customer’s obligations, if any, in respect of the securitization property to the extent of that payment, notwithstanding any objection or direction to the contrary by the seller.

·                  So long as any of the bonds are outstanding:

·                  in all proceedings relating directly or indirectly to the securitization property, the seller will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes);

·                  the seller will not make any statement or reference in respect of the securitization property that is inconsistent with our ownership interest (other than for financial accounting or state or regulatory or tax purposes);

·                  the seller will not take any action in respect of the securitization property except solely in its capacity as servicer pursuant to the servicing agreement or as otherwise contemplated by the basic documents; and

·                  neither the seller nor the issuing entity will make any election, file any tax return or take any other action inconsistent with the treatment of the issuing entity, for U.S. federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the seller (or, if relevant, from another sole owner of us, as the issuing entity).

·                  The seller will execute and file the filings required by law to fully preserve, maintain, protect and perfect our ownership interest in and the trustee’s lien on the securitization property, including all filings required under Act 142 and the Michigan Uniform Commercial Code relating to the transfer of the ownership of the rights and interests related to the bonds under the financing order by the seller to us and the pledge of the securitization property to the trustee. The seller will deliver or cause to be delivered to us and the trustee file-stamped copies of, or filing receipts for, any document so filed. The seller will institute any action or proceeding necessary to compel performance by the MPSC, the State of Michigan or any of their respective agents of any of their obligations or duties under Act 142 or the financing order. The seller also will take those legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case, as may be reasonably necessary (i) to protect us, the bondholders and the trustee from claims, state actions or other actions or proceedings of third parties that, if successfully pursued, would result in a breach of any representation or warranty or covenant of the seller in the sale agreement and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to Act 142, the financing order or the rights of holders by legislative enactment or constitutional amendment that would be materially adverse to us, the trustee or the bondholder or that would otherwise cause an impairment of our rights or those of the bondholders and the trustee, and the seller will pay the costs of any such actions or proceedings.

·                  Even if the sale agreement or the indenture is terminated, the seller will not, prior to the date that is one year and one day after the termination of the indenture and payment in full of the bonds or any other amounts owed under the indenture, petition or otherwise invoke or cause us to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against us under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or any substantial part of our property, or ordering the winding up or liquidation of our affairs.

·                  So long as any of the bonds are outstanding, the seller will, and will cause each of its subsidiaries to, pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the transferred securitization property; provided, that no such tax need be paid if the seller or any of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the seller or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

·                  Promptly after obtaining knowledge of any breach in any material respect (without regard to any materiality qualifier contained in such representation, warranty or covenant) of its representations, warranties or covenants in the sale agreement, the seller will notify us, the trustee and the rating agencies of the breach.

·                  The seller will use the proceeds of the sale of the securitization property in accordance with the financing order and Act 142.

·                  The seller shall not become a party to any (i) trade receivables purchase and sale agreement or similar arrangement under which it sells all or any portion of its accounts receivables owing from Michigan electric distribution customers unless the trustee, the seller and the other parties to such additional arrangement shall have entered into an intercreditor agreement in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude securitization property (including securitization charges) from any receivables or other assets pledged or sold under such arrangement or (ii) sale agreement selling to any other affiliate property consisting of charges payable, other than the sale of securitization charges pursuant to the sale agreement, by covered electric customers pursuant to Act 142 or any similar law, unless the seller has entered into an intercreditor agreement with the trustee and the trustee for such other issuance.

·                  Upon our request, the seller will execute and deliver such further instruments and do such further acts as may be necessary to carry out more effectively the provisions and purposes of the sale agreement.

Indemnification

The seller will indemnify, defend and hold harmless us, the trustee (for itself and for the benefit of the bondholders) and any of our and the trustee’s respective officers, directors, employees and agents against:

·                  any and all amounts of principal of and interest on the bonds not paid when due or when scheduled to be paid;

·                  any deposits required to be made by or to us under the basic documents or the financing order that are not made when required; and

·                  any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses incurred by any of these persons or entities,

in each case, as a result of a breach by the seller of any of its representations, warranties and covenants in the sale agreement.

The seller will indemnify us and the trustee (for itself and for the benefit of the bondholders) and each of their respective officers, directors, employees, trustees, managers and agents for, and defend and hold harmless each such person or entity from and against, any and all taxes (other than taxes imposed on the bondholders as a result of their ownership of bonds) that may at any time be imposed on or asserted against any such person or entity as a result of (i) the sale of the securitization property to us, (ii) our ownership and assignment of the securitization property, (iii) the issuance and sale by us of the bonds or (iv) the other transactions contemplated in the basic documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes, but excluding any taxes imposed as a result of a failure of such person or entity to withhold or remit taxes with respect to payments on the bonds.

In addition, the seller will indemnify, defend and hold harmless the trustee (for itself), our independent managers and any of their respective officers, directors, employees and agents against any and all liabilities, obligations, losses, claims, damages, payments, costs or expenses incurred by any of these parties as a result of the seller’s breach of any of its representations and warranties or covenants contained in the sale agreement, except to the extent of such losses either resulting from the willful misconduct, bad faith or gross negligence of such indemnified persons or resulting from a breach of a representation or warranty made by such indemnified persons in any of the basic documents that gives rise to the seller’s breach. The seller shall not be required to indemnify any person or entity otherwise indemnified under the sale agreement for any amount paid or payable by such person or entity in the settlement of any action, proceeding or investigation without the prior written consent of the seller, which consent shall not be unreasonably withheld.

The seller will indemnify the servicer (if the servicer is not the seller) for the costs of any action instituted by the servicer pursuant to the servicing agreement that are not paid as an operating expense under the indenture.

The indemnification provided for in the sale agreement will survive any repeal of, modification of, supplement to, or judicial invalidation of, Act 142 or the financing order and will survive the resignation or removal of the trustee or the termination of the sale agreement and will rank in priority with other general, unsecured obligations of the seller. The seller shall not indemnify any person or entity otherwise indemnified under the sale agreement for any changes in law after the issuance date, whether such changes in law are effected by means of any legislative enactment, any constitutional amendment or any final and non-appealable judicial decision.

Consumers Energy’s indemnification obligations will rank equally in right of payment with other general unsecured obligations of Consumers Energy.

Successors to the Seller

Any entity that becomes the successor by merger, conversion or consolidation or by otherwise succeeding to all or substantially all of the electric distribution assets of Consumers Energy may assume the rights and obligations of Consumers Energy under the sale agreement. So long as the conditions of any such assumption are met, Consumers Energy will automatically be released from its obligations under the sale agreement. The conditions include that:

·                  immediately after giving effect to any transaction referred to in this paragraph, no representation, warranty or covenant made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing;

·                  the successor must execute an agreement of assumption to perform all of the obligations of the seller under the sale agreement;

·                  officer’s certificates and opinions of counsel specified in the sale agreement will have been delivered to us, the trustee and the rating agencies; and

·                  the rating agencies specified in the sale agreement will have received prior written notice of the transaction.

Amendment

The sale agreement to be entered into upon or before the issuance of the bonds may be amended in writing by the seller and us, if a copy of the amendment is provided by us to each rating agency and the rating agency condition is satisfied, with the consent of the trustee. If any such amendment would adversely affect the interest of any bondholder in any material respect, the consent of a majority of bondholders of each affected tranche of bonds is also required. In determining whether a majority of bondholders have consented, bonds owned by us, Consumers Energy or any other affiliate of us shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any bonds it actually knows to be so owned.

THE SERVICING AGREEMENT

The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service the securitization property. The form of the servicing agreement is being filed as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject and qualified by reference to the provisions of the servicing agreement.

Servicing Procedures

The servicer, as our agent, will manage, service and administer, bill, collect and post all payments in respect of, the securitization property according to the terms of the servicing agreement. The servicer’s duties will include:

·                  calculating usage, billing the securitization charges, collecting the securitization charges from covered electric customers and posting all collections;

·                  responding to inquiries of covered electric customers, the MPSC or any other governmental authority regarding the securitization property;

·                  investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to us);

·                  processing and depositing collections and making periodic remittances;

·                  furnishing periodic reports and statements to us, the rating agencies and the trustee;

·                  making all filings with the MPSC and taking all other actions necessary to perfect our ownership interests in and the trustee’s lien on the securitization property;

·                  making all filings and taking such other action as may be necessary to perfect the trustee’s lien on and security interest in all collateral;

·                  selling, as our agent, as our interests may appear, defaulted or written off accounts;

·                  taking all necessary action in connection with true-up adjustments; and

·                  performing other duties specified under the financing order.

The servicer will be required to notify us, the trustee and the rating agencies in writing of any laws or MPSC regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer’s ability to perform its duties under the servicing agreement. The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on our behalf.

In addition, upon our reasonable request or the reasonable request of the trustee or any rating agency, the servicer will provide to us, the trustee or any rating agency public financial information about the servicer and any material information about the securitization property that is reasonably available, as may be reasonably necessary and permitted by law to enable us, the trustee or any rating agency to monitor the servicer’s performance, and, so long as any bonds are outstanding, within a reasonable time after written request thereof, any information available to the servicer or reasonably obtainable by it that is necessary to calculate the securitization charges applicable to each securitization rate class. The servicer will also prepare any reports required to be filed by us with the SEC and will cause to be delivered required opinions of counsel to the effect that all filings with the State of Michigan and the Secretary of State of the State of Delaware necessary to preserve and protect the interests of the trustee in the securitization property have been made.

Servicing Standards and Covenants

The servicing agreement will require the servicer, in servicing and administering the securitization property, to employ or cause to be employed procedures and exercise or cause to be exercised the same care and diligence it customarily employs and exercises with respect to billing, collection and posting activities it conducts for its own account and, if applicable, for others.

The servicing agreement will require the servicer to implement procedures and policies to ensure that covered electric customers remit the securitization charges to the servicer on behalf of us and the bondholders. The servicer will also monitor payments and will impose collection policies on covered electric customers, as permitted under the financing order and the rules of the MPSC.

The servicing agreement will require the servicer to (i) manage, service, administer, bill, collect and post collections in respect of the securitization property with reasonable care and in material compliance with applicable requirements of law, including all applicable regulations of the MPSC, (ii) follow standards, policies and procedures in performing its duties as servicer that are customary in the electric distribution industry, (iii) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the securitization property and to bill, collect and post the securitization charges, (iv) comply with all requirements of law, including all applicable regulations of the MPSC applicable to and binding on it relating to the securitization property, (v) file all reports with the MPSC required by the financing order, (vi) file and maintain the effectiveness of Michigan Uniform Commercial Code financing statements with respect to the property transferred under the sale agreement and (vii) take such other action on our behalf to ensure that the lien of the trustee on the collateral remains perfected and of first priority. The servicer shall follow customary and usual practices and procedures as it deems necessary or advisable in servicing the securitization property, which, in the servicer’s judgment, may include taking legal action at the issuing entity’s expense but subject to the priority of payments set forth in the indenture.

The servicing agreement will also require the servicer to provide various reports regarding the securitization charges and allocation of the securitization charges among various classes of covered electric customers and payments to the bondholders, in each case as are necessary to effect collection, allocation and remittance of payments in respect of securitization charges and other collected funds as required under the basic documents.

The servicer will be responsible for instituting any action or proceeding to compel performance by the State of Michigan or the MPSC of their respective obligations under Act 142, the financing order or any true-up adjustment. The servicer is also responsible for instituting any action or proceeding as may be reasonably necessary to block or overturn any attempts, including by legislative enactment, voter initiative or constitutional amendment, to cause a repeal, modification or judicial invalidation of Act 142 or the financing order that would be detrimental to the interest of the holders or that would cause an impairment of the rights of the issuing entity or the holders. The servicing agreement also designates the servicer as the custodian of our records and documents. The servicing agreement requires the servicer to indemnify us, our independent managers and the trustee (for itself and for the benefit of bondholders) for any negligent act or omission relating to the servicer’s duties as custodian.

True-Up Adjustment Process

Act 142 and the financing order mandate that securitization charges on covered electric customers be reviewed and adjusted by the MPSC at least annually to correct any overcollections or undercollections of the preceding 12 months and to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. In addition, the financing order provides that true-up adjustments are required on a semi-annual basis (or, one year prior to the last scheduled final payment date for the latest maturing tranche, on a quarterly basis) if the servicer determines that a true-up adjustment is necessary to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. True-up adjustments may also be made by the servicer more frequently at any time, without limits as to frequency, if the servicer determines that a true-up adjustment is necessary to ensure the expected recovery during the succeeding annual period of amounts required for the timely payment of debt service and other required amounts and charges in connection with the securitization bonds. The financing order permits mid-year true-up adjustments to be implemented immediately without additional MPSC approval if the proposed true-up adjustment is not opposed. In the financing order, the MPSC affirms that it will act pursuant to the financing order to ensure that expected securitization charges are sufficient to pay on a timely basis all scheduled principal of and interest on the bonds and ongoing other qualified costs in connection with the securitization bonds. For more information on the true-up adjustment process, please read “Consumers Energy’s Financing Order—True-Up Mechanism”.

As part of each true-up adjustment, the servicer will calculate the securitization charges that must be billed in order to generate the revenues for the ensuing annual period necessary to result in:

·                  all accrued and unpaid interest on the bonds being paid in full;

·                  the outstanding principal balance of the bonds equaling the amount provided in the expected amortization schedule;

·                  the amount on deposit in the capital subaccount equaling the required capital level; and

·                  all other fees, expenses and indemnities of the issuing entity (up to any authorized amounts of any such payments set forth in the financing order) being paid.

In calculating the necessary true-up adjustment, the servicer will use its most recent forecast of energy consumption and its most current estimates of ongoing transaction-related expenses. The true-up adjustment will reflect any projected covered electric customer defaults or charge-offs and allowances for projected payment lags between the billing, collection and posting of securitization charges based upon the servicer’s most recent experience regarding collection of securitization charges. The true-up adjustment will also take into account any reconciliation of overcollections or undercollections due to any reason.

There is no cap on the level of securitization charges that may be imposed on covered electric customers as a result of the true-up adjustment process to pay on a timely basis scheduled principal of and interest on the bonds and ongoing other qualified costs.

The financing order states that the MPSC’s role in the true-up adjustment process is largely a mathematical one, and the more expeditiously the true-up adjustment occurs, the better for all parties. The financing order permits mid-year true-up adjustments to be implemented immediately without additional MPSC approval if the proposed true-up adjustment is not opposed. In calculating any true-up adjustment, the servicer will allocate payment responsibility among securitization rate classes in accordance with the requirements of the financing order.

Remittances to Collection Account

The servicer will remit securitization charge collections to the trustee for deposit in the general subaccount of the collection account. Each such remittance shall be remitted as soon as reasonably practicable, but in no event later than two business days following the business day on which payment is received from covered electric customers. For a description of the allocation of the deposits, please read “Security for the Securitization Bonds—How Funds in the Collection Account will be Allocated”. Until securitization charge collections are remitted to the collection account, the servicer will not segregate them from its general funds. Please read “Risk Factors—Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer” in this prospectus.

The amount so remitted in respect of each business day will be equal to the aggregate securitization charge collections received from all securitization rate classes in respect of that business day. The securitization charge collections received from a securitization rate class in respect of any given business day will be calculated to be equal to the total collections received on that business day from that securitization rate class multiplied by a ratio, the numerator of which is the total securitization charges billed to that securitization rate class during the prior 21-business-day billing period, and the denominator of which is the total amounts billed to that securitization rate class during that same 21-business-day billing period.

The servicer is not obligated to make any payments on the bonds. In the case of any shortfall, Consumers Energy will allocate that shortfall ratably based on the amount owed to Consumers Energy or other parties and the total amounts owed. After giving effect to payments on the 2001-1 securitization bonds on the April 20, 2014 quarterly payment date, the 2001-1 securitization bonds had $70,614,670 in aggregate principal amount outstanding, which was equal to the amount set forth in the expected amortization schedule for the 2001-1 securitization bonds. As described in the first paragraph above, the servicer will not segregate the securitization charges from amounts relating to the 2001-1 securitization bonds. The securitization charges will be segregated only when the servicer remits them to the trustee. Although Consumers Energy is the servicer with respect to the 2001-1 securitization bonds and will be the initial servicer with respect to the securitization bonds, as more fully described under “The Depositor, Seller, Initial Servicer and Sponsor”, we are a separate legal entity from the 2001-1 securitization bond issuer, and the securitization bonds described in this prospectus and the prospectus supplement will be payable from collateral that is separate from that securing the 2001-1 securitization bonds. The 2001-1 securitization bond issuer will have no obligations under our securitization bonds, and we will have no obligations under the 2001-1 securitization bonds. Please read “Act 142—Electric Utilities May Securitize Qualified Costs”, “Consumers Energy’s Financing Order” and “Security for the Securitization Bonds”.

Servicing Compensation

The servicer will be entitled to receive an annual servicing fee in an amount equal to:

·                  no more than the lowest rate between 0.05% and 0.10% on an annualized basis of the original principal amount of securitization bonds consistent with market conditions at the time of the bond issuance so long as the servicer remains Consumers Energy or an affiliate; or

·                  if Consumers Energy or any of its affiliates is not the servicer, an amount agreed upon by the successor servicer and the trustee, provided, that the fee shall not exceed 0.75% of the initial aggregate principal amount of the bonds.

The servicing fee shall be paid semi-annually, with half of the servicing fee being paid on each payment date. The servicer may invest securitization charge collections prior to remittance to the collection account and will be entitled to retain any interest earnings on securitization charge collections prior to remittance to the collection account, as well as all late payment charges, if any, collected from covered electric customers and to be reimbursed for ongoing other qualified costs as described in the servicing agreement. However, if the servicer has failed to remit the securitization charge collections to the collection account on the day that such payment is to be made on more than three occasions during the period that the bonds are outstanding, then thereafter the servicer will be required to pay to the trustee interest on each daily remittance accrued at the Federal Funds Rate from the business day on which such daily remittance was required to be made to the date that such daily remittance is actually made. The trustee will pay the servicing fee on each payment date (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the bonds.

Servicer Representations and Warranties

In the servicing agreement, the servicer will represent and warrant to us, as of the issuance date of the bonds, among other things, that:

·                  the servicer is duly organized, validly existing and is in good standing under the laws of the state of its organization, with requisite corporate or other power and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted by it, to service the securitization property and hold the records related to the securitization property, and to execute, deliver and carry out the terms of the servicing agreement and the intercreditor agreement;

·                  the servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the securitization property as required under the servicing agreement) requires such qualifications, licenses or approvals (except where a failure to qualify would not be reasonably likely to have a material adverse effect on the servicer’s business, operations, assets, revenues or properties or to its servicing of the securitization property);

·                  the execution, delivery and performance of the terms of the servicing agreement have been duly authorized by all necessary action on the part of the servicer under its organizational or governing documents and laws;

·                  each of the servicing agreement and the intercreditor agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its respective terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law;

·                  the consummation of the transactions contemplated by the servicing agreement and the intercreditor agreement do not conflict with, result in any breach of or constitute (with or without notice or lapse of time) a default under the servicer’s organizational documents or any indenture or other agreement or instrument to which the servicer is a party or by which it or any of its property is bound, result in the creation or imposition of any lien upon the servicer’s properties pursuant to the terms of any such indenture or agreement or other instrument (other than any lien that may be granted in favor of the trustee for the benefit of bondholders under the basic documents) or violate any existing law or any existing order, rule or regulation applicable to the servicer of any governmental authority having jurisdiction over the servicer or its properties;

·                  each report or certificate delivered in connection with any filing made to the MPSC by us with respect to the securitization charges or true-up adjustments will be true and correct in all material respects, or, if based in part on or containing assumptions, forecasts or other predictions of future events, such assumptions, forecasts or predictions are reasonable based on historical performance (and facts known to the servicer on the date such report or certificate is delivered);

·                  no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority are required for the servicer to execute, deliver and perform its obligations under the servicing agreement except those that have previously been obtained or made, those that are required to be made by the servicer in the future pursuant to the servicing agreement or the intercreditor agreement and those that the servicer may need to file in the future to continue the effectiveness of any financing statements; and

·                  no proceeding or, to the servicer’s knowledge, investigation is pending and, to the servicer’s knowledge, no proceeding or investigation is threatened before any governmental authority having jurisdiction over the servicer or its properties involving or relating to the servicer or the issuing entity or, to the servicer’s knowledge, any other person or entity, asserting the invalidity of the servicing agreement or the other basic documents, seeking to prevent issuance of the bonds or the consummation of the transactions contemplated by the servicing agreement or other basic documents, seeking a determination that could reasonably be expected to materially and adversely affect the performance by the servicer of its obligations under or the validity or enforceability of the servicing agreement, the other basic documents or the bonds or seeking to adversely affect the U.S. federal income tax or state income tax classification of bonds as debt.

The servicer, the trustee and we are not responsible as a result of any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the servicer’s failure to make any filings with the MPSC required by the servicing agreement in a timely and correct manner or any breach by the servicer of its duties under the servicing agreement that adversely affects the securitization property or the true-up adjustments), by the MPSC in any way related to the securitization property or in connection with any true-up adjustment, the subject of any such filings, any proposed true-up adjustment or the approval of any revised securitization charges and the scheduled adjustments thereto. Except to the extent that the servicer otherwise is liable under the provisions of the servicing agreement, the servicer shall have no liability whatsoever relating to the calculation of any revised securitization charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculations, so long as the servicer has acted in good faith and has not acted in a negligent manner in connection therewith, nor shall the servicer have any liability whatsoever as a result of any person or entity, including the bondholders, not receiving any payment, amount or return anticipated or expected or in respect of any bond generally.

The Servicer Will Indemnify Us and Other Entities in Limited Circumstances

The servicer will indemnify, defend and hold harmless us and the trustee (for itself and for your benefit) and the independent managers and each of their respective officers, directors, employees and agents from any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, arising as a result of:

·                  the servicer’s willful misconduct, bad faith or negligence in the performance of, or reckless disregard of, its duties or observance of its covenants under the servicing agreement and the intercreditor agreement;

·                  the servicer’s breach of any of its representations or warranties under the servicing agreement or the intercreditor agreement; and

·                  litigation and related expenses relating to its status and obligations as servicer (other than any proceeding the servicer is required to institute under the servicing agreement).

The servicer will not be liable, however, for any liabilities, obligations, losses, damages, payments or claims, or reasonable costs or expenses, resulting from the willful misconduct, bad faith or gross negligence of the party seeking indemnification, or resulting from a breach of a representation or warranty made by any such person or entity in any of the basic documents that give rise to the servicer’s breach.

Except for payment of the servicing fee and payment of the purchase price of the securitization property, the servicing agreement also provides that the servicer releases us and our independent managers, the trustee and each of our respective officers, directors and agents from any and all actions, claims and demands that the servicer, in the capacity of servicer or otherwise, may have against those parties relating to the securitization property or the servicer’s activities with respect to the securitization property, other than actions, claims and demands arising from the willful misconduct, bad faith or gross negligence of the parties.

Notwithstanding the foregoing, however, except as expressly provided in the servicing agreement, the servicer shall not be under any obligation to appear in, prosecute or defend any legal action relating to the securitization property that is not directly related to one of the servicer’s enumerated duties in the servicing agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the servicer may, in respect of any proceeding, undertake any action that it is not specifically identified in the servicing agreement as a duty of the servicer but that the servicer reasonably determines is necessary or desirable in order to protect the rights and duties of the issuing entity or the trustee and the interests of the bondholders and covered electric customers under the servicing agreement.

Evidence as to Compliance

The servicing agreement will provide that the servicer will furnish annually to us, the trustee and the rating agencies, on or before the earlier of March 31 of each year, beginning March 31, 2015 or on the date on which the sponsor’s annual report on Form 10-K relating to the bonds is required to be filed with the SEC, certificates from a responsible officer of the servicer containing and certifying compliance with specified servicing criteria as required by Item 1122(a) and Item 1123 of the rules of the SEC known as Regulation AB promulgated under Subpart 229.1100 — Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time (or any successor or similar item or rule), during the preceding 12 months ended December 31 (or preceding period since the issuance date of the bonds in the case of the first statement), together with a certificate by an officer of the servicer certifying the statements set forth therein.

The servicing agreement also provides that a firm of independent certified public accountants will furnish annually to us, the trustee and the rating agencies on or before the earlier of March 31 of each year, beginning March 31, 2015 or on the date on which the sponsor’s annual report on Form 10-K relating to the bonds is required to be filed with the SEC, an annual accountant’s report, which will include any required attestation report that attests to and reports on the servicer’s assessment report described in the preceding paragraph, and such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act of 1933, as amended, and the Exchange Act.

The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the rules of the Public Company Accounting Oversight Board. The cost of the annual accountant’s report will be reimbursable as an ongoing other qualified cost.

Copies of the above reports will be filed with the SEC. You may also obtain copies of the above statements and certificates by sending a written request addressed to the trustee.

The servicer will also be required to deliver to us, the trustee and the rating agencies monthly reports setting forth certain information relating to collections of securitization charges received during the preceding calendar month and, shortly before each payment date, a report setting forth the amount of principal and interest payable to bondholders on such date, the aggregate outstanding amount of the bonds, before and after giving effect to any payment of principal on such payment date, the difference between the principal outstanding on the bonds and the amounts specified in the related expected amortization schedule after giving effect to any such payments and the amounts on deposit in the capital subaccount and excess funds subaccount after giving effect to all transfers and payments to be made on such payment date. The servicer is required to file copies of these reports with the SEC.

In addition, the servicer is required to send copies of each filing or notice evidencing a true-up adjustment to us, the trustee and the rating agencies. The servicer is also required to prepare and deliver certain disclosures to its covered electric customers and to provide to the rating agencies any non-confidential and non-proprietary information as is reasonably requested by the rating agencies.

Matters Regarding the Servicer

The servicing agreement will provide that Consumers Energy may not resign from its obligations and duties as servicer thereunder, except when Consumers Energy delivers to the trustee an opinion of external legal counsel to the effect that Consumers Energy’s performance of its duties under the servicing agreement is no longer permissible under applicable law. No resignation by Consumers Energy as servicer will become effective until a successor servicer has assumed Consumers Energy’s servicing obligations and duties under the servicing agreement.

The servicing agreement further provides that neither the servicer nor any of its directors, officers, employees, and agents will be liable to us or to the trustee, our managers, you or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for good faith errors in judgment. However, neither the servicer nor any person or entity will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties. The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document submitted by any person or entity respecting any matters under the servicing agreement. Except as provided in the servicing agreement, the servicer is under no obligation to appear in, prosecute or defend any legal action that is not directly related to one of its duties in the servicing agreement or otherwise related to its indemnification obligations.

Under the circumstances specified in the servicing agreement, any entity that becomes the successor by merger, or through the sale, transfer, lease, management contract or otherwise of or for substantially all of the servicer’s electric distribution assets, may assume all of the rights and obligations of the servicer under the servicing agreement. The following are conditions to the transfer of the duties and obligations to a successor servicer:

·                  the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement;

·                  immediately after the transfer, no representation or warranty made by the servicer in the servicing agreement will have been breached and no servicer default or event that after notice, lapse of time or both, would become a servicer default, has occurred and is continuing;

·                  the servicer has delivered to us and to the trustee an officer’s certificate and an opinion of external counsel stating that the transfer complies with the servicing agreement and all conditions to the transfer under the servicing agreement have been complied with;

·                  the servicer has delivered to us, the trustee and the rating agencies an opinion of external counsel stating either that all necessary filings, including those with the MPSC, to preserve, perfect and maintain the priority of our interests in and the trustee’s lien on the securitization property have been made or that no filings are required;

·                  the servicer has given prior written notice to the rating agencies;

·                  any applicable requirements of the intercreditor agreement have been satisfied; and

·                  the servicer has delivered to us, the trustee and the rating agencies an opinion of independent tax counsel to the effect that, for U.S. federal income tax purposes, such transaction will not result in a material adverse U.S. federal income tax consequence to the issuing entity or the bondholders.

So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement.

The servicing agreement will permit the servicer to appoint any person or entity to perform any or all of its obligations. However, unless the appointed person or entity is an affiliate of Consumers Energy, the appointment must satisfy the rating agency condition. In all cases, the servicer must remain obligated and liable under the servicing agreement.

Servicer Defaults

Servicer defaults under the servicing agreement will include:

·                  any failure by the servicer to remit any amount, including payments arising from the securitization charges into the collection account as required under the servicing agreement, which failure continues unremedied for five business days after written notice from us or the trustee is received by the servicer or after discovery of the failure by a responsible officer of the servicer;

·                  any failure by the servicer to duly perform its obligations to make securitization charge adjustment filings in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five business days;

·                  any failure by the servicer or, if the servicer is Consumers Energy or an affiliate of Consumers Energy, by Consumers Energy to observe or perform in any material respect any covenants or agreements in the servicing agreement or the other basic documents to which it is a party, which failure materially and adversely affects the rights of bondholders and which failure continues unremedied for 60 days after written notice of this failure has been given to the servicer or, if the servicer is Consumers Energy or an affiliate of Consumers Energy, by us or by the trustee or after such failure is discovered by a responsible officer of the servicer;

·                  any representation or warranty made by the servicer in the servicing agreement or any other basic document proves to have been incorrect in a material respect when made, which has a material adverse effect on the bondholders and which material adverse effect continues unremedied for a period of 60 days after the giving of written notice to the servicer by us or the trustee after such failure is discovered by a responsible officer of the servicer; and

·                  events of bankruptcy, insolvency, receivership or liquidation of the servicer.

Rights Upon a Servicer Default

In the event of a servicer default that remains unremedied, the trustee may, or upon the instruction of the holders of bonds evidencing a majority in principal amount of then outstanding bonds, the trustee will, subject to the terms of the intercreditor agreement, by written notice given to the servicer, terminate all the rights and obligations of the servicer under the servicing agreement, other than the servicer’s indemnity obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed. After the termination, the trustee may and, upon the instruction of the holders of bonds evidencing a majority in principal amount of then outstanding bonds, the trustee will appoint a successor servicer with our prior written consent (not to be unreasonably withheld) who will, subject to the terms and provisions of the intercreditor agreement, succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement, provide prompt written notice to us and the rating agencies and be entitled to similar compensation arrangements.

In addition, when a servicer defaults by failing to remit securitization charges to the collection account as required by the servicing agreement, the MPSC or a court of appropriate jurisdiction, upon the application of the trustee or another interested party, shall order the sequestration and payment to bondholders of all revenues arising with respect to the securitization property. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than an appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the trustee or the bondholders from effecting a transfer of servicing. Please read “Risk Factors—Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer” and “How a Bankruptcy May Affect Your Investment” in this prospectus.

If, within 30 days after the delivery of the termination notice, a new servicer shall not have been appointed, the trustee may appoint, or petition the MPSC or a court of competent jurisdiction for the appointment of, a successor servicer that satisfies the rating agency condition, is permitted under the MPSC’s regulations and enters into a new agreement with us with substantially the same provisions. In no event will the trustee be liable for its appointment of a successor servicer. The trustee may make arrangements for compensation to be paid to the successor servicer.

Waiver of Past Defaults

Holders of bonds evidencing a majority in principal amount of the then outstanding bonds, on behalf of all bondholders, may direct the trustee to waive in writing any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required deposits to the collection account under the servicing agreement. The servicing agreement provides that no waiver will impair the bondholders’ rights relating to subsequent defaults. Promptly after executing such a waiver, the servicer will furnish a copy of such waiver to each rating agency.

Successor Servicer

If for any reason a third party assumes the role of the servicer under the servicing agreement, the servicing agreement will require the servicer to cooperate with us, the trustee and the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement. The servicing agreement will provide that the servicer will be liable for the reasonable costs and expenses incurred in transferring the securitization property records to the successor servicer and amending the servicing agreement to reflect such succession if such transfer is the result of a servicer default. In all other cases such costs and expenses will be paid by the party incurring them.

Amendment

The servicing agreement may be amended in writing by the servicer and us, if a copy of the amendment is provided by us to each rating agency and if the rating agency condition has been satisfied, with the prior written consent of the trustee; provided, that such amendment may not adversely affect the interest of any bondholder in any material respect without the consent of the bondholders of a majority of the outstanding principal amount of bonds.

Intercreditor Agreement

Consumers Energy currently has an accounts receivable sale arrangement under which it sells substantially all of its accounts receivable on a revolving basis (other than the securitization charges in respect of the 2001-1 securitization bonds and the securitization charges, which are entitlements of the 2001-1 securitization bond issuer and ours, respectively, and not the servicer, and all of which are excluded from this arrangement). In addition, Consumers Energy has sold certain securitization property (which is separate from the securitization property described in this prospectus and the prospectus supplement) to the 2001-1 securitization bond issuer. Under the intercreditor agreement to be entered into at the time of issuance of the bonds among Consumers Energy, the issuing entity, the trustee, the parties to Consumers Energy’s accounts receivable sale program, the 2001-1 securitization bond issuer and the trustee for the 2001-1 securitization bonds, (i) the securitization charges are excluded from the assets sold under the accounts receivable sale program and the securitization property of the 2001-1 securitization bond issuer and (ii) replacement of the servicer would require the agreement of the trustee, the trustee for the 2001-1 securitization bonds and the administrative agent under the accounts receivable sale program. In the sale agreement, Consumers Energy has covenanted that it will not enter into any future sale of charges owing by covered electric customers to affiliates for the purpose of issuing bonds backed by such charges without causing the parties to such issuance to become party to an intercreditor agreement. Please refer to “Risk Factors — Servicing Risks — If we need to replace Consumers Energy as the servicer, we may experience difficulties finding and using a replacement servicer”.

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT

Challenge to True Sale Treatment

Consumers Energy will represent and warrant that the transfer of the securitization property in accordance with the sale agreement constitutes a true and valid sale and assignment of that securitization property by Consumers Energy to us. It will be a condition of closing for the sale of the securitization property pursuant to the sale agreement that Consumers Energy will take the appropriate actions under Act 142 to perfect this sale. Act 142 provides that a transfer of securitization property by an electric utility to an assignee that the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, signifies that the transaction is a true sale and is not a secured transaction and that title, legal and equitable, has passed to the entity to which the securitization property is transferred. We and Consumers Energy will treat such a transaction as a sale under applicable law. However, we expect that bonds will be reflected as debt on Consumers Energy’s consolidated financial statements. In addition, we anticipate that the bonds will be treated as debt of Consumers Energy for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences”. In the event of a bankruptcy of a party to a sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the securitization property to us pursuant to that sale agreement was a financing transaction and not a true sale under applicable creditors’ rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of Consumers Energy and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the bonds.

In that regard, we note that the bankruptcy court in In re LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001), issued an interim order that observed that a debtor, LTV Steel Company, Inc., which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable, may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate. . . . sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.

LTV Steel Company, Inc. and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted true sales. The court did not otherwise overrule its earlier ruling. The LTV Steel Company, Inc. memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.

Even if creditors did not challenge the sale of securitization property as a true sale, a bankruptcy filing by Consumers Energy could trigger a bankruptcy filing by us with similar negative consequences for bondholders. In a more recent bankruptcy case, In re General Growth Properties, Inc., 409 B.R. 43, 54 (Bankr. S.D.N.Y. 2009), General Growth Properties, Inc. filed for bankruptcy together with many of its direct and indirect subsidiaries, including many subsidiaries that were organized as special purpose vehicles. The Southern District of New York bankruptcy court upheld the validity of the filings of these special purpose subsidiaries and allowed the subsidiaries, over the objections of their creditors, to use the lenders’ cash collateral to make loans to the parent for general corporate purposes. The creditors received adequate protection in the form of current interest payments and replacement liens to mitigate any diminution in value resulting from the use of the cash collateral, but the opinion serves as a reminder that bankruptcy courts may subordinate legal rights of creditors to the interests of helping debtors reorganize.

We and Consumers Energy have attempted to mitigate the impact of a possible recharacterization of a sale of securitization property as a financing transaction under applicable creditors’ rights principles. The sale agreement will provide that if the transfer of the applicable securitization property is thereafter recharacterized by a court as a financing transaction and not a true sale, the transfer by Consumers Energy will be deemed to have granted to us on behalf of ourselves and the trustee a first priority security interest in all of Consumers Energy’s right, title and interest in and to the securitization property and all proceeds thereof. In addition, the sale agreement will require the filing of a financing statement describing the securitization property and the proceeds thereof as collateral in accordance with Act 142. As a result of this filing, we would, in the event of a recharacterization, be a secured creditor of Consumers Energy and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a Consumers Energy bankruptcy. Further, if, for any reason, a proper financing statement is not filed under Act 142 or we fail to otherwise perfect our interest in the securitization property, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of Consumers Energy.

Act 142 provides that securitization property shall constitute an account as that term is defined under the Michigan Uniform Commercial Code. Act 142 further provides that, notwithstanding the provisions of the Michigan Uniform Commercial Code, the law of the State of Michigan shall govern the perfection and the effect of perfection and priority of any security interest in the securitization property, and that Act 142 shall control in any conflict between Act 142 and any other law of the State of Michigan regarding the attachment and perfection and the effect of perfection and priority of any security interest in securitization property. In addition, under Act 142, a valid and enforceable lien and security interest in securitization property may be created only by a financing order and the execution and delivery of a security agreement with a financing party in connection with the issuance of securitization bonds. The lien and security interest shall attach automatically from the time that value is received for the bonds and shall be a continuously perfected lien and security interest in the securitization property, and all proceeds of the property, whether accrued or not, shall have priority in the order of filing when a financing statement has been filed with respect to the security interest in accordance with the Michigan Uniform Commercial Code and take precedence over any subsequent judicial and other lien creditor. In addition to the rights and remedies provided by Act 142, all rights and remedies with respect to a security interest provided by the Michigan Uniform Commercial Code shall apply to the securitization property. Transfer of an interest in securitization property to an assignee shall be perfected against all third parties, including subsequent judicial and other lien creditors, when a financing statement has been filed with respect to the transfer in accordance with the Michigan Uniform Commercial Code. The priority of a lien and security interest under Act 142 is not impaired by any later modification of the financing order or by the commingling of funds arising from securitization charges with other funds, and any other security interest that may apply to those funds shall be terminated when they are transferred to a segregated account for the assignee or a financing party. If securitization property has been transferred to an assignee, any proceeds of that property shall be held in trust for the assignee. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a Consumers Energy bankruptcy. Further, if, for any reason, a properly filed financing statement related to the securitization property is not filed with the Michigan Department of State or we fail to otherwise perfect our interest in the securitization property sold pursuant to the sale agreement, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of Consumers Energy.

Consolidation of the Issuing Entity and Consumers Energy

If Consumers Energy were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of Consumers Energy and us. We and Consumers Energy have taken steps to attempt to minimize this risk. Please read “Consumers 2014 Securitization Funding LLC, The Issuing Entity” in this prospectus. However, no assurance can be given that if Consumers Energy were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of Consumers Energy. Substantive consolidation would result in payment of the claims of the beneficial owners of the bonds to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

Status of Securitization Property as Present Property

Consumers Energy will represent in the sale agreement that the securitization property sold pursuant to such sale agreement constitutes a present property right on the date that it is first transferred to us in connection with the issuance of securitization bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of Consumers Energy, a court would not rule that the applicable securitization property comes into existence only as covered electric customers use electricity.

If a court were to accept the argument that the applicable securitization property comes into existence only as covered electric customers use electricity, no assurance can be given that a security interest in favor of the bondholders would attach to the securitization charges in respect of electricity consumed after the commencement of the bankruptcy case or that the securitization property has been sold to us. If it were determined that the securitization property had not been sold to us, and the security interest in favor of the bondholders did not attach to the applicable securitization charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would have an unsecured claim against Consumers Energy. If so, there would be delays and/or reductions in payments on the bonds. Whether or not a court determined that securitization property had been sold to us pursuant to a sale agreement, no assurances can be given that a court would not rule that any securitization charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to us or the trustee.

In addition, in the event of a bankruptcy of Consumers Energy, a party in interest in the bankruptcy could assert that we should pay, or that we should be charged for, a portion of Consumers Energy’s costs associated with the distribution of the electricity, consumption of which gave rise to the securitization charge receipts used to make payments on the bonds.

Regardless of whether Consumers Energy is the debtor in a bankruptcy case, if a court were to accept the argument that securitization property sold pursuant to the sale agreement comes into existence only as covered electric customers use electricity, a tax or government lien or other nonconsensual lien on property of Consumers Energy arising before that securitization property came into existence could have priority over our interest in that securitization property. Adjustments to the securitization charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

Estimation of Claims; Challenges to Indemnity Claims

If Consumers Energy were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the trustee against Consumers Energy as seller under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the trustee have against Consumers Energy. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against Consumers Energy based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving Consumers Energy.

Enforcement of Rights by the Trustee

Upon an event of default under the indenture, the trustee may enforce the security interest in the securitization property sold pursuant to the sale agreement in accordance with the terms of the indenture. In this capacity, the trustee or the MPSC is permitted to request that a Michigan court order the sequestration and payment to bondholders of all revenues arising with respect to the securitization property. There can be no assurance, however, that a judge would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the Bankruptcy Code. In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the MPSC or a district court judge and an order requiring an accounting and segregation of the revenues arising from the securitization property sold pursuant to the sale agreement. There can be no assurance that a court would grant either order.

Bankruptcy of the Servicer

The servicer is entitled to commingle the securitization charges that it receives with its own funds until each date on which the servicer is required to remit funds to the trustee as specified in the servicing agreement. Act 142 provides that the priority of a lien and security interest created under Act 142 is not impaired by the commingling of funds arising from securitization charges with other funds. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the securitization charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer’s bankruptcy estate, rather than our property. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled securitization charges held as of that date and could not recover the commingled securitization charges held as of the date of the bankruptcy.

However, if the court were to rule on the ownership of the commingled securitization charges, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled securitization charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled securitization charges are our property or are property of the servicer, including resolution of any tracing of proceeds issues.

The servicing agreement will provide that the trustee, as our assignee, together with the other persons and entities specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. The servicing agreement will also provide that the trustee, together with the other persons and entities specified therein, may petition the MPSC or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that Consumers Energy as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the bonds. Except as specifically provided below with respect to non-U.S. holders (as defined below), this discussion does not address the tax consequences to persons or entities other than initial purchasers who are U.S. holders (as defined below) that hold their bonds as capital assets within the meaning of section 1221 of the Internal Revenue Code, and it does not address all of the tax consequences relevant to investors that are subject to special treatment under the U.S. federal income tax laws (such as financial institutions, life insurance companies, retirement plans, regulated investment companies, persons or entities that hold bonds as part of a straddle, a hedge or a conversion transaction, persons or entities that have a functional currency other than the United States dollar, investors in pass-through entities and tax-exempt organizations). This summary also does not address the consequences to holders of the bonds under state, local or foreign tax laws. However, by acquiring a bond, a bondholder agrees to treat the bond as debt of Consumers Energy to the extent consistent with applicable state, local and other tax law unless otherwise required by appropriate taxing authorities.

This summary is based on current provisions of the Internal Revenue Code, the Treasury regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS and interpretations thereof. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

U.S. Holder and Non-U.S. Holder Defined

A U.S. holder means a beneficial owner of a bond that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if (A) a court in the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. A non-U.S. holder means a beneficial owner of a bond that is not a U.S. holder but does not include (x) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (y) a former citizen of the United States or (z) a former resident of the United States.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a bond, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences applicable to them. Similarly, former citizens and former residents of the United States are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences that may be applicable to them.

ALL PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

Taxation of the Issuing Entity and Characterization of the Securitization Bonds

It is the opinion of Pillsbury Winthrop Shaw Pittman LLP, as special tax counsel to us and Consumers Energy, that, for U.S. federal income tax purposes, (i) we will not be treated as a taxable entity separate and apart from Consumers Energy and (ii) the bonds will be treated as debt of Consumers Energy. By acquiring a bond, a beneficial owner agrees to treat the bond as debt of Consumers Energy for U.S. federal income tax purposes. This opinion is based on certain representations made by us and Consumers Energy and on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the bonds.

Tax Consequences to U.S. Holders

Interest

Interest income on the bonds, payable at a fixed rate, will be includible in income by a U.S. holder when it is received, in the case of a U.S. holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. holder using the accrual method of tax accounting. We expect that the bonds will not be issued with original issue discount. If the bonds are issued with original issue discount, the prospectus supplement will address the material tax consequences of purchasing and holding bonds with original issue discount.

Sale, Exchange or Retirement

On a sale, exchange or retirement of a bond, a U.S. holder will generally have taxable gain or loss equal to the difference between the amount received by the U.S. holder and the U.S. holder’s tax basis in the bond. A U.S. holder’s tax basis in a bond is generally the U.S. holder’s cost, subject to adjustments such as reductions in basis for principal payments received previously. Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the bond was held for more than one year at the time of disposition. Long-term capital gains of non-corporate U.S. holders may be eligible for reduced rates of taxation. The deductibility of capital losses by both corporate and non-corporate U.S. holders is subject to limitations. If a U.S. holder sells the bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the bond but that has not yet been paid by the sale date. To the extent that amount has not already been included in the U.S. holder’s income, it will be treated as ordinary interest income and not as capital gain.

Medicare Tax

A 3.8% Medicare tax will, in general, be imposed on a portion or all of the net investment income of certain U.S. holders who are individuals with a modified adjusted gross income of over $200,000 (or $250,000 in the case of joint filers or $125,000 in the case of married individuals filing separate returns) and on the undistributed net investment income of certain estates and trusts. For these purposes, net investment income generally will include interest (including interest paid with respect to a bond), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange or other taxable disposition of a bond) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. Holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership or disposition of a bond.

Tax Consequences to Non-U.S. Holders

Payments of Interest

Subject to the discussion of backup withholding and FATCA below, the 30% U.S. federal withholding tax will not be applied to any payment of interest on a bond to a non-U.S. holder provided that:

·                  interest paid on the bond is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

·                  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our (or Consumers Energy’s) stock that are entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code;

·                  the non-U.S. holder is not a controlled foreign corporation that is related to us or Consumers Energy (actually or constructively through stock ownership); and

·                  the non-U.S. holder provides its name and address and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable form) or the non-U.S. holder holds the bonds through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury regulations promulgated under the Internal Revenue Code.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the bonds is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and includible in the non-U.S. holder’s gross income for the taxable year. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the bonds is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then, although the non-U.S. holder will be exempt from the 30% withholding tax, provided the certification requirements discussed above are satisfied, the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in generally the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower rate under an applicable income tax treaty).

Sale, Exchange or Retirement

Subject to the discussions of backup withholding and FATCA below, a non-U.S. holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of bonds, unless:

·                  the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met; or

·                  the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States).

Except to the extent that an applicable income tax treaty otherwise provides, generally a non-U.S. holder will be taxed in the same manner as a U.S. holder with respect to gain that is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business. A corporate non-U.S. holder may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on any effectively connected gain on the bonds. A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year and meets certain other conditions will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the bonds) exceed capital losses allocable to U.S. sources. To claim the benefit of an applicable income tax treaty, a non-U.S. holder may be required to file an income tax return and disclose its position under the Treasury regulations concerning treaty-based return positions.

Information Reporting and Backup Withholding

Information reporting will generally apply to reportable payments, including payments of interest and principal on a bond, to U.S. holders that are not exempt recipients (such as individuals). In addition, backup withholding will apply if the U.S. holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect taxpayer identification number, (iii) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the taxpayer identification number furnished is the correct number and that the holder is not subject to backup withholding. A U.S. holder that does not provide its correct taxpayer identification number also may be subject to penalties imposed by the IRS.

Generally, if you are a non-U.S. holder, we or our agent must report annually to you and to the IRS the amount of any payments of interest to you, your name and address, and the amount of tax withheld, if any. Copies of the information returns reporting those interest payments and amounts withheld may be available to the tax authorities in the country in which you reside under the provisions of any applicable income tax treaty or exchange of information agreement.

If you provide the applicable IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or other applicable form, together with all appropriate attachments, signed under penalties of perjury, identifying yourself and stating that you are not a U.S. person, you generally will not be subject to U.S. backup withholding with respect to interest payments (provided that neither we nor an applicable paying agent knows or has reason to know that you are a U.S. person or that the conditions of any other exemptions are not in fact satisfied).

Under current Treasury regulations, payments on the sale, exchange or other taxable disposition of a bond made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless you either certify your status as a non-U.S. holder under penalties of perjury on the applicable IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or other applicable form (as described above) or otherwise establish an exemption. The payment of the proceeds on the disposition of a bond by you to or through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. However, the payment of proceeds on the disposition of a bond to or through a non-U.S. office of a U.S. broker, or (i) a controlled foreign corporation for U.S. federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for a specified three-year period is derived from activities that are effectively connected with the conduct of a U.S. trade or business, (iii) a foreign partnership with certain connections to the United States or (iv) a U.S. branch of a foreign bank or insurance company, generally will be subject to information reporting (but not backup withholding) unless you certify your status as a non-U.S. holder under penalties of perjury or otherwise establish an exemption, or unless the broker has certain documentary evidence in its files as to your foreign status and has no actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemptions are not in fact satisfied.

The current backup withholding rate is 28%. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s U.S. federal income tax provided the required information is timely furnished to the IRS.

FATCA

Legislation enacted in March 2010 and related Treasury guidance (commonly referred to as FATCA) will, when applicable, impose U.S. federal withholding tax at a rate of 30% on certain payments on, and the gross proceeds from the sale or other disposition of, obligations that produce U.S. source income to certain foreign entities. In the case of payments made to a foreign financial institution as defined under FATCA (including, among other entities, an investment fund), as a beneficial owner or as an intermediary, the tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with an agreement with the U.S. government or (ii) complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction, in either case to, among other things, collect and provide to U.S. or other relevant tax authorities certain information regarding U.S. account holders of such institution. In the case of payments made to a foreign entity that is not a foreign financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such foreign entity provides the withholding agent with a certification that it does not have any substantial U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its substantial U.S. owners. Subject to a grandfathering provision, the withholding tax will apply to U.S. source interest paid after June 30, 2014, and to gross proceeds, including the return of principal, from the sale, exchange or retirement of an obligation that produces U.S. source interest made after December 31, 2016. In general, under the grandfathering provision, the withholding tax will not apply to obligations that are issued prior to July 1, 2014 unless they are significantly modified on or after that date. Thus, the withholding tax should not apply to the bonds unless the bonds are either issued or are significantly modified (i.e. modified in such a way that they are considered to be re-issued for U.S. federal income tax purposes) on or after July 1, 2014. In that case, the 30% withholding tax would apply to interest payments and gross proceeds payments with respect to the bonds as described above, subject to certain transition rules announced in IRS Notice 2014-33 relating to “preexisting obligations”. U.S. holders that own their interests in a bond through foreign entities and intermediaries, and non-U.S. holders are encouraged to consult their tax advisor regarding FATCA.

ERISA CONSIDERATIONS

General

ERISA and the Internal Revenue Code impose certain requirements on plans subject to ERISA and/or Section 4975 of the Internal Revenue Code and on persons or entities that are fiduciaries with respect to such plans. For purposes of this discussion, plans include employee benefit plans and other plans and arrangements that provide retirement income, including individual retirement accounts and annuities and Keogh plans, as well as some collective investment funds and insurance company general or separate accounts or other entities that may be deemed to hold the assets of those plans, accounts or arrangements. A fiduciary of a plan is any person or entity that in connection with the assets of the plan:

·                  exercises discretionary authority or control over the management or disposition of plan assets; or

·                  provides investment advice for a fee.

Some plans, such as governmental plans, and certain church plans, and the fiduciaries of those plans, may not be subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction rules of ERISA or Section 4975 of the Internal Revenue Code. Accordingly, assets of these plans may be invested in the bonds without regard to the ERISA considerations described below, but any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code. In addition, such plans may be subject to the provisions of other similar federal, state or local laws. Accordingly, any fiduciary of such plans must determine whether purchasing the bonds is permitted under any applicable similar federal, state or local laws.

ERISA imposes certain general fiduciary requirements on plan fiduciaries, including:

·                  investment prudence and diversification; and

·                  the investment of the assets of the plan in accordance with the documents governing the plan.

ERISA and the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a plan and persons or entities that have certain specified relationships to the plan, referred to as parties in interest or disqualified persons, unless a statutory or administrative exemption is available. For purposes of this discussion, parties in interest include parties in interest under ERISA and disqualified persons under the Internal Revenue Code. The types of transactions between a plan and a party in interest that are prohibited include:

·                  sales, exchanges or leases of property;

·                  loans or other extensions of credit; and

·                  the furnishing of goods or services.

Certain persons or entities that participate in a prohibited transaction may be subject to an excise tax under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons or entities involved in the prohibited transaction may have to cancel the transaction and pay an amount to the plan for any losses realized by the plan or profits realized by these persons or entities. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

Regulation of Assets Included in a Plan

A fiduciary’s investment of the assets of a plan in the bonds may cause our assets to be deemed assets of the plan. Section 2510.3-101 of the regulations of the United States Department of Labor, as modified by Section 3(42) of ERISA, known as the plan asset regulations, provides that the assets of an entity will be deemed to be assets of a plan that purchases an interest in the entity if the interest that is purchased by the plan is an equity interest, equity participation by benefit plan investors is significant and none of the other exceptions contained in Section 2510.3-101 of the regulations applies. An equity interest is defined in Section 2510.3-101 of the regulations as an interest in an entity other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. Although there is no authority directly on point and unless otherwise stated in the prospectus supplement, it is anticipated that the bonds will be treated as indebtedness under local law without any substantial equity features for purposes of the plan asset regulations.

If the bonds were deemed to be equity interests in us and none of the exceptions contained in Section 2510.3-101 of the regulations were applicable, then our assets would be considered to be assets of any plans that purchase the bonds. The extent to which the bonds are owned by benefit plan investors (as defined in the plan asset regulations) will not be monitored. If our assets were deemed to constitute plan assets pursuant to the plan asset regulations, transactions we might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA and/or Section 4975 of the Internal Revenue Code.

In addition, the acquisition or holding of the bonds by or on behalf of a plan could give rise to a prohibited transaction if we or the trustee, Consumers Energy, any other servicer, CMS Energy, any underwriter or certain of their affiliates has, or acquires, a relationship to the investing plan. Each purchaser and holder of a bond will be deemed to have represented and warranted by virtue of its acquisition and holding of a bond that either (i) it is not and is not acting on behalf of, or using assets of, (a) a plan that is subject to ERISA or Section 4975 of the Internal Revenue Code or (b) an entity that holds or is deemed to hold the assets of such plan or (ii) its purchase and holding of the bond will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code.

Before purchasing any bonds by or on behalf of, or with assets of, a plan, you should consider whether the purchase and holding of bonds might result in a prohibited transaction under ERISA or the Internal Revenue Code and, if so, whether any prohibited transaction exemption might apply to the purchase and holding of the bonds.

Prohibited Transaction Exemptions

If you are a fiduciary of a plan or any other person or entity proposing to purchase the bonds on behalf of or using assets of a plan, before purchasing any bonds, you should consider the availability of one of the United States Department of Labor’s prohibited transaction class exemptions, referred to as PTCEs, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, which include:

·                  PTCE 75-1, which exempts certain transactions between a plan and certain broker-dealers, reporting dealers and banks;

·                  PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a qualified professional asset manager;

·                  PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

·                  PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

·                  PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

·                  PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an in-house asset manager; and

·                  the statutory service provider exemption provided under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code, which exempts certain transactions between plans and certain parties in interest that are not fiduciaries with respect to the transaction.

We cannot provide any assurance that any of these class exemptions or statutory exemptions will apply with respect to any particular investment in the bonds by, on behalf of or using assets of a plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. Even if one of these class exemptions or statutory exemptions were deemed to apply, bonds may not be purchased with assets of any plan if we or the trustee, Consumers Energy, any other servicer, CMS Energy, any underwriter or any of their affiliates:

·                  has investment discretion over the assets of the plan used to purchase the bonds;

·                  has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to purchase the bonds, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan; or

·                  unless PTCE 90-1 or PTCE 91-38 applied to the purchase and holding of the bonds, is an employer maintaining or contributing to the plan.

Consultation with Counsel

If you are a fiduciary of a plan or any other person or entity that proposes to purchase the bonds on behalf of, or with assets of, a plan, you should consult with your legal counsel as to the potential applicability of the plan asset regulations, the general fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of ERISA and the Internal Revenue Code to any such investment and the availability of any prohibited transaction exemption in connection with any investment and/or the applicability of any similar federal, state or local laws.

PLAN OF DISTRIBUTION

We may sell the bonds to or through the underwriters named in the prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters or another underwriting arrangement specified in the prospectus supplement. We may also offer or place the bonds either directly or through agents. We intend that bonds will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the bonds may be made through a combination of these methods.

The distribution of the bonds may be effected in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

In connection with the sale of the bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell bonds to dealers at prices less a concession. Underwriters may allow, and the dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the bonds may be deemed to be underwriters, and any discounts or commissions received by them from the issuing entity and any profit on the resale of the bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. We will identify any of these underwriters or agents, and describe any compensation we give them, in the prospectus supplement.

RATINGS FOR THE SECURITIZATION BONDS

We expect that the bonds will receive credit ratings from two NRSROs. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each rating should be evaluated independently of any other rating. No person or entity is obligated to maintain the rating on any bonds and, accordingly, we can give no assurance that the ratings assigned to any tranche of the bonds upon initial issuance will not be lowered or withdrawn by an NRSRO at any time thereafter. If a rating of any tranche of bonds is lowered or withdrawn, the liquidity of this tranche of the bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the bonds other than the payment in full of each tranche of the bonds by the final maturity date or tranche final maturity date, as well as the timely payment of interest.

Under Rule 17g-5 under the Exchange Act, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the issuance date in respect of the bonds. As a result, an NRSRO other than the hired NRSROs may issue unsolicited ratings on the bonds, which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs. The unsolicited ratings may be issued prior to, or after, the issuance date in respect of the bonds. Issuance of any unsolicited rating will not affect the issuance of the bonds. Issuance of an unsolicited rating lower than the ratings assigned by the hired NRSRO on the bonds might adversely affect the value of the bonds and, for regulated entities, could affect the status of the bonds as a legal investment or the capital treatment of the bonds. Investors in the bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO.

A portion of the fees paid by Consumers Energy to an NRSRO that is hired to assign a rating on the bonds is contingent upon the issuance of the bonds. In addition to the fees paid by Consumers Energy to an NRSRO at closing, Consumers Energy will pay a fee to the NRSRO for ongoing surveillance for so long as the bonds are outstanding. However, no NRSRO is under any obligation to continue to monitor or provide a rating on the bonds.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we and Consumers Energy have filed with the SEC relating to the bonds. This prospectus and each prospectus supplement describe the material terms of some of the documents we have filed or will file as exhibits to the registration statement. However, this prospectus and each prospectus supplement do not contain all of the information contained in the registration statement and the exhibits. Any statements contained in this prospectus or the prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete. Each statement concerning those provisions is qualified in its entirety by reference to the respective exhibit. Information filed with the SEC can be inspected at the SEC’s Internet site located at http://www.sec.gov. You may also read and copy the registration statement, the exhibits and any other documents we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning us at the following address:

Consumers 2014 Securitization Funding LLC

One Energy Plaza

Jackson, Michigan 49201

(517) 788-1030

Our SEC Securities Act file number is 333-195654 and 333-195654-01.

We or Consumers Energy as sponsor will also file with the SEC all of the periodic and current reports we or the sponsor are required to file under the Exchange Act and the rules, regulations or orders of the SEC thereunder; however, neither we nor Consumers Energy as sponsor intend to file any such reports relating to the bonds following completion of the reporting period required by Regulation 15D under the Exchange Act, unless required by law. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. For a more detailed description of the information to be included in these periodic and current reports, please read “Description of the Securitization Bonds—Website Disclosure”.

The SEC allows us to incorporate by reference into this prospectus information we or the sponsor file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in a prospectus supplement or information that we or the sponsor file subsequently that is incorporated by reference into this prospectus. We are incorporating into this prospectus any future filings that we or Consumers Energy, solely in its capacity as our sponsor, make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the bonds is completed. These reports will be filed under our own name as issuing entity. Any statement contained in this prospectus, in a prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or a prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and a prospectus supplement to the extent that a statement contained in this prospectus, a prospectus supplement or in any separately filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or a prospectus supplement.

LEGAL MATTERS

Certain legal matters relating to the bonds, including certain U.S. federal income tax matters, will be passed on by Pillsbury Winthrop Shaw Pittman LLP, counsel to Consumers Energy and us. Certain other legal matters relating to the bonds will be passed on by Miller Canfield Paddock and Stone, P.L.C., Michigan counsel to Consumers Energy and us, by Richards, Layton & Finger, P.A., special Delaware counsel to us, and by Hunton & Williams LLP, counsel to the underwriters. Pillsbury Winthrop Shaw Pittman LLP has acted and is expected to act as counsel to the underwriters of other securities issued by Consumers Energy and CMS Energy from time to time. Hunton & Williams LLP has acted and is expected to act as counsel to Consumers Energy from time to time.

GLOSSARY OF DEFINED TERMS

Set forth below is a list of the defined terms used in this prospectus that, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement:

2001-1 securitization bond issuer means Consumers Funding LLC, a wholly-owned subsidiary of Consumers Energy.

2001-1 securitization bonds means the Securitization Bonds, Series 2001-1, issued by the 2001-1 securitization bond issuer.

Act 142 means the laws of the State of Michigan adopted in June 2000 enacted as 2000 PA 142, as amended.

Affiliate wheeling means a person’s use of direct access service where an electric utility delivers electricity generated at a person’s industrial site to that person or that person’s affiliate at a location, or general aggregated locations, within the State of Michigan that was either one of the following: (i) for at least 90 days during the period from January 1, 1996 to October 1, 1999, supplied by self-service power, but only to the extent of the capacity reserved or load served by self-service power during the period; or (ii) capable of being supplied by a person’s cogeneration capacity within the State of Michigan that has had since January 1, 1996 a rated capacity of 15 megawatts or less, was placed in service before December 31, 1975 and has been in continuous service since that date. The term affiliate for purposes of this definition means a person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another specified entity, where control means, whether through an ownership, beneficial, contractual or equitable interest, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity or the ownership of at least 7% of an entity either directly or indirectly.

Bankruptcy Code means Title 11 of the United States Code, as amended.

Basic documents means the administration agreement, the sale agreement, the bill of sale, the certificate of formation of the issuing entity, the limited liability company agreement of the issuing entity, the servicing agreement, the indenture, the series supplement, the intercreditor agreement, the letter of representations executed by the issuing entity in favor of DTC, the underwriting agreement and all other documents and certificates delivered in connection therewith.

Bondholder means a registered holder of the securitization bonds.

Bonds means the Senior Secured Securitization Bonds, Series 2014A of the issuing entity issued pursuant to this prospectus.

Business day means any day other than a Saturday, a Sunday or a day on which banking institutions in Detroit, Michigan, Jackson, Michigan, New York, New York or Cincinnati, Ohio are, or DTC or the office of the trustee is, authorized or obligated by law, regulation or executive order to remain closed.

Capital subaccount means the subaccount of the collection account into which the required capital level will be deposited on the issuance date.

Clearstream means Clearstream Banking, société anonyme.

CMS Energy means CMS Energy Corporation.

Collateral means all of our right, title and interest (whether owned on the issuance date or thereafter acquired or arising) in and to the following property in which we, as assignee of the seller, will grant the trustee a security interest: (i) the securitization property created under and pursuant to the financing order and Act 142, and transferred by the seller to us pursuant to the sale agreement (including, to the fullest extent permitted by law, the right to impose, collect and receive securitization charges, the right to obtain periodic adjustments to those charges, and all revenue, collections, payments, money and proceeds arising out of the rights and interests created under the financing order); (ii) all securitization charges related to the securitization property; (iii) the sale agreement and the bill of sale executed in connection therewith and all property and interests in property transferred under the sale agreement and the bill of sale with respect to the securitization property and the securitization bonds; (iv) the servicing agreement, the administration agreement, the intercreditor agreement and any subservicing, agency, administration or collection agreements executed in connection therewith, to the extent related to the foregoing securitization property and the securitization bonds; (v) the collection account, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto; (vi) all rights to compel the servicer to file for and obtain true-up adjustments to the securitization charges in accordance with Act 142 and the financing order; (vii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute securitization property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property; (viii) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing; and (ix) all payments on or under and all proceeds in respect of any or all of the foregoing. The collateral does not include (x) cash that has been released pursuant to the terms of the indenture; and (y) amounts deposited with us on the issuance date, for payment of costs of issuance with respect to the bonds (together with any interest earnings thereon).

Collection account means the segregated trust account for the bonds designated the collection account and held pursuant to the indenture, including all subaccounts thereof.

Consumers Energy means Consumers Energy Company.

Covered electric customer means all existing and future retail electric distribution customers of Consumers Energy or its successors, except for (i) current choice customers, (ii) customers to the extent they obtain or use self-service power or (iii) customers to the extent engaged in affiliate wheeling.

Covenant defeasance option has the meaning specified under “Description of the Securitization Bonds—Our Legal and Covenant Defeasance Options” in this prospectus.

Current choice customers means customers taking ROA service from Consumers Energy as of December 6, 2013 to the extent that those ROA customers remain, without transition to bundled service, on Consumers Energy’s retail choice program.

Customer means a Michigan electric distribution customer of an electric utility such as Consumers Energy.

Depositor means Consumers Energy in its role as depositor.

Direct participants means DTC’s participants.

DTC means The Depository Trust Company or any successor thereto.

DTCC means The Depository Trust & Clearing Corporation.

Eligible institution means: (i) the corporate trust department of the trustee, so long as any of the securities of the trustee has a credit rating from each rating agency in one of its generic rating categories that signifies investment grade; or (ii) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank) (A) that has either (1) a long-term issuer rating of AA- or higher by S&P and A2 or higher by Moody’s or (2) a short-term issuer rating of A-1+ or higher by S&P and P-1 or higher by Moody’s or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and (B) whose deposits are insured by the Federal Deposit Insurance Corporation. If so qualified under clause (ii) above, the trustee may be considered an eligible institution for clause (i) above.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Euroclear means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Euroclear terms and conditions means, collectively, the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law.

Event of default has the meaning specified under “Description of the Securitization Bonds—Events of Default; Rights Upon Event of Default” in this prospectus.

Excess funds subaccount means that subaccount of the collection account into which funds collected by the servicer in excess of amounts necessary to make the payments specified on a given payment date are allocated.

Exchange Act means the Securities Exchange Act of 1934, as amended.

FATCA means the legislation enacted in March 2010 and related Treasury guidance that, when applicable, imposes U.S. federal withholding tax at a rate of 30% on certain payments on, and the gross proceeds from the sale or other disposition of, obligations that produce U.S. source income to certain foreign entities.

Financing order means, unless the context indicates otherwise, the financing order issued by the MPSC to Consumers Energy on December 6, 2013, Case No. U-17473, authorizing the creation of the securitization property. Consumers Energy unconditionally accepted all conditions and limitations requested by such order in a letter dated January 24, 2014 from Consumers Energy to the MPSC.

Financing party means a holder of securitization bonds, including trustees, collateral agents and other persons acting for the benefit of the holder.

General subaccount means the subaccount of the collection account into which the servicer will deposit all securitization charge collections.

GWh means gigawatt-hour.

Hired NRSROs means the NRSROs hired by the sponsor.

Holder means a registered holder of the securitization bonds.

Indenture means the indenture to be entered into between the issuing entity and the trustee, providing for the issuance of bonds, as the same may be amended and supplemented from time to time.

Indirect participants means entities other than direct participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, to which access to the DTC system is available.

Initial servicer means Consumers Energy in its role as initial servicer.

Intercreditor agreement means the intercreditor agreement to be entered into upon or prior to the issuance of the bonds among the issuing entity, the trustee, the servicer, the parties to Consumers Energy’s accounts receivable sale program, the 2001-1 securitization bond issuer and the trustee for the 2001-1 securitization bonds, and any subsequent such agreement.

Internal Revenue Code means the Internal Revenue Code of 1986, as amended.

IRS means the Internal Revenue Service.

Issuing entity means Consumers 2014 Securitization Funding LLC.

kWh means kilowatt-hour.

Legal defeasance option has the meaning specified under “Description of the Securitization Bonds—Our Legal and Covenant Defeasance Options” in this prospectus.

Moody’s means Moody’s Investors Service, Inc. or any successor in interest.

MPSC means the Michigan Public Service Commission.

Nonbypassable means that the payment of securitization charges must be paid by a covered electric customer, regardless of the identity of the covered electric customer’s electric generation supplier.

Non-U.S. holder means a beneficial owner of a bond that is not a U.S. holder but does not include (x) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (y) a former citizen of the United States or (z) a former resident of the United States.

NRSRO means a nationally recognized statistical rating organization.

Ongoing other qualified costs means the qualified costs arising from time to time from the issuance of securitization bonds that will be payable from securitization charge collections on an ongoing basis over the transaction’s life, and includes, among other things, servicing fees, trustee fees, legal fees, administrative fees, rating agency and related fees (i.e. website provider fees), independent manager fees, SEC reporting expenses, auditor expenses relating to the securitization bonds and other operating expenses incurred by, or on behalf of, the issuing entity; provided, however, that ongoing other qualified costs do not include the issuing entity’s costs of issuance of the securitization bonds and Consumers Energy’s costs of retiring existing debt and equity securities.

Parties in interest means parties in interest under ERISA and disqualified persons under the Internal Revenue Code.

Payment date means the date or dates to be specified in the prospectus supplement on which interest and principal are to be payable on the bonds.

Plan asset regulations means Section 2510.3-101 of the regulations of the United States Department of Labor, as modified by Section 3(42) of ERISA.

Plans include employee benefit plans and other plans and arrangements that provide retirement income, including individual retirement accounts and annuities and Keogh plans, as well as some collective investment funds and insurance company general or separate accounts or other entities that may be deemed to hold the assets of those plans, accounts or arrangements.

PTCE means a prohibited transaction class exemption of the United States Department of Labor.

Qualified costs means the qualified costs allowed to be recovered by Consumers Energy under the financing order.

Rating agencies means Moody’s and S&P.

Rating agency condition means, with respect to any action, at least ten business days’ prior written notification to each rating agency of such action, and written confirmation from each of S&P and Moody’s to the servicer, the trustee and us that such action will not result in a suspension, reduction or withdrawal of the then current rating by such rating agency of any tranche of the bonds issued by us; provided, that, if within such ten business day period, any rating agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such rating agency is reviewing and considering the notification, then (i) we shall be required to confirm that such rating agency has received the rating agency condition request, and if it has, promptly request the related rating agency condition confirmation and (ii) if the rating agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five business days following such second request, the applicable rating agency condition requirement shall not be deemed to apply to such rating agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a rating agency’s right to review or consent).

Record date means the date or dates to be specified in the prospectus supplement with respect to each payment date on which it is determined the person or entity in whose name each bond is registered will be paid on the respective payment date.

Required capital level means the amount of capital required to be funded in the capital subaccount, which will equal 0.5% of the initial principal amount of the bonds issued by us unless otherwise specified in the prospectus supplement.

ROA means retail open access.

S&P means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor in interest.

Sale agreement means the securitization property purchase and sale agreement to be entered into between the issuing entity and Consumers Energy, pursuant to which Consumers Energy sells and the issuing entity buys the securitization property.

SEC means the Securities and Exchange Commission.

Securitization bonds means the Senior Secured Securitization Bonds, Series 2014A of the issuing entity issued pursuant to this prospectus.

Securitization charges means nonbypassable amounts to be charged for the use or availability of electric services, approved by the MPSC under the financing order to fully recover qualified costs, that shall be collected by Consumers Energy, its successors, an assignee or other collection agents as provided for in the financing order.

Securitization property means the rights and interests of Consumers Energy, or its successor, under the financing order, including without limitation all of the following: (i) the right to impose, collect and receive securitization charges in an amount necessary to provide the full recovery of all qualified costs; (ii) the right under the financing order to obtain periodic adjustments of securitization charges under Section 10k(3) of Act 142; and (iii) all revenue, collections, payments, money and proceeds arising out of the rights and interests described under Section 10(j) of Act 142 and the financing order.

Securitization rate class means one of the four separate rate classes to whom securitization charges are allocated for ratemaking purpose in accordance with the financing order.

Self-service power means (i) electricity generated and consumed at an industrial site or contiguous industrial site or single commercial establishment or single residence without the use of an electric utility’s transmission and distribution system or (ii) electricity generated primarily by the use of by-product fuels, including waste water solids, which electricity is consumed as part of a contiguous facility, with the use of an electric utility’s transmission and distribution system, but only if the point or points of receipt of the power within the facility are not greater than three miles distant from the point of generation. A site or facility with load existing on the effective date of Act 142 that is divided by an inland body of water or by a public highway, road or street but that otherwise meets this definition meets the contiguous requirement of this definition regardless of whether self-service power was being generated on the effective date of Act 142. A commercial or industrial facility or single residence that meets the requirements of clause (i) above or clause (ii) above meets this definition whether or not the generation facility is owned by an entity different from the owner of the commercial or industrial site or single residence.

Seller means Consumers Energy in its role as seller.

Series supplement means the indenture supplement to the indenture that authorizes the issuance of the bonds.

Service territory means, with regard to Consumers Energy, the service area in the State of Michigan of Consumers Energy or its successors within which Consumers Energy may recover qualified costs through nonbypassable securitization charges assessed on covered electric customers within that area.

Servicer means Consumers Energy, acting as the servicer, and any successor servicer, which will service the securitization property under a servicing agreement with the issuing entity.

Servicing agreement means the securitization property servicing agreement to be entered into between the issuing entity and Consumers Energy, as the same may be amended and supplemented from time to time, pursuant to which Consumers Energy undertakes to service the securitization property.

Special payment date has the meaning specified under “Description of the Securitization Bonds—Payments on the Securitization Bonds” in this prospectus.

Sponsor means Consumers Energy in its role as sponsor.

True-up adjustment means an adjustment to the securitization charges pursuant to the true-up mechanism.

True-up mechanism means the mechanism required by Act 142 and authorized by the financing order whereby the servicer will apply to the MPSC for adjustments to the applicable securitization charges based on actual collected securitization charges and updated assumptions by the servicer as to future collections of securitization charges.

Trustee means the trustee for the bonds to be specified in the prospectus supplement.

Trust Indenture Act means the Trust Indenture Act of 1939, as amended.

Unsolicited ratings means ratings on the bonds issued by an NRSRO other than a hired NRSRO.

Us means the issuing entity.

U.S. holder means a beneficial owner of a bond that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if (A) a court in the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person.

We means the issuing entity.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the registrants in connection with the issuance and distribution of the securities being registered by this prospectus and accompanying prospectus supplement, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$50,180.48
Printing and engraving expenses	25,000.00
Trustee fees and expenses	20,000.00
Legal fees and expenses	2,500,000.00
Accounting fees and expenses	200,000.00
Rating agencies’ fees and expenses	400,000.00
Blue sky fees and expenses	20,000.00
Miscellaneous fees and expenses	150,000.00
Total	$3,365,180.48

Item 15. Indemnification of Directors and Officers

CONSUMERS 2014 SECURITIZATION FUNDING LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in the limited liability company agreement of a limited liability company, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Under our limited liability company agreement as will be in effect on the date of issuance of the securities being registered by this prospectus and accompanying prospectus supplement, we will indemnify our managers to the fullest extent permitted by law against any liability incurred with respect to their services as managers under our limited liability company agreement, except for liabilities arising from their own fraud, gross negligence or willful misconduct.

CONSUMERS ENERGY COMPANY

The following resolution was adopted by Consumers Energy Company’s board of directors on January 27, 2011:

RESOLVED: That, effective January 27, 2011, the Company shall indemnify to the full extent permitted by law every person (including the estate, heirs and legal representatives of such person in the event of the decease, incompetency, insolvency or bankruptcy of such person) who is or was a director, officer or employee of the Company, or is or was serving at the documented request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all liability, costs, expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement, incurred by or imposed upon the person in connection with or resulting from any claim or any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, investigative or of whatever nature, arising from the person’s service or capacity as, or by reason of the fact that the person is or was, a director, officer or employee of the Company or is or was serving at the documented request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such right of indemnification shall not be deemed exclusive of any other rights to which the person may be entitled under statute, bylaw, agreement, vote of shareholders or otherwise.

Article XIII, Section 1 of Consumers Energy Company’s Amended and Restated Bylaws provides:

The Company may purchase and maintain liability insurance, to the full extent permitted by law, on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity.

Article V of Consumers Energy Company’s Restated Articles of Incorporation provides:

A director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty as a director except (i) for a breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(1) of the Michigan Business Corporation Act, and (iv) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article V, and no modification to its provisions by law, shall apply to, or have any effect upon, the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

Article VI of Consumers Energy Company’s Restated Articles of Incorporation provides:

Each director and each officer of the Company shall be indemnified by the Company to the fullest extent permitted by law against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Company. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or hereafter existing statute, any other provision of these Articles, bylaw, agreement, vote of shareholders or otherwise. If the Business Corporation Act of the State of Michigan is amended after approval by the shareholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Michigan, as so amended. Any repeal or modification of this Article VI by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Sections 561 through 571 of the Michigan Business Corporation Act provide Consumers Energy Company with the power to indemnify directors, officers, employees and agents against certain expenses and payments, and to purchase and maintain insurance on behalf of directors, officers, employees and agents.

Officers and directors are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of Consumers Energy Company or of Consumers Energy Company’s subsidiaries, and Consumers Energy Company’s officers and directors are indemnified against such losses by reason of their being or having been directors or officers of another corporation, partnership, joint venture, trust or other enterprise at Consumers Energy Company’s request. In addition, Consumers Energy Company has indemnified each of its present directors by contracts that contain affirmative provisions essentially similar to those in Sections 561 through 571 of the Michigan Business Corporation Act cited above.

The above is a general summary of certain provisions of Consumers Energy Company’s Restated Articles of Incorporation and Amended and Restated Bylaws and the Michigan Business Corporation Act and is subject in all respects to the specific and detailed provisions of the Consumers Energy Company’s Restated Articles of Incorporation and Amended and Restated Bylaws and the Michigan Business Corporation Act.

The underwriting agreement (which is being filed as Exhibit 1.1) provides for indemnification by the underwriters of the registrants, their directors and officers, and by the registrants of the underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, and affords certain rights of contribution with respect to those liabilities.

Item 16. Exhibits and Financial Statements

(a)           All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement
3.1	Certificate of Formation of Consumers 2014 Securitization Funding LLC*
3.2	Form of Amended and Restated Limited Liability Company Agreement of Consumers 2014 Securitization Funding LLC
4.1	Form of Indenture between Consumers 2014 Securitization Funding LLC and the Trustee (including forms of the Senior Secured Securitization Bonds, Series 2014A).
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP with respect to legality.
8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP with respect to federal tax matters.
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included as part of its opinions filed as Exhibit 5.1 and Exhibit 8.1)
24.1	Powers of Attorney of Consumers Energy Company*
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon
99.1	Form of Securitization Property Servicing Agreement
99.2	Form of Securitization Property Purchase and Sale Agreement
99.3	Form of Administration Agreement
99.4	Financing Order*
99.5	Form of Opinion of Pillsbury Winthrop Shaw Pittman LLP with respect to constitutional matters
99.6	Form of Opinion of Miller Canfield Paddock and Stone, P.L.C. with respect to constitutional matters

* Filed on May 2, 2014.

Item 17. Undertakings

(a)           As to Rule 415:

Each undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of this registration statement; and provided further, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is provided pursuant to Item 1100(c) of Regulation AB.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are relying on Rule 430B:

(i)                                     each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)                                  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That for purposes of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each registrant undertakes that in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  any free writing prospectus relating to the offering prepared by or on behalf of the registrants or used or referred to by the registrants;

(iii)                               the portion of any other free writing prospectus relating to the offering containing material information about the registrants or the securities provided by or on behalf of the registrants; and

(iv)                              any other communication that is an offer in the offering made by the registrants to the purchaser.

(b)                                 As to qualification of trust indentures:

The registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)                                  As to documents subsequently filed that are incorporated by reference:

The registrants hereby undertake that, for purposes of determining any liability under the Securities Act each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)                                 As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 15 above, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)                                  As to incorporating by reference subsequent Exchange Act documents by third parties:

The registrants hereby undertake that, for purposes of determining any liability under the Securities Act each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in this registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all the requirements for filing on Form S-3 and have duly caused this Amendment No. 1 to registration statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Michigan, on June 10, 2014.

CONSUMERS ENERGY COMPANY
(Registrant)

By	/s/ Thomas J. Webb
Name: Thomas J. Webb
Title: Executive Vice President and Chief Financial Officer

CONSUMERS 2014 SECURITIZATION FUNDING LLC
(Registrant)

By	/s/ Thomas J. Webb
Name: Thomas J. Webb
Title: Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

CONSUMERS ENERGY COMPANY

Name and Signature	Title	Date

/s/ John Russell	President, Chief Executive Officer (Principal	June 10, 2014
John G. Russell	Executive Officer) and Director

/s/ Thomas J. Webb	Executive Vice President and Chief Financial	June 10, 2014
Thomas J. Webb	Officer (Principal Financial Officer)

/s/ Glenn P. Barba	Vice President, Controller and Chief	June 10, 2014
Glenn P. Barba	Accounting Officer (Principal Accounting
Officer)

A Majority of the Directors:

/s/ *	Chairman of the Board of Directors	June 10, 2014
David W. Joos

/s/ *	Director	June 10, 2014
Jon E. Barfield

/s/ *	Director	June 10, 2014
Kurt L. Darrow

/s/ *	Director	June 10, 2014
Stephen E. Ewing

Name and Signature	Title	Date

/s/ *	Director	June 10, 2014
Richard M. Gabrys

/s/ *	Director	June 10, 2014
William D. Harvey

/s/ *	Director	June 10, 2014
Philip R. Lochner, Jr.

/s/ *	Director	June 10, 2014
Michael T. Monahan

/s/ *	Director	June 10, 2014
Kenneth L. Way

/s/ *	Director	June 10, 2014
Laura H. Wright

/s/ *	Director	June 10, 2014
John B. Yasinsky

*By:	/s/ Thomas J. Webb
Name: Thomas J. Webb
Title: Attorney-in-fact

CONSUMERS 2014 SECURITIZATION FUNDING LLC

Name and Signature	Title	Date

/s/ DV Rao	President, Chief Executive Officer, Chief	June 10, 2014
Venkat Dhenuvakonda Rao	Financial Officer and Treasurer (Principal
Executive and Financial Officer)

/s/ Glenn P. Barba	Vice President and Controller (Principal	June 10, 2014
Glenn P. Barba	Accounting Officer)

A Majority of the Managers:

/s/ Melissa M. Gleespen	Manager	June 10, 2014
Melissa M. Gleespen

/s/ Catherine M. Reynolds	Manager	June 10, 2014
Catherine M. Reynolds

/s/ Thomas J. Webb	Manager	June 10, 2014
Thomas J. Webb

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement
3.1	Certificate of Formation of Consumers 2014 Securitization Funding LLC*
3.2	Form of Amended and Restated Limited Liability Company Agreement of Consumers 2014 Securitization Funding LLC
4.1	Form of Indenture between Consumers 2014 Securitization Funding LLC and the Trustee (including forms of the Senior Secured Securitization Bonds, Series 2014A).
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP with respect to legality.
8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP with respect to federal tax matters.
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included as part of its opinions filed as Exhibit 5.1 and Exhibit 8.1)
24.1	Powers of Attorney of Consumers Energy Company*
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon
99.1	Form of Securitization Property Servicing Agreement
99.2	Form of Securitization Property Purchase and Sale Agreement
99.3	Form of Administration Agreement
99.4	Financing Order*
99.5	Form of Opinion of Pillsbury Winthrop Shaw Pittman LLP with respect to constitutional matters
99.6	Form of Opinion of Miller Canfield Paddock and Stone, P.L.C. with respect to constitutional matters

* Filed on May 2, 2014.